As filed with the Securities and Exchange Commission on April 15, 1998

                              Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       NEW ENGLAND COMMUNITY BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                     0-14550
            (Primary Standard Industrial Classification Code Number)

                                   06-1116165
                     (I.R.S. Employer Identification Number)

                                176 Broad Street
                                  P.O. Box 130
                           Windsor, Connecticut 06095
                               Tel. (860) 610-3600

 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                David A. Lentini
                                176 Broad Street
                                  P.O. Box 130
                           Windsor, Connecticut 06095
                               Tel. (860) 683-4601

 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                      With copies of all communications to:

                                William H. Cuddy
                               Day, Berry & Howard
                                   CityPlace I
                        Hartford, Connecticut 06103-3499
                            Telephone (860) 275-0217

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

                         Calculation of Registration Fee
======================================================================================================================
Title of each class of securities                      Proposed           Proposed
        to be registered            Amount to be   maximum offering  maximum aggregate  Amount of registration fee (1)
                                     registered     price per unit     offering price
----------------------------------------------------------------------------------------------------------------------
     Common Stock, par value
         $.10 per share            700,000 shares         (1)               (1)                     $1,396
======================================================================================================================

      (1) In the Merger described in the Proxy Statement-Prospectus included herein, each share of Olde Port Bank & Trust Company Common Stock, less certain exceptions described therein, shall be converted into and exchangeable for shares of New England Community Bancorp, Inc. Common Stock. No market exists for the Olde Port Bank & Trust Company Common Stock. Pursuant to Rule 457(f)(2), the registration fee of $1,396 has been calculated on the basis of the aggregate book value of such shares of Olde Port Bank & Trust Company Common Stock as at the latest practicable date, which was $4,726,062 on December 31, 1997.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       NEW ENGLAND COMMUNITY BANCORP, INC.

                              Cross Reference Sheet

      Pursuant to Item 501 of Regulation S-K, the following table sets forth the location in the Prospectus of the information required by Part I of Form S-4.

              Items on Form S-4                      Location in Prospectus
              -----------------                      ----------------------

A.    INFORMATION ABOUT THE TRANSACTION

1.    Forepart of Registration Statement and      Facing Page; Cross Reference
      Outside Front Cover Page of Prospectus      Sheet; Front Cover Page of
                                                  Proxy Statement-Prospectus

2.    Inside Front and Outside Back Cover         Inside Front Cover Page of
                                                  Proxy Statement-Prospectus;
                                                  Available Information;
                                                  Incorporation of Certain
                                                  Documents by Reference; Table
                                                  of Contents

3.    Risk Factors; Ratio of Earnings to          Incorporation of Certain
      Fixed Charges and Other Information         Documents by Reference;
                                                  Summary; Comparative Per Share
                                                  Data; Selected Consolidated
                                                  Financial Data of NECB:
                                                  Selected Financial Data of
                                                  Olde Port; The Special
                                                  Meeting; The Merger Agreement;
                                                  Security Ownership of Certain
                                                  Beneficial Owners and
                                                  Management of Olde Port

4.    Terms of the Transaction                    Summary; The Merger; The
                                                  Merger Agreement; Description
                                                  of NECB's Capital Stock;
                                                  Comparison of the Rights of
                                                  Shareholders

5.    Pro Forma Financial Information             Index to Financial Statements

6.    Material Contracts with the Company         The Merger Agreement
      Being Acquired

7.    Additional Information Required for         Not Applicable
      Reoffering by Persons and Parties
      Deemed to be Underwriters

8.    Interests of Named Experts and Counsel      Legal Matters; Experts

9.    Disclosure of Commission Position on        Not Applicable
      Indemnification for Securities Act
      Liabilities

B.    INFORMATION ABOUT THE REGISTRANT

10.   Information with Respect to S-3             Summary; Incorporation of
      Registrants                                 Certain Documents by
                                                  Reference; Comparative Per
                                                  Share Data; Description of
                                                  NECB's Capital Stock;
                                                  Comparison of the Rights of
                                                  Shareholders

11.   Incorporation of Certain Information        Incorporation of Certain
      by Reference                                Documents by Reference

12.   Information with Respect to S-2 or          Not Applicable
      S-3 Registrants

13.   Incorporation of Certain Information        Not Applicable
      by Reference

14.   Information with Respect to Registrants     Not Applicable
      Other Than S-3 or S-2 Registrants

C.    INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.   Information with Respect to S-3             Not Applicable
      Companies

16.   Information with Respect to S-2 or S-3      Not Applicable
      Companies

17.   Information with Respect to Companies       Summary; Comparative Per Share
      Other Than S-3 or S-2 Companies             Data; Selected FinancialData
                                                  of Olde Port; The Merger;
                                                  Information Regarding Olde
                                                  Port; Management's Discussion
                                                  and Analysis of Financial
                                                  Condition and Results of
                                                  Operations of Olde Port;
                                                  Security Ownership of Certain
                                                  Beneficial Owners and
                                                  Management of Olde Port; Index
                                                  to Financial Statements

18.   Information if Proxies, Consents or         Summary; The Special Meeting;
      Authorizations are to be Solicited          The Merger Agreement; Security
                                                  Ownership of Certain
                                                  Beneficial Owners and
                                                  Management of Olde Port;
                                                  Management Compensation and
                                                  Transactions

19.   Information if Proxies, Consents or         Not Applicable
      Authorizations are Not to be Solicited
      in an Exchange Offer

                         OLDE PORT BANK & TRUST COMPANY

                              501 Islington Street
                              Portsmouth, NH 03802

                                 (603) 436-8800

                           ____________________, 1998

Dear Shareholder:

      You are cordially invited to attend a Special Meeting of Shareholders of Olde Port Bank & Trust Company ("Olde Port") at _________, Eastern Time on June ________, 1998 at the executive offices of Olde Port, 501 Islington Street, Portsmouth, NH 03802 (the "Special Meeting"). This is a very important meeting regarding your investment in Olde Port.

      If the Merger Agreement is approved, a newly formed subsidiary bank of NECB will be merged with and into Olde Port (the "Merger"), with Olde Port as the surviving bank, and each outstanding share of Olde Port Common Stock (except as otherwise provided in the Merger Agreement) will be converted into the right to receive shares of common stock of NECB, and cash in lieu of fractional shares, having a value of $200.00 as determined pursuant to the Merger Agreement.

      The Board of Directors of Olde Port believes the Merger is in the best interest of the Shareholders of Olde Port and unanimously recommends that you vote in favor of the Merger Agreement and the Merger.

      Enclosed is a Notice of Special Meeting of Shareholders, a Proxy Statement-Prospectus containing a discussion of the Merger Agreement and the Merger, and a Proxy Card. Please complete, sign and date the enclosed Proxy Card and return it as soon as possible in the envelope provided.

      It is very important that your shares be represented at the Special Meeting. Failure to return a properly executed proxy card or to vote at the Special Meeting will have the same effect as a vote against the Merger Agreement. Accordingly, even if you plan to be present at the Special Meeting, you are requested to complete, date, sign and return the proxy card in the enclosed postage-paid envelope as soon as possible. If you decide to attend the Special Meeting, you may vote your shares in person whether or not you have previously submitted a proxy.

      On behalf of the Board, thank you for your attention to this important matter.

                                            Very truly yours,

                                            Michael E. Kenslea, President
                                            and Chief Executive Officer

                         OLDE PORT BANK & TRUST COMPANY
                              501 Islington Street
                              Portsmouth, NH 03802
                                 (603) 436-8800

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held on June ___, 1998

      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Olde Port Bank & Trust Company ("Olde Port") will be held at the principal offices of Olde Port, 501 Islington Street, Portsmouth, New Hampshire for the following purpose:

      1. To consider and vote upon a proposal to approve and adopt a Plan and Agreement of Merger, dated as of February 10, 1998 (the "Merger Agreement"), by and between New England Community Bancorp, Inc. ("NECB") and Olde Port which provides, among other things, for (i) the creation of a New Hampshire chartered Interim Bank ("NECB Interim Bank"); (ii) the merger of NECB Interim Bank with and into Olde Port (the "Merger"); and (iii) the conversion of each share of Olde Port Common Stock into Merger consideration consisting of that number of shares of NECB Common Stock and cash in lieu of fractional shares equal to $200.00 in value subject to adjustment as provided in the Merger Agreement.

      2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

      Pursuant to the By-laws of Olde Port, the Board of Directors has fixed the close of business on _______ ___, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of Olde Port Common Stock on the record date will be entitled to notice of, and to vote at, the Special Meeting or any adjournment or adjournments thereof.

      Holders of Olde Port Common Stock have the right to dissent from the Merger and to obtain payment for their shares by complying with New Hampshire Revised Statutes Sections 388:13 and 293-A:13.01 et seq. A copy of Sections 388:13 and 293-A:13.01 et seq. is attached as Appendix E to the accompanying Proxy Statement-Prospectus.

                                      By Order of the Board of Directors,

Portsmouth, New Hampshire
____________, 1998

                                      Secretary

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offers to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   Subject To Completion Dated April 15, 1998

                       NEW ENGLAND COMMUNITY BANCORP, INC.

                                   PROSPECTUS
          For 700,000 shares of Common Stock, par value $.10 per share

                         OLDE PORT BANK & TRUST COMPANY

                                 PROXY STATEMENT
        For Special Meeting of Shareholders to be Held on June ___, 1998

      This Proxy Statement-Prospectus is being furnished to the shareholders of Olde Port Bank & Trust Company ("Olde Port"), in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of Shareholders of Olde Port (the "Special Meeting") to be held on June __, 1998 at the principal offices of Olde Port, 501 Islington Street, Portsmouth, New Hampshire, and at any adjournments or postponements thereof.

      At the Special Meeting, the shareholders of Olde Port will consider and vote upon a proposal to approve the Plan and Agreement of Merger, dated as of February 10, 1998 (the "Merger Agreement"), by and between Olde Port, and New England Community Bancorp, Inc., a Delaware corporation ("NECB" or the "Company"), and the related Bank Merger Agreement (the Merger Agreement and the Bank Merger Agreement are collectively referred to herein as the "Agreements"). The Agreements provide, among other things, for the acquisition of all outstanding shares of common stock, par value $1.00 per share, of Olde Port (the "Olde Port Common Stock") by NECB in a merger transaction whereby at the Effective Time (as hereinafter defined) NECB Interim Bank, an interim bank to be formed under New Hampshire law by NECB, will merge with and into Olde Port (the "Merger") with Olde Port as the surviving bank (the "Resulting Bank"). At the Effective Time, each share of Olde Port Common Stock issued and outstanding immediately prior to the Effective Time (except for (i) shares held by Olde Port as treasury shares, (ii) shares owned by any direct or indirect subsidiary of Olde Port, (iii) shares held by the Company or any subsidiary of the Company other than in a fiduciary or trust capacity for the benefit of third parties, and (iv) shares as to which dissenters' rights have been perfected) will without any action on the part of the holder thereof, be converted into and exchangeable for Merger consideration ("Per Share Merger Consideration") consisting of that number of shares of Company Common Stock, and cash in lieu of fractional shares, equal to $200.00 in value, the final exchange ratio (the "Exchange Ratio") to be determined (subject to adjustment to reflect any subsequent stock dividend, stock split or other change in the shares of the Company Common Stock prior to the Effective Time) by dividing $200.00 by the average closing price of Company Common Stock supplied by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") and reported in THE WALL STREET JOURNAL as of the end of the ten (10) consecutive trading-day period ending on the date on which the last of the regulatory approvals required for the consummation of the Merger occurs (the "Average Closing Price").

      Olde Port may terminate the Merger Agreement if the Olde Port Board so determines if the Average Closing Price of the NECB Common Stock is greater than $30.00 per share. If Olde Port elects to terminate the Merger Agreement, it is required to give prompt written notice to NECB. During the seven-day period following receipt of the notice, NECB may increase the consideration to be received by holders of Olde Port Common Stock by reducing the Average Closing Price for purposes of the Exchange Ratio to equal $30.00. If NECB elects to increase the Exchange Ratio, the Merger Agreement will not terminate. Also, NECB may terminate the Merger Agreement if the NECB Board so determines if the Average Closing Price of the NECB Common Stock is less than $20.00 per share. If NECB elects to terminate the Merger Agreement, it is required to give prompt written notice to Olde Port. During the seven-day period following receipt of the notice, Olde Port may reduce the consideration to be received by holders of Olde Port Common Stock by increasing the Average Closing Price for purposes of the Exchange Ratio to equal $20.00. If Olde Port elects to reduce the Exchange Ratio, the Merger Agreement will not terminate. For a description of the Merger Agreement, which is included in its entirety as Appendix A to this Proxy Statement-Prospectus, see "THE MERGER." It is expected that approximately 13.5% of the then outstanding shares of NECB Common Stock will be issued in the Merger.

      Dissenters' Rights: Pursuant to New Hampshire Revised Statute Annotated ("NHRSA") Section 388:13, which Section incorporates Sections 293-A:13.01 et seq. of the New Hampshire Business Corporation Act ("NHBCA"), holders of Olde Port Common Stock who (i) file with NECB prior to the vote on the Merger at the Special Meeting a written notice of intention to demand payment for their shares if the Merger is effected and (ii) do not vote in favor of the Merger will be entitled to be paid the fair value of their shares as agreed upon with NECB or its successor, or, if the fair value remains unsettled, as determined by a New Hampshire court, provided that the Merger is consummated and such shareholders properly comply with certain statutory procedures. Fair value of dissenting stock means the value immediately before the Effective Time, excluding any change in value in anticipation of the Merger if such exclusion is not inequitable (which amount may be more, less or the same as the Per Share Merger Consideration). The written notice required to be delivered to NECB by a dissenting shareholder is in addition to and separate from any proxy or vote against the Merger. The further procedures which must be followed in connection with the exercise of dissenters' rights by dissenting shareholders are described under "THE MERGER AGREEMENT - Dissenters' Rights," and in NHRSA Sections 388:13 and 293-A 13:01 et seq. of the NHBCA, copies of which are attached as APPENDIX E to this Proxy Statement-Prospectus. Failure to take any step in connection with the exercise of such rights may result in termination or waiver thereof.

      This Proxy Statement-Prospectus also constitutes a prospectus of NECB in respect of the shares of NECB Common Stock to be issued in the Merger. NECB Common Stock is not insured by the Federal Deposit Insurance Corporation, Bank Insurance Fund or any other government agency, nor is such stock guaranteed by any bank or bank holding company.

      The outstanding shares of NECB Common Stock are traded over the counter on the Nasdaq National Market System (the "Nasdaq NM") under the symbol "NECB."

      This Proxy Statement-Prospectus and the accompanying proxy materials are first being mailed to shareholders of Olde Port on or about May ___, 1998.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED. THE SHARES OF NECB COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                   ----------

           The date of this Proxy Statement-Prospectus is __________.

                              AVAILABLE INFORMATION

      NECB is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by NECB with the Commission can be inspected and copied at public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a Web site that contains reports, proxy statements and other information. The address of the site is http://www.sec.gov. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by NECB can be inspected at the offices of the National Association of Securities Dealers Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      Olde Port has 209 shareholders. Therefore, it is not subject to the information requirements of the Exchange Act. However, reports, proxy statements and other information compiled by Olde Port may be inspected and copied at Olde Port's offices at 501 Islington Street, Portsmouth, New Hampshire. Copies of such information may be ordered by telephone request by calling (603) 436-8800.

      NECB has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereof, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of NECB Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto. Such additional information may be inspected and copied as set forth above. Statements contained in this Proxy Statement-Prospectus or in any document incorporated by reference in this Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

      This Proxy Statement-Prospectus incorporates documents of NECB by reference which are not presented herein or delivered herewith. These documents are available without charge upon request to: New England Community Bancorp, Inc., P.O. Box 130, 176 Broad Street, Windsor, Connecticut 06095, Attention:
Virginia B. Springer (telephone number (860) 610-4602). In order to ensure timely delivery of such documents, any request should be made by _____ ___, 1998.

      No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Proxy Statement-Prospectus in connection with the Merger and offering covered by this Proxy Statement-Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by NECB or Olde Port. This Proxy Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the NECB Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Proxy Statement-Prospectus nor any issuance of securities made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Proxy Statement-Prospectus or in the affairs of NECB or Olde Port since the date hereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by NECB with the Commission (NECB File No. 0-14550) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are hereby incorporated by reference into this Proxy Statement-Prospectus:

            NECB's Annual Report on Form 10-K for the year ended December 31, 1997; and

            NECB's Proxy Statement for its 1998 Annual Meeting of Shareholders.

      All documents filed by NECB pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting also shall be deemed to be incorporated by reference into this Proxy Statement-Prospectus.

      Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Proxy Statement-Prospectus to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Proxy Statement-Prospectus or any supplement thereto.

                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----

SUMMARY  ..................................................................... 1
         Parties to the Merger................................................ 1
         The Special Meeting.................................................. 2
         Vote Required and Record Date........................................ 2
         Reasons for the Merger; Recommendation of Board of
          Directors; Opinion of Financial Advisor............................. 2
         NECB Reasons for the Merger ......................................... 2
         Effective Time....................................................... 2
         Interests of Certain Persons in the Merger;
          Shareholders' Agreements............................................ 3
         The Stock Option Agreement .......................................... 3
         Conditions; Regulatory Approvals..................................... 3
         Fees and Expenses under Certain Circumstances........................ 4
         Anticipated Accounting Treatment..................................... 4
         Federal Income Tax Consequences ..................................... 4
         Certain Differences in Shareholders' Rights.......................... 4
         Dissenters' Rights................................................... 4
         Markets and Market Prices............................................ 5
         Capital Ratios....................................................... 6

COMPARATIVE PER SHARE DATA.................................................... 7

SELECTED CONSOLIDATED FINANCIAL DATA OF NECB.................................. 8

SELECTED FINANCIAL DATA OF OLDE PORT.......................................... 9

THE SPECIAL MEETING.......................................................... 10
         General  ........................................................... 10
         Record Date; Vote Required.......................................... 10
         Revocation of Proxies............................................... 10

THE MERGER................................................................... 11
         Background of the Merger............................................ 11
         Recommendation of the Board of Olde Port and Olde
          Port Reasons for the Merger........................................ 11
         Opinion of Financial Advisor........................................ 12

THE MERGER AGREEMENT......................................................... 16
         General  ........................................................... 16
         Effective Time...................................................... 16
         Effect of the Merger................................................ 17
         Shareholders' Agreements............................................ 17
         The Stock Option Agreement.......................................... 17
         Procedures for Exchange of Certificates............................. 18
         Conditions to Consummation of the Merger............................ 18
         Regulatory Approvals Required for the Merger........................ 20
         Conduct of Business Pending the Merger.............................. 21
         Amendment and Termination........................................... 24
         Employee Matters.................................................... 25
         Interests of Certain Persons in the Merger.......................... 25
         Fees and Expenses Under Certain Circumstances....................... 25
         Anticipated Accounting Treatment.................................... 26
         Resales of NECB Common Stock Received in the Merger................. 26
         Trading Market for NECB Common Stock................................ 26
         Federal Income Tax Consequences..................................... 26
         Dissenters' Rights.................................................. 28

INFORMATION REGARDING OLDE PORT.............................................. 30
         Business ........................................................... 30
         Properties.......................................................... 30
         Legal Proceedings................................................... 30
         Director Compensation .............................................. 30

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF OLDE PORT................... 31
         OVERVIEW ........................................................... 31

         INCOME STATEMENT ANALYSIS........................................... 31
                  Net Interest Income........................................ 31
                  Rate/Volume Analysis....................................... 33
                  Noninterest Income......................................... 34
                  Noninterest Expense........................................ 34
                  Income Taxes............................................... 34

         BALANCE SHEET ANALYSIS.............................................. 34
                  Loans...................................................... 34
                  Nonperforming Assets....................................... 35
                  Provision and Allowance for Loan Losses.................... 36
                  Investments................................................ 37
                  Deposits................................................... 39
                  Short Term Borrowings...................................... 39
                  Quantitative And Qualitative Disclosure
                   About Market Risk......................................... 39
                  Liquidity Risk............................................. 41
                  Interest Rate Sensitivity.................................. 42
                  Capital.................................................... 43

         RECENT ACCOUNTING PRONOUNCEMENTS.................................... 43
         THE YEAR 2000 PROBLEM............................................... 44
         1995 COMPARISON .................................................... 44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF OLDE PORT...................................................... 45

DIRECTOR COMPENSATION AND MANAGEMENT TRANSACTIONS............................ 47
         Director Compensation............................................... 47
         Employment Agreements............................................... 47
         Indebtedness of Management and Others  ............................. 47

DESCRIPTION OF NECB'S CAPITAL STOCK.......................................... 47
         NECB Common Stock .................................................. 47
         Preferred Stock..................................................... 48
         Absence of Cumulative Voting   ..................................... 48
         Market for NECB Common Stock and Related
          Security Holder Matters............................................ 49
         Market for the Olde Port Common Stock............................... 49

COMPARISON OF THE RIGHTS OF SHAREHOLDERS..................................... 49
         Authorized Capital Stock............................................ 49
         Issuance of Capital Stock........................................... 50
         Voting Rights....................................................... 50
         Dividends and Other Distributions................................... 50
         Size of Board of Directors.......................................... 51
         Director Vacancies and Removal of Directors......................... 51
         Annual Meetings of Shareholders..................................... 51
         Shareholder Action Without a Meeting ............................... 51
         Amendment of Governing Instruments.................................. 51

         Merger, Consolidation and Sale of Assets............................ 52
         Appraisal Rights.................................................... 53
         Dissolution......................................................... 53
         Limitation of Director Liability.................................... 53
         Indemnification of Directors and Officers........................... 53

LEGAL MATTERS................................................................ 54

EXPERTS  .................................................................... 54

OTHER MATTERS................................................................ 54

INDEX TO FINANCIAL STATEMENTS................................................ 55

Plan and Agreement of Merger......................................... Appendix A
Bank Merger Agreement................................................ Appendix B
Stock Option Agreement............................................... Appendix C
Fairness Opinion of HAS Associates, Inc.............................. Appendix D
Dissenters' Rights................................................... Appendix E

                                     SUMMARY

      The following is a brief summary of certain information contained elsewhere in the Proxy Statement-Prospectus and in the documents incorporated herein by reference. Reference is made to, and this summary is qualified in all respects by, the more detailed information appearing elsewhere in this Proxy Statement-Prospectus, the Appendices hereto and the documents incorporated by reference herein.

Parties to the Merger

      NECB. NECB, formerly known as Olde Windsor Bancorp, Inc., is a multi-bank bank holding company registered under the Bank Holding Company Act of 1956, as amended. NECB was organized under the laws of Delaware in 1984 and directly owns three banking subsidiaries, New England Bank & Trust Company ("NEBT"), The Equity Bank ("EQBK") and Community Bank ("CMBK") (together the "Subsidiaries"), all Connecticut-chartered commercial banks. The deposits of the Subsidiaries are insured by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the Federal Deposit Insurance Act.

      Through the Subsidiaries, NECB provides a wide range of commercial and consumer banking services through a branch network located in north central Connecticut. NEBT's branch offices are located in the towns of East Windsor, Ellington, Enfield, Manchester (2), Somers, Suffield, West Hartford and Windsor
(2). EQBK's office is located in Wethersfield, Connecticut and serves the surrounding communities. CMBK has offices in Bristol and Plymouth, Connecticut.

      NECB has built its community banking network through both internal growth and acquisitions. In 1985, NECB was formed by the shareholders of Windsor Bank and Trust Company ("Windsor Bank") a Connecticut-chartered bank and trust company. NECB subsequently acquired all of the capital stock and became the sole shareholder of Windsor Bank. In 1986, NECB acquired a second bank subsidiary, NEBT. In 1988, the two subsidiaries were combined retaining the NEBT name. In 1995, NECB created a second banking subsidiary when it acquired all of the outstanding common stock of EQBK, which was founded in 1987. In July, 1996 and August, 1997, respectively, NECB acquired all of the outstanding common stock of Manchester State Bank ("MSB") and First Bank of West Hartford ("FBWH"), both of which were merged with and into NEBT. On December 31, 1997, NECB acquired CMBK. The acquisitions of EQBK, MSB and CMBK were accounted for as purchases and, as such, prior year comparative data included in this Proxy Statement-Prospectus has not been revised to include information about any of these entities. Conversely, the acquisition of FBWH was accounted for as a "pooling of interests" and, therefore, all comparative prior periods have been restated as if the acquisition of FBWH had been in effect for all periods presented.

      In addition, on March 19, 1998, the Boards of Directors of NECB and Bank of South Windsor ("BSW"), a Connecticut-chartered commercial bank located in South Windsor, Connecticut, approved a definitive agreement (the "BSW Agreement") whereby BSW will be acquired by NECB and merged with and into NEBT with NEBT as the survivor. Under the BSW Agreement, BSW shareholders will receive a fixed exchange rate of 1.3204 shares of NECB Common Stock for each share of BSW Common Stock. Using NECB's closing price on March 18, 1998 of $25.50 per share, the transaction would have a value of $33.67 per share to BSW shareholders and an aggregate transaction value of approximately $32.8 million and approximately 1,365,000 shares of NECB Common Stock would be issued. In the event that the Average Closing Price (as defined in the BSW Agreement) of NECB Common Stock is less than $23.48, the exchange ratio will, subject to certain conditions, be adjusted to result in receipt by BSW shareholders of NECB Common Stock having a value of $31.00 per share of BSW Common Stock.

      NECB's principal executive offices are located at 176 Broad Street, P.O. Box 130, Windsor, Connecticut 06095; telephone: (860) 610-3600.

      Olde Port. Olde Port is a state chartered trust company incorporated under the laws of the State of New Hampshire on March 11, 1986. It commenced operation as a New Hampshire state chartered trust company on October 30, 1986. Olde Port conducts a general banking business providing both personal and commercial banking services. Olde Port is an insured bank under the Federal Deposit Insurance Act. Like most state-chartered banks in New Hampshire, Olde Port is not a member of the Federal Reserve System.

      Olde Port conducts business from its office located at 501 Islington Street, Portsmouth, New Hampshire, 03801; telephone: (603) 436-8800.

                                       2
The Special Meeting

      A Special Meeting will be held at ____ a.m. on June __, 1998 at the offices of Olde Port, 501 Islington Street, Portsmouth, New Hampshire. The purpose of the Special Meeting is to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, and (ii) such other matters as may properly be brought before the Special Meeting.

Vote Required and Record Date

      Only Olde Port shareholders of record at the close of business on _____ ___, 1998 (the "Olde Port Record Date") will be entitled to vote at the Special Meeting. Each shareholder is entitled to one vote for each share of Olde Port Common Stock held. The affirmative vote of the holders of two-thirds of the shares outstanding on such date is required to approve the Merger Agreement. As of the Olde Port Record Date, there were 67,465 shares of Olde Port Common Stock outstanding and entitled to be voted.

      The directors and executive officers of Olde Port beneficially owned, as of February 28, 1998, 20,900 shares (including 1,900 shares subject to outstanding options) or 30.13% of the outstanding Olde Port Common Stock. All of the executive officers and all of the directors of Olde Port who are shareholders have agreed to vote for the Merger and have executed Shareholder Agreements indicating that they intend to vote in favor of the Merger. See "THE MERGER AGREEMENT-Shareholders' Agreements."

Reasons for the Merger; Recommendation of Board of Directors; Opinion of Financial Advisor

      The Board of Directors of Olde Port (the "Olde Port Board") has determined that the Merger is fair to and in the best interest of Olde Port and its shareholders and has unanimously approved the Merger Agreement. The Olde Port Board therefore unanimously recommends that holders of Olde Port Common Stock vote "FOR" the approval of the Merger Agreement. The Olde Port Board believes that the Merger will provide an opportunity for Olde Port shareholders to receive consideration well in excess of the book value of their shares. In reaching its decision to approve the Merger, the Olde Port Board consulted with its legal and financial advisors regarding the terms of the proposed transaction. In reaching its decision, the Olde Port Board was advised by HAS Associates, Inc. ("HAS Associates"), Olde Port's financial advisor, to the effect that as of the date of its opinion and based upon and subject to the matters stated therein, the consideration to be paid by NECB to Olde Port shareholders in the Merger is fair, from a financial point of view, to the holders of Olde Port Common Stock. HAS Associates' opinion, which was originally issued in connection with Olde Port's execution of the Agreements and was updated as of the date of this Proxy Statement-Prospectus, describes the procedures followed, assumptions made, matters considered and limitations on their review undertaken in connection with HAS Associates' rendering such opinion. A copy of HAS Associates' opinion is attached to this Proxy Statement-Prospectus as Appendix C. Olde Port stockholders are urged to read HAS Associates' opinion and the discussion of the opinion set forth under "THE MERGER-Opinion of Financial Advisor" in its entirety. See "THE MERGER-Recommendation of Board of Olde Port and Olde Port Reasons for the Merger", and "-Opinion of Olde Port's Financial Advisor"; and "THE SPECIAL MEETING-Recommendation of the Board of Director."

NECB Reasons for the Merger

      The Board of Directors of NECB (the "NECB Board") believes that the Merger will further the objective of expanding NECB's business and earning potential through acquisitions. The NECB board also believes that the Merger will provide an opportunity for NECB to expand its market area through geographic diversification into a market where NECB perceives attractive opportunities.

Effective Time

      The Merger shall become effective upon the filing with the Secretary of State of the State of New Hampshire of the approval of the Merger by the Bank Commissioner of the State of New Hampshire (the "Bank Commissioner") together with a copy of the Merger Agreement. The date and time when the Merger shall become effective is referred to herein as the "Effective Time". If the Effective Time does not occur by December 31, 1998, either Olde Port or NECB may abandon the Merger and terminate the Merger Agreement. See "THE MERGER AGREEMENT-Conditions to Consummation of the Merger" and "-Regulatory Approvals Required for the Merger."

      If the Merger is approved by the shareholders of Olde Port, and NECB and Olde Port receive the required state and federal regulatory approvals, subject to certain conditions described herein, the Effective Time is expected to occur at the end of the second quarter or during the third quarter of 1998.

Interests of Certain Persons in the Merger; Shareholders' Agreements

      Directors and executive officers of Olde Port have personal interests which will be affected by the Merger, including the following: Directors and executive officers collectively owned, as of March 31, 1998, 20,722 shares of Olde Port Common Stock to be exchanged for NECB Common Stock in the Merger (assuming a $200.00 Olde Port equivalent share price, these shares would have a market value of approximately $4,180,000): included in these shares are stock options held by Olde Port executive officers for a total of 1,900 shares at exercise prices of $50.00 to $120.00 per share.

      Under the terms of the Merger Agreement, at the Effective Time, NECB will provide for the election of James A. Cotter, Jr., currently Chairman of the Board of Olde Port, to the Board of Directors of NECB. With the exception of Mr. Cotter, the existing members of the Board of Directors of Olde Port will serve as directors of the Resulting Bank.

      Concurrently with the execution of the Merger Agreement, the directors and executive officers of Olde Port executed shareholders' agreements (the "Shareholders' Agreements") which contain provisions agreed to by NECB, Olde Port and each director and executive officer of Olde Port to vote in favor of the Merger. See "THE MERGER AGREEMENT-Shareholders' Agreements."

The Stock Option Agreement

      In order to preserve the integrity of the Merger Agreement, NECB and Olde Port also have entered into a Stock Option Agreement granting NECB the right to purchase up to 13,425 shares of Olde Port Common Stock at $120.00 per share (the "Option"). Among other provisions, the Stock Option Agreement provides that NECB will not exercise the Option without the written consent of Olde Port except:
(a) subsequent to the fifth day preceding the scheduled expiration date of a tender or exchange offer by any person or group of persons to acquire securities of Olde Port or (b) upon the acquisition by any one person or group of persons of, or of the right to acquire, 25% or more of any class or series of voting securities of Olde Port, if in the case of (a) or (b), (1) after giving effect to such offer or acquisition such person or group would own or have the right to acquire 25% or more of any class or series of voting securities of Olde Port,
(2) documents have been filed with the FDIC in connection therewith (or, if no such filing is required, similar evidence that the offer is actually commencing) and (3) such person or group has received all required regulatory approvals to own or control 25% or more of the class or series of securities to which the offer relates, or (c) upon a willful breach of the Merger Agreement by Olde Port which would permit NECB to terminate the Merger Agreement, provided that within 12 months from the date of such breach either an event described in clauses (a) or (b) above has occurred or any agreement has been entered into between Olde Port and any third party, including an agreement in principle, contemplating (a) any acquisition by such third party of 25% or more of any class or series of voting securities of Olde Port or (b) a merger or other business combination involving Olde Port or a subsidiary of Olde Port or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, Olde Port or any of its subsidiaries, other than as contemplated by the Merger Agreement.

      The Option, to the extent not previously exercised, terminates upon the earliest of (a) seven months after an event described in the preceding paragraph, (b) the Effective Time, or (c) the termination of the Merger Agreement in accordance with its terms (other than if terminated by NECB by reason of a breach or violation by Olde Port) prior to the occurrence of an event described above. See "THE MERGER AGREEMENT-The Stock Option Agreement."

Conditions; Regulatory Approvals

      Consummation of the Merger is subject to various conditions, including receipt of the shareholder approval solicited hereby, receipt of the necessary regulatory approvals, and satisfaction of other customary closing conditions.

      The regulatory approvals and consents necessary to consummate the Merger include the approval of the FDIC, the Board of Governors of the Federal Reserve System (the "FRB") and the Bank Commissioner. See "THE MERGER
AGREEMENT-Regulatory Approvals Required for the Merger."

Fees and Expenses under Certain Circumstances

      No Solicitation of Transactions. Olde Port has agreed in the Merger Agreement that Olde Port shall not solicit, approve or recommend to its shareholders, or undertake or enter into with or without shareholder approval, either as the surviving or disappearing or the acquiring or acquired corporation, any other merger, consolidation, assets acquisition, tender offer or other takeover transaction, or furnish or cause to be furnished any information concerning its business, properties or assets to any person or entity (other than NECB) interested in any such transaction (except for directors and executive officers of Olde Port and such other persons as may be required by law), and Olde Port will not authorize or permit any officer, director, employee, investment banker or other representative, directly or indirectly, to solicit, encourage or support any offer from any person or entity (other than NECB) to acquire substantially all of the assets of Olde Port, to acquire 10% or more of the outstanding stock of Olde Port, to enter into an agreement to merge with Olde Port, or to take any other action that would have substantially the same effect as the foregoing, without the written consent of NECB (any such solicitation, approval, undertaking, authorization, permission or other action referred to in this sentence being sometimes referred to as an "Unauthorized Action"). If the Merger is not consummated in accordance with the terms set forth in the Merger Agreement because of any such action or omission by Olde Port, Olde Port shall on demand pay to NECB the sum of $1,000,000 as liquidated damages. The above restrictions do not preclude the directors from taking actions which they determine, in the exercise of their fiduciary duties, are in the best interests of the shareholders of Olde Port; however, if they take any Unauthorized Action, Olde Port will be responsible for the aforementioned liquidated damages.

      Breaches of Representations and Warranties. If either Olde Port or NECB fails to perform any material covenant or agreement in the Merger Agreement, or if any representation or warranty by Olde Port or NECB is determined to be materially untrue (the party which fails to perform or which makes the untrue representation or warranty being the "Breaching Party"), and if, at the time of the failure or untrue representation or warranty by the Breaching Party, the other party is not a Breaching Party (the "Non-Breaching Party"), and if the Agreement is thereafter terminated prior to the Effective Time, then the Breaching Party shall on demand pay to the Non-Breaching Party $1,000,000 as liquidated damages.

Anticipated Accounting Treatment

      It is anticipated that the Merger will be treated as a "pooling of interests" for accounting and financial reporting requirements. The unaudited pro forma condensed consolidated financial information contained in this Proxy Statement-Prospectus has been prepared using the pooling method of accounting to account for the Merger. See the Unaudited Pro Forma Combined Financial Information listed in "INDEX TO FINANCIAL STATEMENTS."

Federal Income Tax Consequences

      It is intended that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Consummation of the Merger is conditioned upon receipt of an opinion of tax counsel stating that gain or loss if any will be recognized by the shareholders of Olde Port who exchange their Olde Port Common Stock for NECB Common Stock pursuant to the Merger only to the extent of any cash received in lieu of a fractional share of NECB Common Stock. See "THE MERGER-AGREEMENT Federal Income Tax Consequences."

Certain Differences in Shareholders' Rights

      At the Effective Time, shareholders of Olde Port, except shareholders who perfect dissenters' rights in accordance with New Hampshire law, automatically will become shareholders of NECB, and their rights as shareholders of NECB will be determined by the Delaware Corporation Law and by NECB's Certificate of Incorporation and Bylaws. The rights of the present stockholders of NECB differ from rights of the present shareholders of Olde Port with respect to certain matters. For a summary of these differences, see "COMPARISON OF THE RIGHTS OF SHAREHOLDERS."

Dissenters' Rights

      Dissenters' rights are available to shareholders of Olde Port who object to the Merger. Pursuant to NHRSA Section 388:13, which Section incorporates Sections 293-A:13.01 et seq. of the NHBCA, holders of Olde Port

Common Stock who (i) file with NECB prior to the vote on the Merger at the Special Meeting a written notice of intention to demand payment for their shares if the Merger is effected and (ii) do not vote in favor of the Merger will be entitled to be paid the fair value of their shares as agreed upon with NECB or its successor, or if the fair value remains unsettled as determined by a New Hampshire court, provided that the Merger is consummated and such shareholders properly comply with certain statutory procedures. Fair value of dissenting stock means the value immediately before the Effective Time, excluding any change in value in anticipation of the Merger if such exclusion is not inequitable (which amount may be more, less or the same as the Per Share Merger Consideration). The written notice required to be delivered to NECB by a dissenting shareholder is in addition to and separate from any proxy or vote against the Merger. The further procedures which must be followed in connection with the exercise of dissenters' rights by dissenting shareholders are described under "THE MERGER AGREEMENT - Dissenters' Rights," and in NHRSA Sections 388:13 and 293-A 13:01 et seq. of the NHBCA, copies of which are attached as APPENDIX E to this Proxy Statement-Prospectus. Failure to take any step in connection with the exercise of such rights may result in termination or waiver thereof.

Markets and Market Prices

      NECB Common Stock is quoted on the Nasdaq NM. As of December 31, 1997, NECB had approximately 4,000 shareholders of record. Olde Port Common Stock is not traded on any national or regional exchange and there is no established public trading market for shares of Olde Port Common Stock. Olde Port Common Stock is quoted by brokers who facilitate trades of the Olde Port Common Stock from time to time, which occur infrequently. As of December 31, 1997, Olde Port had 209 shareholders of record.

                                                                    Olde Port
                                                                     Common
                                            NECB                      Stock
                                           Common                   Pro Forma
                                            Stock                 Equivalent (a)
                                            -----                 --------------

Market Value Per Share at:

February 9, 1998 ........................   $24.75                   $200.00

April 8, 1998 ...........................   $24.75                   $200.00

      (a) Pro forma equivalent value per share of Olde Port Common Stock represents the closing price of NECB Common Stock, as reported in The Wall Street Journal, on the last trading day preceding the public announcement of the Merger and on April 8, 1998, multiplied by 8.08, the Exchange Ratio completed as of that date.

      Olde Port shareholders are advised to obtain current market quotations for NECB Common Stock. No assurance can be given concerning the market price of NECB Common Stock before or after the Effective Time (as defined above) of the Merger. The market price for NECB Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the Effective Time of the Merger. The Exchange Ratio will be affected by changes in the market value of NECB Common Stock. The Exchange Ratio may be increased by NECB if the Average Closing Price (as defined herein) of NECB Common Stock is greater than $30.00 per share in certain circumstances and the Olde Port Board gives written notice of its intention to exercise its right of termination. The Exchange Ratio may be decreased in certain circumstances if the Average Closing Price of NECB Common Stock is less than $20.00 per share and the NECB Board gives written notice of its intention to exercise its right of termination. See "THE MERGER AGREEMENT - Amendment and Termination."

Capital Ratios

      The regulatory capital ratios at December 31, 1997 of NECB (current and pro forma) and Olde Port are summarized below:

                                       Minimum
                                       Regulatory     Historical  Historical    NECB
                                       Capital Level     NECB     Olde Port   Pro Forma
                                       -------------     ----     ---------   ---------
December 31, 1997
-----------------
Tier 1 leverage capital ratio .......      4.0%          9.2%       10.0%        9.1%
Tier 1 risk-based capital ratio .....      4.0%         11.5%       13.9%       11.7%
Total risk-based capital ratio ......      8.0%         12.8%       15.3%       13.0%

      For a detailed discussion of the capital of NECB and Olde Port, respectively, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NECB-Capital" in NECB's Annual report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference into this Proxy Statement-Prospectus, and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF OLDE PORT - Capital" which is included herein.

                           COMPARATIVE PER SHARE DATA

      The following table sets forth certain historical per share, pro forma combined per share and equivalent pro forma per share information with respect to NECB Common Stock and Olde Port Common Stock for the years ended December 31, 1997, 1996 and 1995. The pro forma combined per share information for the NECB Common Stock reflects the pro forma effects of the Merger. The information set forth below should be read in conjunction with the historical financial information of NECB and Olde Port appearing elsewhere in this Proxy Statement-Prospectus and in conjunction with the Unaudited Pro Forma Combined Financial Information contained elsewhere of this Proxy Statement-Prospectus.

                       At or for the Fiscal Period Ended:

                                                 1997        1996        1995
                                                 ----        ----        ----

Net Income per Diluted Common Share:

  NECB--Historical                              $ 0.90      $ 1.19      $ 1.18
  Olde Port--Historical                           9.55        8.61        9.29
  Pro Forma Combined (a) (b)                      0.92        1.17        1.17
  Olde Port Equivalent Pro Forma (c)              7.43        9.45        9.45

Cash Dividends per Common Share:

  NECB--Historical                              $ 0.33      $ 0.26      $ 0.19
  Olde Port--Historical                           0.30        0.25        0.20
  Pro Forma Combined (a) (b)                      0.33        0.26        0.19
  Olde Port Equivalent Pro Forma (c)              2.67        2.10        1.54

Book Value per Common Share:

  NECB--Historical                              $10.43      $10.65      $ 9.67
  Olde Port--Historical                          70.05       59.53       51.21
  Pro Forma Combined (a) (b)                     10.16       10.21        9.15
  Olde Port Equivalent Pro Forma (c)             82.09       82.50       73.93

(a) The unaudited pro forma comparative per share data combines the financial information of NECB (as restated to include FBWH) with the financial information of Olde Port.

(b) The pro forma combined amounts shown reflect the proposed acquisition of Olde Port using the "pooling of interests" method for each period shown as if the Merger had occurred at the beginning of such period.

(c) Olde Port equivalent pro forma per share amounts are calculated by multiplying the pro forma combined amounts by the Exchange Ratio as computed as of February 9, 1998. The actual Exchange Ratio will depend on the Average Closing Price of NECB Common Stock and may differ from the number used in these calculation. See "THE MERGER AGREEMENT--General."

                  SELECTED CONSOLIDATED FINANCIAL DATA OF NECB

      The following table sets forth selected consolidated financial data of NECB at the dates and for the periods indicated. The data at December 31, 1997, 1996 and 1995, and for the years then ended have been derived from the audited Consolidated Financial Statements and related Notes of NECB included in NECB's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference herein. The selected consolidated financial data set forth below should be read in conjunction with, and are qualified in their entirety by, the more detailed information, including the Consolidated Financial Statements and related Notes, included in NECB's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference herein.

(Amounts in Thousands; except per share data)

Years Ended December 31,                    1997       1996       1995       1994       1993
---------------------------------------------------------------------------------------------
Earnings:
Net interest income                      $ 25,452   $ 22,544   $ 14,395   $ 12,153   $ 11,651
Provision for loan losses                   1,248      2,209      1,200      1,436      2,614
Noninterest income                          4,079      3,416      2,343      2,356      3,062
Noninterest expense                        20,531     15,964     11,872     11,095     12,619
Income tax expense (benefit)                3,117      2,299        (24)       468         72
Cumulative effect of change in
 accounting principle, benefit                                                            228
Net income (loss)                           4,635      5,488      3,690      1,510       (364)

Per share data:
Net income (loss) per share--basic         $0.910     $1.190     $1.190     $0.740   $ (0.180)
Net income (loss) per share--diluted        0.900      1.190      1.180      0.740     (0.180)
Dividends declared                          0.326      0.255      0.186      0.045      0.000

Balance sheet data (as of end of year):
Loans, net                               $399,278   $329,544   $257,887   $175,458   $170,183
Allowance                                   9,257      6,660      5,875      4,137      4,413
Goodwill                                    5,238      4,464        402          0          0
Assets                                    606,170    516,754    418,868    290,474    281,601
Deposits                                  522,644    457,004    377,403    266,638    262,779
Shareholders' equity                       53,823     49,220     37,148     21,826     16,460
Nonperforming assets                       11,945      8,757      8,315      8,551      9,780

Operating ratios:
Return on average assets                     0.91%      1.21%      1.26%      0.56%     (0.13)%
Return on average equity                     9.01      13.00      14.64       8.85      (2.20)
Net interest margin                          5.43       5.40       5.39       4.92       4.57
Total equity to total assets                 8.88       9.52       8.87       7.51       5.85
Tangible equity to total assets              8.02       8.66       8.77       7.51       5.85

                      SELECTED FINANCIAL DATA OF OLDE PORT

      The following table sets forth financial data of Olde Port at the dates and for the periods indicated. The data for December 31, 1997, 1996, and 1995 and for the years then ended have been derived from the Financial Statements and related Notes of Olde Port included elsewhere herein. The selected financial data set forth below should be read in conjunction with, and are qualified in their entirety by, the more detailed Financial Statements and related Notes of Olde Port included elsewhere herein.

(Amounts in Thousands; except per share data)

Years Ended December 31,                    1997        1996        1995         1994         1993
------------------------                  --------    --------    --------     --------     --------

Earnings:
Net interest income                       $  2,073    $  1,882    $  1,700     $  1,338     $  1,267
Provision (benefit) for loan losses             20          18         (15)         105          210
Noninterest income                             266         272         270          220          272
Noninterest expense                          1,369       1,246       1,304        1,048        1,127
Income tax expense (benefit)                   307         319          67          (43)        (212)
Net income                                     643         571         614          448          414

Per share data:
Net income per share--basic               $   9.60    $   8.63    $   9.29     $   6.77     $   6.26
Net income per share--diluted                 9.55        8.61        9.29         6.77         6.26
Dividends declared                            0.30        0.25        0.20         0.00         0.00

Balance sheet data (as of end of year):
Loans, net                                $ 29,032    $ 23,602    $ 21,716     $ 18,857     $ 19,236
Allowance for loan losses                      668         722         667          749          602
Assets                                      46,659      39,661      35,954       30,943       29,459
Deposits                                    39,399      35,256      32,268       27,238       27,055
Shareholders' equity                         4,726       3,983       3,386        2,575        2,316
Nonperforming assets                           240         269         148          207          911

Operating Ratios:
Return on average assets                      1.47%       1.52%       1.83%        1.51%        1.46%
Return on average equity                     14.87       15.59       20.32        19.25        19.86
Net interest margin                           5.20        5.43        5.43         4.93         5.08
Dividend payout ratio                         3.12        2.90        2.16          N/A          N/A
Average equity to average assets              9.86        9.78        9.02         7.85         7.36

                               THE SPECIAL MEETING

General

      This Proxy Statement-Prospectus is being furnished to the holders of Olde Port Common Stock, in connection with the solicitation of proxies by the Olde Port Board for use at the Special Meeting of Olde Port shareholders to be held on June ___, 1998, at _______ a.m., at the principal offices of Olde Port, 501 Islington Street, Portsmouth, New Hampshire and at any adjournments or postponements thereof to consider and vote upon the following proposals: (i) the approval and adoption of the Merger Agreement and the transactions contemplated thereby and (ii) such other business as may properly come before the Special Meeting or any adjournment thereof.

      The cost of soliciting proxies from holders of Olde Port Common Stock will be borne by Olde Port and is not expected to exceed $1,000. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers, and employees of Olde Port (who will receive no additional compensation for such efforts). In addition, Olde Port will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals.

Record Date; Vote Required

      The Olde Port Board has fixed ______ ___, 1998 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Special Meeting. Only holders of record of shares of Olde Port Common Stock on the Olde Port Record Date will be entitled to notice of and to vote at the Special Meeting. The affirmative vote of two-thirds of the holders of the shares of Olde Port Common Stock outstanding on such date is required in order to approve the Merger Agreement. A failure to return a properly executed proxy card or to vote in person at the Special Meeting will have the same effect as a vote against the Merger Agreement. As of _____ __, 1998, there were ___________ shares of Olde Port Common Stock outstanding and entitled to vote at the Special Meeting, with each share being entitled to one vote. Abstentions and broker non-votes are not treated as having voted in favor of any proposal. Consequently, a failure to vote either by not returning the enclosed proxy card or by checking the "Abstain" box thereon will have the same effect as a vote against the proposal to approve the Merger.

      The directors of Olde Port unanimously approved the Merger Agreement and all of the executive officers and directors of Olde Port, who are shareholders, representing 20,900 shares (including 1,900 shares subject to outstanding options) or 30.13% of the outstanding common stock of Olde Port as of February 10, 1998, have agreed to vote FOR the Merger.

Revocation of Proxies

      Any holder of Olde Port Common Stock executing a proxy may revoke it at any time before it is voted by filing with the Secretary of Olde Port, at the address of Olde Port set forth on the Notice of Special Meeting of Shareholders, written notice of such revocation; by executing a later dated proxy; or by attending the Special Meeting and giving notice of such revocation in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy. Each proxy returned to Olde Port (and not revoked) will be voted according to the instructions indicted thereon. If no instructions are indicated, the proxy will be voted "FOR" approval of the Merger Agreement. If any other matters are properly presented at the Special Meeting for consideration, the persons named in the Olde Port proxy card enclosed herewith will have discretionary authority to vote on such matters in accordance with their best judgment; provided, however, that such discretionary authority will only be exercised to the extent permissible under applicable federal and state securities, corporation and banking laws. As of the date of this Proxy Statement-Prospectus, Olde Port is unaware of any other matter to be presented at the Special Meeting.

                                   THE MERGER

Background of the Merger

      As part of a strategic planning process conducted during the summer of 1997, the Board of Directors of Olde Port evaluated the future opportunities for Olde Port as a single-office small community bank.

      The Board of Directors and management of Olde Port reviewed the future business opportunities in light of the required investments in branch facilities, technology-based service delivery systems, new professional staff, staff training and future compliance with mandated regulatory requirements.

      As an alternative strategy, the Olde Port Board of Directors requested HAS Associates, Inc. ("HAS Associates") to provide information related to the market value of small community banks in New England. HAS Associates provided information related to recent bank mergers and developed a range of values that Olde Port might expect in a sale of Olde Port.

      The Board of Directors of Olde Port discussed internally the merits of continuing to operate as an independent bank versus the benefits of a sale of Olde Port. It was concluded that the benefits of a sale or merger of Olde Port were worth investigating further.

      Olde Port entered into a contract with HAS Associates on November 7, 1997, the purpose of which was to identify potential merger partners, determine the level of interest from identified merger partners, assist in negotiating the terms and conditions of a merger and render a fairness opinion if a merger agreement was executed.

      HAS Associates, working with Olde Port's Merger and Acquisition Committee, identified seven New England-based banking companies as potential merger partners. HAS Associates contacted these companies, and each expressed interest and signed a confidentiality agreement and received a bid package.

      Expressions of interest were received from five of the seven companies. HAS Associates and Olde Port's Merger and Acquisition Committee continued discussions with the interested companies which resulted in two companies performing due diligence activities at Olde Port.

      In February 1998, with the authorization of the Board of Directors, Olde Port negotiated with NECB concerning a transaction whereby NECB would acquire Olde Port. Following negotiations, on February 10, 1998, the Board of Directors of Olde Port met with Olde Port's financial and legal advisors to review a proposed Plan and Agreement of Merger. At the conclusion of this meeting, the Olde Port Board of Directors voted unanimously to approve the transaction.

Recommendation of the Board of Olde Port and Olde Port Reasons for the Merger

      The Olde Port Board of Directors has unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, Olde Port and its shareholders. The Olde Port Board therefore unanimously recommends that holders of Olde Port Common Stock vote to approve and adopt the Merger Agreement. The Olde Port Board believes that the Merger will enable holders of Olde Port Common Stock to realize increased value due to the premium over market price, net income per share of Olde Port Stock and book value per share of Olde Port Common Stock. The Olde Port Board also believes that the Merger may enable Olde Port shareholders to participate in opportunities for appreciation of NECB Common Stock. In reaching its decisions to approve the Merger Agreement, the Olde Port Board consulted with its legal counsel, Devine, Millimet & Branch, Professional Association, regarding the legal terms of the Merger and the Olde Port Board's fiduciary obligations in its consideration of the proposed Merger, its financial advisor, HAS Associates, regarding the financial aspects and fairness of the proposed Merger Agreement (see "Opinion of Financial Advisor" below), as well as with management of Olde Port and, without assigning any relative or specific weight, considered the following material factors, both from a short-term and long-term prospective.

      (i) The Olde Port Board's familiarity with, and review of, Olde Port's business, financial condition, results of operations and prospects, including, but not limited to, its potential growth, development, productivity and profitability and the business risks associated therewith;

      (ii) The current and prospective environment in which Olde Port operates, including national and local economic conditions, the highly competitive environment for financial institutions generally, the increased regulatory burden on financial institutions, and the trend toward consolidation in the financial services industry;

      (iii) The potential appreciation in market and book value of Olde Port Common Stock, on both the short- and long-term basis, as a stand alone entity;

      (iv) Information concerning the business, financial condition, results of operations, asset quality and prospects of NECB, including the long-term growth potential of NECB Common Stock, the future growth prospects of NECB, combined with Olde Port, following the proposed Merger and the potential synergies expected from the Merger and the business risks associated therewith;

      (v) The potential for appreciation and growth for the market and book value of NECB Common Stock, following the proposed Merger;

      (vi) The oral presentation and opinion of HAS Associates that the terms of the Merger Agreement are fair to the holders of Olde Port Common Stock from a financial point of view (see "Opinion of Financial Advisor" below);

      (vii) The difficulty of Olde Port surviving as an independent institution, providing value to shareholders, and serving as a source of credit to its community given the increasingly complex bank regulatory environment and the existing competitive bank environment;

     (viii) The long- and short-term interests of Olde Port and its shareholders, the interests of Olde Port's employees, customer, creditors and suppliers, and the interests of Olde Port's community that may be served to advantage by an appropriate affiliation with a larger institution with a stronger capital base, increased economies of scale, and with a greater capacity to serve all of the banking needs of the community; and

      (ix) The compatibility with respect to businesses and management philosophies of Olde Port and NECB and NECB's strong commitment to the communities it serves.

      On the basis of these considerations, the Merger Agreement was approved, and the Olde Port Board of Directors unanimously recommends that the shareholders vote for the approval of the Merger Agreement.

Opinion of Financial Advisor

      HAS Associates has provided advisory services to Olde Port since July 31, 1997, including, among other services, advice and assistance relating to the evaluation and execution of mergers and acquisitions. Olde Port selected HAS Associates as its advisor on the basis of HAS Associates' in-depth knowledge of the bank and thrift industry; the qualifications, experience and reputation of its personnel in the banking and investment communities; as well as its experience in the valuation of bank and thrift institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

      As part of the advisory services described above, the Board of Directors of Olde Port requested HAS Associates' opinion as to the fairness, from a financial point of view, of the terms of the Merger Agreement to the holders of Olde Port Common Stock. Pursuant to the terms of the Merger Agreement, each share of Olde Port Common Stock will be converted into the right to receive shares of NECB Common Stock with a value of $200.00, subject to adjustment in certain circumstances as described in the Merger Agreement. On February 10, 1998, HAS

Associates delivered its oral opinion to the Board of Directors of Olde Port that, as of such date, the consideration to be received by the holders of Olde Port Common Stock was fair from a financial point of view.

      THE FULL TEXT OF HAS ASSOCIATES'S FAIRNESS OPINION IS ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE FAIRNESS OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX D. HOLDERS OF OLDE PORT COMMON STOCK ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS OF THE REVIEW UNDERTAKEN BY HAS IN CONNECTION THEREWITH. HAS ASSOCIATES'S OPINION IS DIRECTED SOLELY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE TERMS OF THE MERGER AGREEMENT AND DOES NOT CONSTITUTE ANY RECOMMENDATION TO THE BOARD OF DIRECTORS OF OLDE PORT OR TO THE HOLDERS OF OLDE PORT COMMON STOCK WITH RESPECT TO ANY VOTE AT THE SPECIAL MEETING.

      In connection with providing its opinion, HAS Associates examined and relied upon, among other things, the Merger Agreement, annual reports to shareholders, proxy statements and related audited financial statements for Olde Port and NECB for the three fiscal years ended December 31, 1994, 1995, and 1996; unaudited and audited financial statements for Olde Port and NECB for the fiscal year ended December 31, 1997; certain other financial information for Olde Port and NECB, including pro forma financial statements and managements' estimates relating to, among other things, earnings, asset quality and capital. HAS Associates conducted discussions with executive management of both Olde Port and NECB concerning historical financial performance and condition, market area economic conditions, and future business prospects and financial forecasts. HAS Associates reviewed market prices and trading activity for the common stock of Olde Port and NECB. HAS Associates also reviewed comparable financial, operating and market data for the banking industry and selected peer groups; compared the terms of the Merger Agreement with other bank merger and acquisition transactions; and considered such additional financial and other information it deemed relevant.

      In preparing its opinion, HAS Associates relied upon the accuracy, completeness and fair presentation of all information supplied or otherwise made available to it by, or on behalf of, Olde Port and NECB. HAS Associates did not independently verify such information or undertake an independent evaluation or appraisal of the assets or liabilities of Olde Port or NECB, nor was HAS Associates furnished any such evaluations or appraisals. With respect to forecasts of expected future financial performance, HAS Associates was advised that they reflected the best currently available estimates and judgments of the executive managements of Olde Port and NECB. HAS Associates' opinion was necessarily based upon the information available to it and the market, economic and other conditions as they existed, and could be calculated, as of the date of its opinion.

      In connection with providing its fairness opinion to the Board of Directors of Olde Port, HAS Associates performed a variety of financial analyses. The following is a summary of the material terms of all material analyses performed by HAS Associates, but does not purport to be a complete description of HAS Associates' analyses or presentations to the Olde Port Board of Directors. The preparation of a fairness opinion is a complex process involving subjective judgements and does not lend itself to partial analyses or summary description. HAS Associates believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying HAS Associates' opinion.

      In performing its analyses, HAS Associates made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which may be more or less favorable than actual results. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. No company or transaction utilized in HAS Associates' analyses was identical to Olde Port or NECB or to the terms of the Merger Agreement. Because such estimates are inherently subject to uncertainty, HAS Associates assumes no responsibility for their accuracy.

Stock Trading History

      HAS Associates examined the history of trading prices for NECB Common Stock for the period March 21, 1997 through April 2, 1998. During that time period, NECB Common Stock appreciated from $13.64 to a high of $26.50. NECB Common Stock traded at the low end of the range in the early part of the time period. Stock appreciation began in September 1997 and has steadily increased since that date.

      Olde Port's Common Stock is not listed on a national exchange and trading activity rarely takes place. Due to the illiquidity of its stock, no reliable price could be determined. The book value per share was $70.05 at December 31, 1997, but this is not a true measure of trading activity.

Contribution Analysis

      HAS Associates prepared a contribution analysis showing the percentage contributed by Olde Port to the combined company on a pro forma basis of assets, deposits, and equity at December 31, 1997. Net income contributions were considered for the year ended December 31, 1997. HAS Associates compared these percentages to the Olde Port shareholders' pro forma ownership of NECB. This analysis showed the Olde Port shareholders would contribute 7.15% of pro forma consolidated assets, 7.54% of pro forma consolidated deposits, 8.78% of pro forma consolidated equity and 12.08% of pro forma estimated net income for the year ended December 31, 1997. Olde Port shareholders would receive 9.88% of the pro forma ownership of the combined company based on an Exchange Ratio of 8.08 computed as of February 6, 1998.

Comparable Company Analysis

      HAS Associates compared the financial condition and financial operating performance of Olde Port with a peer group of 43 community banks in New England with assets less than $100 million. Olde Port reported a return on average assets of 1.47% and a return on average equity of 14.87% for the year ended December 31, 1997, and an equity to assets ratio of 10.13% at December 31, 1997. Based on trailing twelve-month operating results for December 31, 1997, the peer group reported an average return on average assets of 1.11%; an average return on average equity of 9.73% and an average equity to assets ratio of 13.3% at December 31, 1997. Olde Port reported better performance than the peer group, with a lower equity to assets ratio.

      HAS Associates also compared the financial and trading performance of NECB with a peer group of 28 community banks in New England. At February 6, 1998, NECB's Common Stock price closed at $24.75, or 27 times trailing twelve-months' earnings and 237% of reported December 31, 1997 book value per share, compared to the peer group average for these same measures of 18.9 times and 241% respectively. NECB's trading performance was above its peers on an earnings multiple basis but below its peers as a percent of book value.

Discounted Cash Flow Analysis

      HAS Associates reviewed a discounted cash flow analysis to permit the conceptual examination of the present discounted values of potential future results employing selected assumptions and discount rates.

      The use of the discounted cash flow analysis assumes various discount rates, earnings assumptions, terminal values, dividend payout ratios and growth assumptions. The use of different assumptions can produce different results and the Board of Olde Port was advised of these factors and cautioned that various assumptions can result in different outcomes. To avoid confusion of values, the Board was presented with a discounted cash flow approach which was based on normal growth assumptions.

      These assumptions were made based on the past history of Olde Port and its consistency in earnings, dividend payout and conservative operating procedures and growth. A dividend payout ratio of 3.2% over a five-year period was used and long term earnings growth of 13% annually was assumed. A terminal multiple of 15 times earnings was used as a control sale price/earnings ratio at the end of a five-year period. Given the five-year time horizon and a discount rate of 15%, these cash flows resulted in an implied valuation of $156.21.

Analysis of Selected Merger Transactions

      The process of evaluating the transaction also took into account other comparable merger transactions. Although no true comparable transaction can be found due to the differences of financial history, longevity of the entity, external factors and differences in operation, it can be helpful as a point of reference and provide the directors with an informational approach to assessing the transaction.

      The directors were made aware of current market conditions as they relate to various ratios on a national and regional level. National deals for 1998 were examined while 30 deals in New England from 1997 to 1998 were considered as the regional group. Finally, an analysis of eight New England transactions was presented where the value of the transaction was less than $20 million.

      The HAS Associates analysis examined the financial situation of each group of deals, and various ratios that resulted from the merger transactions. These included price to earnings ("P/E"), price to book ("P/B") and price to deposits ("P/D"). At the national level, the P/E ratio was at a level of 25.3x earnings, regionally at 18.8x earnings and the small New England group of eight transactions less than $20 million in value was 17.2x. These compare favorably to the 21.6x P/E ratio in the Olde Port transaction. Price to book ratios were 293.9% on average for the national group, 203.8% for the regional group and 172.5% for the smaller New England group. These compare favorably to the Olde Port ratio of 301.0%. Finally, the P/D ratio was calculated as 34.0% nationally, 24.1% regionally, and 20.0% for the small New England deals. These also compared favorably to the Olde Port transaction at 33.2%.

Impact Analysis

      HAS Associates analyzed the changes in the amount of fully diluted earnings per share and book value represented by the issuance of 8.08 shares of NECB Common Stock for each share of Olde Port fully converted Common Stock. The analysis considered, among other things, the impact on fully diluted earnings per share and book value per share of NECB. The analysis was based upon reported December 31, 1997 balance sheet data for Olde Port and NECB and earnings for twelve months ended December 31, 1997 for Olde Port and NECB. These analyses indicated that the Merger would be approximately 2.2% accretive to NECB's pro forma fully diluted earnings per share and approximately 2.6% dilutive to NECB's pro forma book value.

General

      Pursuant to HAS Associates's advisory agreement with Olde Port, HAS Associates will receive an advisory fee for its services in connection with the Merger of $100,000. Olde Port has made interim payments to HAS Associates totaling $40,000 which will be credited against the advisory fee. Olde Port has also agreed to reimburse HAS Associates for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify HAS Associates and its affiliates and their respective directors, officers, employees, agents and controlling persons against certain expenses and liabilities.

      In the ordinary course of its business, HAS Associates, has provided financial advisory and consulting services to NECB since 1992. In recent years, these services have included acting as financial advisor in connection with certain acquisitions by NECB. HAS Associates did not provide any such services to NECB in connection with the Merger Agreement and the Merger.

NECB Reasons for the Merger

      The NECB Board believes that the Merger will further the objective of expanding NECB's business and earning potential through acquisitions. The NECB board also believes that the Merger will provide an opportunity for NECB to expand its market area through geographic diversification into a market where NECB perceives attractive opportunities.

                              THE MERGER AGREEMENT

      The following information, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by the Merger Agreement, which is incorporated herein by reference and attached hereto as APPENDIX A. Shareholders are urged to read carefully the Merger Agreement.

General

      In accordance with the provisions of the Merger Agreement and applicable federal and New Hampshire law, at the Effective Time, NECB Interim Bank will merge with and into Olde Port with Olde Port as the survivor under the name "Olde Port Bank & Trust Company." Also at the Effective Time, all of the outstanding shares of Olde Port Common Stock (except for shares held by Olde Port as treasury shares, shares owned by any direct or indirect subsidiary of Olde Port, shares held by NECB or its Subsidiaries other than in a fiduciary or trust capacity for the benefit of third parties and shares as to which dissenters' rights have been perfected) will be converted into and exchangeable for Merger consideration ("Per Share Merger Consideration") consisting of that number of shares of NECB Common Stock, and cash in lieu of fractional shares, equal to $200.00 in value. The final exchange ratio (the "Exchange Ratio") will be determined (subject to adjustment to reflect any subsequent stock dividend, stock split or other change in the shares of the Company Common Stock prior to the Effective Time) by dividing $200.00 by the average closing price of Company Common Stock supplied by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") and reported in The Wall Street Journal as of the end of the ten (10) consecutive trading-day period ending on the date on which the last of the regulatory approvals required for the consummation of the Merger occurs (the "Average Closing Price"), subject to adjustment as provided in the Merger Agreement. Each certificate previously representing a share of Olde Port Common Stock will represent the right to receive the Per Share Merger Consideration into which the share of Olde Port Common Stock represented by the certificate has been converted plus cash in lieu of any fractional share.

      Olde Port may terminate the Merger Agreement if the Olde Port Board so determines if the Average Closing Price of the NECB Common Stock is greater than $30.00 per share. If Olde Port elects to terminate the Merger Agreement, it is required to give prompt written notice to NECB. During the seven-day period following receipt of the notice, NECB may increase the consideration to be received by holders of Olde Port Common Stock by reducing the Average Closing Price for purposes of the Exchange Ratio to equal $30.00. If NECB elects to increase the Exchange Ratio, the Merger Agreement will not terminate. Also, NECB may terminate the Merger Agreement if the NECB Board so determines if the Average Closing Price of the NECB Common Stock is less than $20.00 per share. If NECB elects to terminate the Merger Agreement, it is required to give prompt written notice to Olde Port. During the seven-day period following receipt of the notice, Olde Port may reduce the consideration to be received by holders of Olde Port Common Stock by increasing the Average Closing Price for purposes of the Exchange Ratio to equal $20.00. If Olde Port elects to reduce the Exchange Ratio, the Merger Agreement will not terminate. For a description of the Merger Agreement, which is included in its entirety as Appendix A to this Proxy Statement-Prospectus, see "THE MERGER." It is expected that approximately 13.5% of the then outstanding shares of NECB Common Stock will be issued in the Merger. (See also "Amendment and Termination").

      Vested stock options under Olde Port's stock option plans will be converted at the Effective Time into a number of shares of NECB Common Stock equal to the aggregate option value for all of the optionee's stock options divided by the Average Closing Price, as defined above. The option value for an option is determined by subtracting the stated exercise price of the option from $200.00.

      At and after the Effective Time, Olde Port will be a wholly-owned subsidiary of NECB.

Effective Time

      The Merger will become effective upon the filing with the Secretary of State of the State of New Hampshire of the approval of the Merger by the Bank Commissioner of the State of New Hampshire together with a copy of the Merger Agreement. The closing (the "Closing") of the Merger will take place on the third business day after the mutual conditions to the obligations of NECB and Olde Port are satisfied or on such other day as the parties may agree.

Effect of the Merger

      On and after the Effective Time, the shares of Olde Port Common Stock shall cease to exist. Holders of certificates for shares of Olde Port Common Stock shall cease to have any rights as shareholders of Olde Port, and the holders of such shares shall thereafter have the right to receive the Per Share Merger Consideration into which each share of Olde Port Common Stock represented by such Certificate has been converted, subject to any rights of dissenting shareholders. Until certificates for Olde Port Common Stock are presented to NECB, each such certificate shall be deemed for all purposes to represent ownership of the number of shares of NECB Common Stock equal to the Per Share Merger Consideration. The price to be paid for any fractional share shall be determined by multiplying (i) the Average Closing Price (as defined below) of the NECB Common Stock as quoted on the Nasdaq NM by (ii) the fraction of a share of NECB Common Stock which the holder would otherwise be entitled to receive pursuant to the Merger Agreement. The Average Closing Price of NECB Common Stock means the average closing price of NECB Common Stock as quoted on Nasdaq NM and reported in The Wall Street Journal as of the end of the (10) consecutive trading-day period ending on the date on which the last of the regulatory approvals required for the consummation of the Merger occurs.

      Unless or until such outstanding certificates are surrendered, no dividend or other distribution, if any, payable to holders of record of NECB Common Stock will be paid to the holder of such outstanding certificate, but upon surrender of such outstanding certificate there will be paid to the record holder thereof the amount, without interest thereon, of dividends and other distributions, if any, which were declared and became payable with respect to the number of shares of NECB Common Stock represented thereby.

      Shares of Olde Port Common Stock with respect to which dissenters' rights are perfected in accordance with New Hampshire law will not be converted into the right to receive the Per Share Merger Consideration. In addition, all shares of Olde Port Common Stock that are owned by Olde Port as Treasury Shares, all shares of Olde Port Common Stock that are owned by any direct or indirect subsidiary of Olde Port and all shares of Olde Port Common Stock held by NECB or any subsidiary of NECB other than in a fiduciary or trust capacity for the benefit of third parties will be canceled and cease to exist, and no stock of NECB or other consideration will be delivered in exchange therefor.

Shareholders' Agreements

      Concurrently with the execution of the Merger Agreement, the directors and executive officers of Olde Port who are shareholders executed shareholders' agreements (the "Shareholders' Agreements") which contain provisions to support the Merger. More specifically, such directors and executive officers have agreed to vote their Olde Port Common Stock "FOR" approval of the merger and have agreed to vote against approval of any other agreement providing for any Merger, consolidation, sale of assets or other business combination of Olde Port and any other person, entity or bank. Such directors and executive officers of Olde Port also have agreed that they will not, prior to the closing of the transaction, transfer any of their Olde Port Common Stock except by will or operation of law unless such transfer is agreed to in writing by NECB.

The Stock Option Agreement

      In order to preserve the integrity of the Merger Agreement, NECB and Olde Port also have entered into a Stock Option Agreement granting NECB the right to purchase up to 13,425 shares of Olde Port Common Stock at $120.00 per share (the "Option"). Among other provisions, the Stock Option Agreement provides that NECB will not exercise the Option without the written consent of Olde Port except:
(a) subsequent to the fifth day preceding the scheduled expiration date of a tender or exchange offer by any person or group of persons to acquire securities of Olde Port or (b) upon the acquisition by any one person or group of persons of, or of the right to acquire, 25% or more of any class or series of voting securities of Olde Port, if in the case of (a) or (b), (1) after giving effect to such offer or acquisition such person or group would own or have the right to acquire 25% or more of any class or series of voting securities of Olde Port, (2) documents have been filed with the FDIC in connection therewith (or, if no such filing is required, similar evidence that the offer is actually commencing) and
(3) such person or group has received all required regulatory approvals to own or control 25% or more of the class or series of securities to which the offer relates, or (c) upon a willful breach of the Merger Agreement by Olde Port which would permit NECB to terminate the Merger Agreement, provided that within 12 months from the date of such breach either an event described in clauses (a) or
(b) above has occurred or any agreement has been entered into between Olde Port and any third party, including an agreement in principle, contemplating (a) any acquisition by such third party of 25% or more of any class or series of voting securities of Olde Port or (b) a merger or other business combination involving Olde Port or a subsidiary of Olde Port or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, Olde Port or any of its subsidiaries, other than as contemplated by the Merger Agreement.

      The Option, to the extent not previously exercised, terminates upon the earliest of (a) seven months after an event described in the preceding paragraph, (b) the Effective Time, or (c) the termination of the Merger Agreement in accordance with its terms (other than if terminated by NECB by reason of a breach or violation by the Bank) prior to the occurrence of an event described above.

Procedures for Exchange of Certificates

      Promptly after the Effective Time, each holder of record of Olde Port Common Stock will be provided with transmittal materials, together with instructions for the exchange of such holder's certificates representing shares of Olde Port Common Stock for the number of shares of NECB Common Stock together with a check in payment for any fractional share.

      HOLDERS OF OLDE PORT COMMON STOCK SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS AND THE INSTRUCTIONS FROM NECB.

      Upon transmittal of one or more certificates of Olde Port Common Stock, together with transmittal materials duly executed and completed in accordance with the instructions thereto (or upon completion of reasonable procedures pertaining to lost certificates), NECB shall promptly cause to be issued to the persons entitled thereto the Per Share Merger Consideration to which such persons are entitled.

      After the Effective Time, there will be no transfers on Olde Port's stock transfer books of shares of Olde Port Common Stock issued and outstanding immediately prior to the Effective Time. If certificates representing shares of Olde Port Common Stock are presented to NECB after the Effective Time they will be canceled and exchanged for the number of shares of NECB Common Stock and cash in lieu of fractional shares, if any, in respect thereof in accordance with the foregoing procedures.

      Dissenters' rights will be satisfied in accordance with the procedures described under "Dissenters' Rights" which are set forth in Appendix E to this Proxy Statement-Prospectus.

Conditions to Consummation of the Merger

      The respective obligations of NECB and Olde Port to effect the Merger are subject to the satisfaction of the following conditions at or prior to the Effective Time, which conditions may not be waived: (i) the Merger Agreement and the transactions contemplated thereby shall have been approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Olde Port Common Stock entitled to vote thereon; (ii) the Merger Agreement and the transactions contemplated thereby shall have been approved by the appropriate governmental authorities, including the FDIC, the Board of Governors of the Federal Reserve System unless it waives jurisdiction, and the Bank Commissioner (all such governmental authorities being referred to as the "Governmental Entities"), none of such approvals shall contain any term or condition which would have a material adverse effect on the business, operations, properties, assets or financial condition of Olde Port or the Resulting Bank or otherwise materially impair the value of Olde Port or the Resulting Bank, and any statutory waiting periods shall have expired (See "Regulatory Approvals

Required for the Merger"); (iii) no order, injunction or decree shall have been issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") which prohibits the consummation of the Merger, or any of the other transactions contemplated by the Merger Agreement; (iv) the shares of NECB Common Stock issuable to holders of Olde Port Common Stock pursuant to the Merger shall have been authorized for inclusion for quotation on the Nasdaq NM, subject to official notice of issuance; (v) the Registration Statement on Form S-4 of which this Proxy Statement-Prospectus forms a part shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission.

      In addition, NECB's obligations under the Merger Agreement are subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by NECB:

            (a) Each of the obligations of Olde Port required to be performed by it at or prior to the Effective Time pursuant to the terms of the Merger Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Olde Port contained in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise contemplated by the Merger Agreement), and NECB shall have received a certificate to that effect signed by the President and by the Chief Financial Officer of Olde Port.

            (b) All actions required to be taken by, or on the part of, Olde Port to authorize the execution, delivery and performance of the Merger Agreement by Olde Port and the consummation of the transactions contemplated by the Merger Agreement shall have been duly and validly taken by the Olde Port Board and the Olde Port shareholders, and NECB shall have received certified copies of the resolutions evidencing such authorization.

            (c) NECB shall have received certificates as of a day as close as practicable to the date of the Effective Time from appropriate authorities as to the legal existence of Olde Port as a New Hampshire trust company, and of the payment of franchise taxes, if any, in New Hampshire by Olde Port.

            (d) Any and all permits and approvals of governmental bodies and material consents (including all consents of landlords) and authorizations of other third parties shall have been obtained by Olde Port, NECB and NECB Interim Bank which are required with respect to and are necessary in connection with (i) the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (ii) the ownership by the Resulting Bank of all of the properties and assets of Olde Port, and (iii) the conduct by the Resulting Bank of the business of Olde Port as conducted by Olde Port at the Effective Time.

            (e) NECB shall have received an opinion, dated the date of Closing, from counsel to Olde Port regarding certain legal matters.

            (f) Olde Port shall have caused to be delivered to NECB a letter from Olde Port's independent public accountants with respect to Olde Port, and dated the date of the Closing, and addressed to NECB and Olde Port, regarding certain accounting matters.

            (g) Neither NECB, NECB Interim Bank nor Olde Port shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which would impose limitations on the ability of NECB to exercise full rights of ownership of the assets or business of Olde Port, and no action, suit, proceeding or investigation shall be pending or threatened that is reasonably likely to result in any such order, decree or injunction.

            (h) Except as otherwise provided for in the Merger Agreement, any agreement to which Olde Port is a party which takes effect upon, or which provides a penalty or payment conditioned upon or related to, a change of control of Olde Port shall have been duly terminated with no cost or expense to Olde Port or NECB.

      Olde Port's obligations under the Merger Agreement are subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Olde Port:

            (a) Each of the obligations of NECB and NECB Interim Bank required to be performed by it at or prior to the Effective Time shall have been duly and validly performed and complied with and the representations and warranties of NECB contained in the Merger Agreement shall be true and correct in all respects as of the date of the Merger Agreement and as of the Effective Time as though made at and as of the Effective Time, and Olde Port shall have received a certificate to that effect signed by the President and Chief Financial Officer of NECB.

            (b) All action required to be taken by, or on the part of, (i) NECB to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of NECB and (ii) NECB Interim Bank to authorize the execution, delivery and performance of the Bank Merger Agreement and the consummation of the transactions contemplated thereby shall have been duly and validly taken by NECB Interim Bank; and Olde Port shall have received certified copies of the resolutions evidencing such authorizations.

            (c) Any and all permits and approvals of governmental bodies and material consents (including all consents of landlords) and authorizations of other third parties shall have been obtained by Olde Port, NECB and NECB Interim Bank which are required with respect to and are necessary in connection with (i) the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (ii) the ownership by the Resulting Bank of all of the properties and assets of Olde Port, and (iii) the conduct by the Resulting Bank of the business of Olde Port as conducted by Olde Port at the Effective Time.

            (d) Olde Port shall have received from HAS Associates, or such other investment banker as may be selected by Olde Port, both prior to execution of this Agreement and immediately prior to the mailing to its shareholders of the Proxy Statement, an opinion in form and substance reasonably satisfactory to Olde Port that the terms of the Merger are fair to Olde Port and its shareholders from a financial point of view.

            (e) Olde Port shall have received certificates as of a day as close as practicable to the date of the Effective Time from appropriate authorities as to the good standing of, and the payment of franchise taxes, if any, by NECB.

            (f) Olde Port shall have received an opinion, dated the date of Closing, from counsel to NECB, regarding certain legal matters in form and substance reasonably satisfactory to Olde Port.

            (g) Olde Port shall have received an opinion of counsel for Olde Port or NECB substantially to the effect that for federal income tax purposes no gain or loss will be recognized by shareholders of Olde Port with respect to NECB Common Stock received solely in exchange for Olde Port Common Stock pursuant to the Merger Agreement (noting, however, that non-taxability does not extend to cash received in lieu of a fractional share interest in NECB Common Stock, or by dissenters, if any).

      No assurance can be provided as to when, or whether, the regulatory consents and approvals necessary to consummate the Merger will be obtained or whether all of the other conditions precedent to the Merger will be satisfied or waived by the party permitted to do so. See "Regulatory Approvals Required for the Merger." If the Merger is not effected on or before December 31, 1998, the Merger Agreement may be terminated by a vote of a majority of the Board of Directors of either NECB or Olde Port, unless the failure to effect the Merger by such date is due to the breach of the Merger Agreement by the party seeking to terminate the Merger Agreement.

Regulatory Approvals Required for the Merger

      The Merger is subject to the prior approval of the FDIC under the Bank Merger Act, as amended (the "BMA"), and an application for such approval has been filed with the FDIC. In reviewing the BMA application, the FDIC must take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. In addition, the BMA prohibits the FDIC from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the FDIC finds that the anticompetitive effects of the Merger are clearly outweighed by the public interest and the probable effect on the transaction in meeting the convenience and needs of the communities to be served. In addition, under the BMA, the Merger may not be consummated until the fifteenth day following the date of FDIC approval of the Merger, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action during the waiting period would stay the effectiveness of such approval unless a court specifically orders otherwise.

      In addition, the Merger is subject to the prior approval of the FRB under the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"). The Holding Company Act requires prior approval by the FRB before a bank holding company acquires, directly or indirectly, ownership or control of voting shares of a bank if after such acquisition it would own or control directly or indirectly more than five percent of the voting stock of such bank, except where 50 percent or more is already owned, or acquires substantially all of the assets of any bank.

      The Holding Company Act further provides that the FRB shall not approve any acquisition, merger or consolidation which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States. Further, the FRB may not approve any other proposed acquisition, merger or consolidation, the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or which in any other manner would be in restraint of trade, unless the anti-competitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served.

      The Merger also is subject to the approval of the Bank Commissioner pursuant to Section 388:8 of the New Hampshire Revised Statutes Annotated and an application for such approval has been filed with the Bank Commissioner. The New Hampshire Board of Trust Company Incorporation (the "NHBTCI") must approve the formation of NECB Interim Bank and the issuance to NECB of a Certificate of Affiliation under New Hampshire law before the Merger may be consummated. The NHBTCI will consider the issuance of such a certificate after receipt of the application meeting specified requirements in consideration of the recommendation of the Bank Commissioner. The factors considered by the NHBTCI in issuing a Certificate of Affiliation include the record of performance of the applicant in serving the credit needs of the communities in which it has operated in the past, including low and moderate income neighborhoods, and the plan of the applicant for providing new services in New Hampshire and for serving the credit needs of the communities in which the New Hampshire bank with which it proposes to affiliate is located, consistent with safe and sound banking practices. Following any such approval, the Bank Commissioner is required to monitor the applicant to determine if it is complying with its program to bring net new funds to New Hampshire and its plan to provide new services and to serve the credit needs of the appropriate communities in New Hampshire.

      Although neither Olde Port nor NECB is aware of any basis for disapproving the Merger, there can be no assurance that all requisite approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements which, individually or in the aggregate, would (i) result in a material adverse effect on the financial condition, results of operations, business or prospects of the Resulting Bank or
(ii) reduce the economic or business benefits of the transactions contemplated by the Agreement.

      NECB and Olde Port are not aware of any other regulatory approvals that are required for consummation of the Merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, would be obtained.

      The Merger will not be consummated unless all of the requisite regulatory approvals for the transactions contemplated by the Merger Agreement are obtained. See "Conditions to Consummation of the Merger" above.

Conduct of Business Pending the Merger

      Pursuant to the Merger Agreement, Olde Port has agreed that until the Effective Time, Olde Port will conduct its business only in the ordinary course and consistent with prudent banking practice, will use all reasonable efforts to preserve Olde Port's properties wherever located, and will comply in all material respects with all laws applicable to Olde Port or the conduct of its business. Olde Port will use all reasonable efforts to preserve its business organization intact, to keep available the present services of its employees, and to preserve the goodwill of its customers and others with whom business relationships exist. In addition, Olde Port has agreed that, except as otherwise consented to or approved by a duly authorized officer of NECB or as permitted or required by the Merger Agreement, Olde Port will not:

            (a) enter into or amend certain contracts designated in the Merger Agreement;

            (b) change any provision of its Articles of Agreement or Bylaws or similar governing documents;

            (c) change the number of issued shares of its capital stock, or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any shares of its capital stock;

            (d) make unsecured loans in excess of $100,000 for any individual loan or in excess of $150,000 in the aggregate to any one borrower, other than renewals in the ordinary course of business and not involving any change in terms;

            (e) make any loan or loans described as Undesirable or Prohibited as designated in the Merger Agreement; make any secured loan or loans, other than residential mortgage loans with a loan to value ratio in excess of 80%, in an aggregate amount to any one borrower (including members of his/her immediate family or affiliates of such borrower) in excess of $250,000, except for loans sold to investors and renewals in the ordinary course of business and not involving any change in terms; make any junior mortgage loan in excess of $100,000 behind first mortgages if the resulting loan to value ratio of the combined mortgages would exceed 75% or if prior mortgage loans are in excess of $200,000; make any commercial loan or loans in excess of $150,000 unless fully secured by readily marketable collateral or real estate with a maximum loan to value ratio of 75%; or honor or extend any overdraft in excess of $5,000 unless fully secured by readily marketable collateral;

            (f) make any new loans to any director, officer or employee of Olde Port, or any member or affiliate of their respective families;

            (g) other than with respect to residential mortgage loans, renew or otherwise reinstate any loan that has been in default for a period of 30 days or more which, when added to any loans outstanding to the families or affiliates of any debtor or surety under the defaulted loans (whether or not such other loans are in default) has a balance outstanding in excess of $100,000, except that Olde Port may accept payments for the purpose of bringing loans current, so long as there is no amendment or restructuring of the loans;

            (h) offer rates on deposits that are set in deviation from past practice and procedure employed by Olde Port or are materially higher than those of its competitors in the local market, or offer loan pricing which is materially different relative to its competitors in the local market;

            (i) hire or retain any new employees, consultants or contractors, or increase the compensation or benefits of current employees, consultants or contractors, except that Olde Port may hire replacements for current employees who are not officers or managers if such employees cease to be employees of Olde Port;

            (j) make any capital expenditures in excess of $10,000;

            (k) enter into any real property lease or any lease of personal property or extend or modify any existing lease of real or personal property;

            (l) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material to Olde Port;

            (m) take any action that is intended to or would result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger not being satisfied, or in a violation of any provision of the Merger Agreement except, in every case, as may be required by applicable law;

            (n) change its methods of accounting in effect at December 31, 1997, except as required by law or by changes in GAAP or regulatory accounting principles which changes are concurred in by Olde Port's independent auditors;

            (o) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Merger, except as may be required by applicable law;

            (p) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

            (q) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

            (r) file any application to open, relocate or terminate the operations of any banking office;

            (s) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business;

            (t) purchase or sell loans in bulk;

            (u) foreclose upon or take deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property; and shall not foreclose upon such commercial real estate if such environmental assessment indicates the likely presence of hazardous material without appropriate remediation being performed before acceptance of title;

            (v) terminate the employment of, or decrease in any material respect, the duties, obligations, responsibilities, or position of any senior officer of Olde Port other than for just cause; or

            (w) agree to do any of the foregoing.

      Pursuant to the Merger Agreement, NECB has agreed that until the Effective Time, except as provided in the Merger Agreement or with the prior consent of Olde Port, neither NECB nor any of its subsidiaries will (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger not being satisfied, or in a violation of any provision of the Merger Agreement, except as may be required by applicable law; (ii) take any action that would materially adversely affect or materially delay or otherwise adversely affect the regulatory approvals required to consummate the Merger; or
(iii) agree to do any of the foregoing.

Amendment and Termination

      Amendment. Subject to compliance with applicable law, prior to the Effective Time, the Merger Agreement may be amended by an agreement in writing approved by the NECB Board and the Olde Port Board provided that after the approval by the shareholders of Olde Port, the Merger Agreement may not be amended to change the Per Share Merger Consideration to be received by shareholders of Olde Port in any material respect other than as provided in the Merger Agreement.

      Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, either before or after its approval by the shareholders of Olde Port, as follows: (i) by the mutual consent of NECB and Olde Port if the Board of Directors of each so determines by a vote of the majority of the members of its entire Board; (ii) by either NECB or Olde Port upon written notice to the other 90 days after the date on which any request or application for a required regulatory approval required to consummate the Merger is denied or withdrawn at the request of the governmental entity which must grant such approval, unless within such 90-day period a petition for rehearing or an amended application has been filed with the applicable governmental entity (or unless the failure to obtain the necessary regulatory approval is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its covenants and agreements set forth in the Merger Agreement); (iii) by either NECB or Olde Port if the Merger has not been consummated by December 31, 1998, unless the failure to consummate the Merger is due to a breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; (iv) by either NECB or Olde Port, if any approval of the shareholders of either party required for consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof; (v) by either NECB or Olde Port (provided that the terminating party is not then in material breach of the Merger Agreement), if there shall have been a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the closing of the Merger (the "Closing"); (vi) by NECB or Olde Port by reason of the institution by any governmental agency of any litigation or proceeding to restrain or prohibit the consummation of the Merger;
(vii) by NECB if at the time of such termination there shall have been a reduction in Olde Port's capital of 10% or more below the levels disclosed to NECB in the December 31, 1997 financial statements of Olde Port referred to in the Merger Agreement, unless such change shall have resulted from conditions affecting the banking industry generally; (ix) by NECB if the results of any regulatory examination of Olde Port indicate (a) any action or actions the net effect of which is likely to result in a reduction of the capital of Olde Port of 10% or more below levels disclosed to NECB in the December 31, 1997 financial statements of Olde Port referred to in the Merger Agreement or (b) any other action that is likely to result in a significant restriction on Olde Port, its business or operations; or (viii) by NECB if, in order to obtain any required permit, consent, approval or authorization of any governmental authority having jurisdiction, NECB or the Resulting Bank will be required to agree to, or will be subjected to, a limitation upon its activities following the Effective Time which NECB reasonably regards as materially adverse.

      In addition, NECB may terminate the Merger Agreement if the Average Closing Price, as previously defined, of the NECB Common Stock shall be less than $20.00 per share. Notwithstanding the foregoing, if NECB elects to exercise this termination, it must give prompt written notice to Olde Port. During the seven-day period commencing with its receipt of such notice, Olde Port will have the option of reducing the consideration to be received by the holders of Olde Port Common Stock by increasing the Average Closing Price for purposes of the Exchange Ratio, as previously defined, to equal $20.00. If Olde Port makes this election within the seven-day period, it must give prompt written notice to NECB, whereupon no termination shall occur.

      Olde Port also may terminate the Merger Agreement if the Average Closing Price of the NECB Common Stock is greater than $30.00 per share. If Olde Port elects to exercise this termination right, it must give prompt written notice to NECB. During the seven-day period commencing with its receipt of such notice, NECB has the option of increasing the consideration to be received by the holders of Olde Port Common Stock by reducing the Average Closing Price for purposes of the Exchange Ratio to equal $30.00. If NECB makes the election described in the preceding sentence within the seven-day period, it must give prompt written notice to Olde Port, whereupon no termination shall occur.

      If either NECB or Olde Port terminates the Merger Agreement, neither NECB nor Olde Port will have any further obligations under the Merger Agreement except (i) for certain specified provisions of the Merger Agreement relating to confidentiality and expenses and (ii) that no party will be relieved or released from any liabilities or damages arising out of its willful breach of any provisions of the Merger Agreement.

Employee Matters

      NECB will provide the employees of Olde Port who are offered employment with NECB or Olde Port, and who accept such employment, with benefits comparable to those provided to its own employees in similar positions and with comparable terms of service with NECB or Olde Port, as reasonably determined by NECB and Olde Port. The Merger Agreement does not obligate NECB Associates to retain employees of Olde Port.

Interests of Certain Persons in the Merger

      Directors and executive officers of Olde Port have the following interests in the Merger: Olde Port directors and executive officers collectively owned, as of February 28, 1998, 20,900 shares of Olde Port Common Stock to be exchanged for NECB Common Stock in the Merger (assuming a $200.00 Olde Port equivalent share price, these shares will have a market value of approximately $4,180,000).

      As of February 28, 1998, directors and executive officers of Olde Port held Olde Port stock options for a total of 1,900 shares at exercise prices of between $50.00 and $120.00 per share. All outstanding unexercised stock options under Olde Port's stock option plan will be converted at the Effective Time into a number of shares of NECB Common Stock equal to the aggregate option value for all of the optionee's stock options divided by the Average Closing Price, as previously defined. The option value for an option will be determined by subtracting the stated exercise price of the option from $200.00.

      Also, under the terms of the Merger Agreement, at the Effective Time, NECB will provide for the election of James A. Cotter, Jr., currently Chairman of the Board of Olde Port, to the Board of Directors of NECB. With the exception of Mr. Cotter, the existing members of the Board of Directors of Olde Port will serve as directors of the Resulting Bank.

Fees and Expenses Under Certain Circumstances

      NO SOLICITATION OF TRANSACTIONS. Olde Port has agreed in the Merger Agreement that Olde Port shall not solicit, approve or recommend to its shareholders, or undertake or enter into with or without shareholder approval, either as the surviving or disappearing or the acquiring or acquired corporation, any other merger, consolidation, assets acquisition, tender offer or other takeover transaction, or furnish or cause to be furnished any information concerning its business, properties or assets to any person or entity (other than NECB) interested in any such transaction (except for directors and executive officers of Olde Port and such other persons as may be required by law), and Olde Port will not authorize or permit any officer, director, employee, investment banker or other representative, directly or indirectly, to solicit, encourage or support any offer from any person or entity (other than NECB) to acquire substantially all of the assets of Olde Port, to acquire 10% or more of the outstanding stock of Olde Port, to enter into an agreement to merge with Olde Port, or to take any other action that would have substantially the same effect as the foregoing, without the written consent of NECB (any such solicitation, approval, undertaking, authorization, permission or other action referred to in this sentence being sometimes referred to as an "Unauthorized Action"). If the Merger is not consummated in accordance with the terms set forth in the Merger Agreement because of any such Unauthorized Action or omission by Olde Port, Olde Port shall on demand pay to NECB the sum of $1,000,000 as liquidated damages. The above restrictions do not preclude the directors from taking actions which they determine, in the exercise of their fiduciary duties, are in the best interests of the shareholders of Olde Port; however, if they take any Unauthorized Action, Olde Port will be responsible for the aforementioned liquidated damages.

      BREACHES OF REPRESENTATIONS AND WARRANTIES. If either Olde Port or NECB fails to perform any material covenant or agreement in the Merger Agreement, or if any representation or warranty by Olde Port or NECB is determined to be materially untrue (the party which fails to perform or which makes the untrue representation or warranty being the "Breaching Party"), and if, at the time of the failure or untrue representation or warranty by the Breaching Party, the other party is not a Breaching Party (the "Non-Breaching Party"), and if the Agreement is thereafter terminated prior to the Effective Time, then the Breaching Party shall on demand pay to the Non-Breaching Party $1,000,000 as liquidated damages.

Anticipated Accounting Treatment

      It is anticipated that the Merger will be treated as a "pooling of interests" for accounting and financial reporting requirements. The Unaudited Pro Forma Combined Financial Information contained in this Proxy
Statement-Prospectus has been prepared using the pooling accounting method to account for the Merger. See "Unaudited Pro Forma Combined Financial Information."

Resales of NECB Common Stock Received in the Merger

      The shares of NECB Common Stock to be issued in the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any Olde Port shareholder who may be deemed to be an "affiliate" of Olde Port for purposes of Rule 145 under the Securities Act. Affiliates may not sell their shares of NECB Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. This Proxy Statement-Prospectus does not cover any resales of NECB Common Stock received by persons who may be deemed to be affiliates of Olde Port. Persons who may be deemed to be affiliates of Olde Port generally include individuals or entities that control, are controlled by or are under common control with Olde Port, and may include certain officers and directors as well as principal shareholders of Olde Port.

Trading Market for NECB Common Stock

      NECB Common Stock is listed on the Nasdaq NM. NECB has agreed to cause the shares of NECB Common Stock to be issued in the Merger to be approved for listing on the Nasdaq NM, subject to official notice of issuance, prior to the Effective Time. The obligations of the parties to consummate the Merger are subject to approval for listing by the Nasdaq NM of such shares. See "Conditions to Consummation of the Merger."

Federal Income Tax Consequences

      Neither NECB nor Olde Port has requested an advance ruling from the Internal Revenue Service as to the tax consequences of the Merger.

      Set forth below is a summary of the anticipated material federal income tax consequences of the Merger to shareholders of Olde Port. The federal tax laws are complex, and the tax consequences of the Merger may vary depending upon each shareholder's individual circumstances or tax status. Accordingly, this summary is not a complete description of all of the consequences of the Merger and, in particular, may not address federal income tax considerations that may affect the treatment of a shareholder which, at the Effective Time, already owns shares of NECB Common Stock, is not a U.S. citizen, is a tax-exempt entity, is a financial institution or an insurance company, is an individual who acquired Olde Port Common Stock pursuant to an employee stock option or right or otherwise as compensation, or who exercises some form of control over Olde Port. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. This summary is based on laws, regulations, rulings and judicial decisions as in effect on the date of this Proxy Statement-Prospectus, without consideration of the particular facts or circumstances of any holder of Olde Port Common Stock. No assurance can be given that, after any such change, this summary would not be different.

      Because of the complexities of the federal income tax laws and because the tax consequences may vary depending upon a shareholder's individual circumstances or tax status, shareholders are strongly encouraged to consult with their personal tax advisors with respect to the specific tax consequences of the Merger to them, including the tax consequences of applicable federal, state, local, foreign or other laws.

      Olde Port has received an opinion from Devine, Millimet & Branch, Professional Association, legal counsel to Olde Port ("Devine, Millimet"), as to the material federal income tax consequences of the Merger. That opinion is based on facts, representations and assumptions that were provided by Olde Port and NECB and that are consistent with the state of facts that Olde Port and NECB believe will be existing as of the Effective Time, including (but not limited to) an assumption that, other than cash paid to dissenters and cash paid in lieu of fractional shares, no cash will be paid to Olde Port's shareholders pursuant to the Merger. Based on such facts, representations and assumptions, Devine, Millimet has opined that, for federal income tax purposes: (i) the Merger, when consummated in accordance with the Merger Agreement and certain related agreements, will constitute or will be part of a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by a shareholder of Olde Port who exchanges all of the shareholder's Olde Port Common Stock solely for NECB Common Stock pursuant to the Merger (except as described below with respect to cash received in lieu of a fractional share interest in NECB Common Stock); (iii) the aggregate adjusted tax basis of the NECB Common Stock received by a shareholder who exchanges all of the shareholder's Olde Port Common Stock solely for NECB Common Stock in the Merger will be the same as the aggregate adjusted tax basis of the Olde Port Common Stock surrendered in exchange therefor, reduced by any amount allocable to a fractional share interest for which cash is received; and (iv) the holding period for NECB Common Stock received in exchange for Olde Port Common Stock will include the period during which the shareholder held the Olde Port Common Stock surrendered in the exchange, provided that the Olde Port Common Stock was held as a capital asset at the Effective Time.

      For federal income tax purposes, cash received by a holder of Olde Port Common Stock in lieu of a fractional share interest in NECB Common Stock will be treated as received in exchange for such fractional share interest, and gain or loss generally will be recognized for federal income tax purposes measured by the difference between the amount of cash received and the portion of the basis of the share of Olde Port Common Stock allocable to such fractional share interest. Such gain or loss should be long-term capital gain or loss if the shareholder's shares of Olde Port Common Stock are held as capital assets and have been held for more than one year at the Effective Time. Generally, any long-term capital gain resulting from the receipt of cash by a holder of Olde Port Common Stock in lieu of a fractional share of NECB Common Stock will be taxed at a maximum rate of 28% if, at the Effective Time, such share of Olde Port Common Stock had been held for one year or longer but not more than 18 months, and at a rate of 20% if, at the Effective Time, such share had been held for more than 18 months.

      A holder of Olde Port Common Stock who exercises dissenters' rights under applicable New Hampshire law and who receives a cash payment of the fair value of the holder's shares of Olde Port Common Stock will be treated as having received such payment in redemption of such shares. Such redemption will be subject to the conditions and limitations of Section 302 of the Code, including the attribution rules of Section 318 of the Code. In General, if the shares of Olde Port Common Stock are held by the holder as a capital asset at the Effective Time, a dissenting holder will recognize capital gain or loss measured by the difference between the amount of cash received by such holder and the basis for such shares. If, however, such holder owns, either actually or constructively, any other Olde Port Common Stock or NECB Common Stock, the payment made to such holder could be treated as dividend income. In general, under the constructive ownership rules of the Code, a holder may be considered to own stock that is owned, and in some cased constructively owned, by certain related individuals or entities, as well as stock that such holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security. Each shareholder of Olde Port Common Stock who contemplates exercising dissenters' rights should consult his or her own tax advisor as to the possibility that the payment will be treated as dividend income.

      It is a condition precedent to the obligation of Olde Port to effect the Merger that Olde Port receive an opinion from its counsel or from counsel for NECB, dated as of the Effective Time, with respect to certain federal income tax consequences of the Merger. See "THE MERGER AGREEMENT - Conditions to Consummation of the Merger." Such opinion will be based upon facts existing at the Effective Time, and in rendering such opinion, counsel will require and rely upon facts, representations and assumptions that will be provided by Olde Port and NECB.

Dissenters' Rights

      Pursuant to NHRSA Section 388:13, which incorporates Sections 293-A:13.01 et seq. of the NHBCA, any holder of shares of Olde Port Common Stock who objects to the Merger is entitled to dissent from the Merger and have the fair value of such shares ("Dissenting Shares") as determined by Olde Port, or if necessary, judicially determined, paid to him, by complying with the provisions of Sections 293-A:13.01 et seq. of the NHBCA. Failure to take any steps set forth in Sections 293-A:13.01 et seq. in connection with the exercise of such rights may result in termination or waiver thereof.

      The following is a summary of the statutory procedures required to be followed by a holder of Dissenting Shares (a "Dissenting Shareholder") in order to exercise his rights under the NHBCA. This summary is qualified in its entirety by reference to NHRSA 388:13 and Sections 293-A:13.01 et seq. of the NHBCA, the text of which are attached as Appendix E to this Proxy
Statement-Prospectus.

      If a shareholder elects to exercise dissenters' rights with respect to the Merger, such shareholder must (i) file with Olde Port prior to the vote on the Merger at the Special Meeting a written notice of intention to demand payment for his shares if the Merger is effected and (ii) not vote in favor of the Merger. The written notice required to be delivered to Olde Port by Dissenting Shareholders is in addition to and separate from any proxy or vote against the Merger. Neither voting against nor failure to vote for the Merger will constitute the written notice required to be filed by a Dissenting Shareholder. Failure to vote against the Merger, however, will not constitute a waiver of rights under Sections 293-A:13.01 et seq. of the NHBCA provided that a written notice has been properly filed. A signed proxy that is returned but which does not contain any instructions as to how it should be voted will be voted in favor of approval of the Merger and will be deemed a waiver of dissenters' rights. See "The Special Meeting - Revocation of Proxies."

      A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if (i) he or she submits to Olde Port the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and (ii) he or she does so with respect to all shares of Olde Port Common Stock of which he or she is the beneficial owner or over which he or she has the power to direct the vote. A record holder of shares of Olde Port Common Stock may dissent on behalf of any beneficial owner with respect to all but not less than all the shares of such owner if the record holder notifies Olde Port in writing of the name and address of each such person on whose behalf the record holder asserts dissenters' rights. All notices of intention to demand payment should be addressed to:
Michael E. Kenslea, President and Chief Executive Officer. Olde Port Bank & Trust Company, 501 Islington Street, Portsmouth, NH 03802.

      If the Merger is approved, the Resulting Bank is obligated to give written notice to each Dissenting Shareholder who filed a notice of intention to demand payment and who did not vote in favor of approval of the Merger no later than 10 days after the approval of the Merger by the shareholders of Olde Port. The notice must be accompanied by a copy of Sections 293-A:13.01 et seq. and must
(i) state where a demand for payment must be sent and where and when certificates for Dissenting Stock must be deposited in order to obtain payment,
(ii) inform holders of uncertified shares to what extent transfer of the shares will be restricted after the payment demand is received, (iii) be accompanied by a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the proposed Merger and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date, and (iv) set a date by which the Resulting Bank shall receive the payment demand, which date shall not be less than 30 days, nor more than 60 days, after the date the notice is delivered.

      A Dissenting Shareholder who fails to demand payment or to deposit certificates for Dissenting Shares, as required, shall have no rights under
Section 293-A:13.01 et seq. to receive payment for the Dissenting Shares.

      Unless the Merger has been effected and the Resulting Bank has made the payment required below within 60 days after the date for demanding payment and depositing certificates for Dissenting Shares, the Resulting Bank shall return any certificates for Dissenting Shares so deposited. If such Dissenting Shares have been returned by the Resulting Bank, the Resulting Bank may at a later time send a new notice conforming to the requirements herein described.

      Upon consummation of the Merger, the obligations of Olde Port under Sections 293-A:13.01 et seq. will be assumed by the Resulting Bank.

      As soon as the Merger has been consummated, or upon receipt of demand for payment, if the Merger has already been consummated, the Resulting Bank shall remit to each Dissenting Shareholder who has made proper demand and deposited his or her certificates, the amount which the Resulting Bank deems to be fair value of his Dissenting Shares, with accrued interest, if any, accompanied by
(i) Olde Port's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, (ii) an income statement and a statement of changes in shareholders' equity for such fiscal year, (iii) Olde Port's latest available interim financial statements, if any, (iv) a statement of the Resulting Bank's estimate of the fair value of the shares, (v) an explanation of how interest was calculated, and (vi) a statement of the Dissenting Shareholder's right to demand supplemental payment pursuant to
Section 293-A:13, as well as a copy of Sections 293-A:13.01 et seq. Fair value of Dissenting Shares means the value immediately before the Effective Time, excluding any change in value in anticipation of the Merger if such exclusion is not inequitable (which amount may be more, less than or the same as the consideration to be received by shareholders of Olde Port in connection with the Merger).

      If the Resulting Bank fails to remit such fair value to the Dissenting Shareholder or if such Dissenting Shareholder believes that the amount so remitted to be less than fair value (or that the interest, if any, is not correct), such Dissenting Shareholder may send NECB his own estimate of fair value (and interest, if any) and demand payment of the deficiency. If the Dissenting Shareholder does not file the estimate within 30 days of remittance by the Resulting Bank, such Dissenting Shareholder shall be entitled to no more than the amount remitted.

      Within 60 days after a demand for payment of the deficiency, if it remains unsettled, the Resulting Bank shall file a petition with the Superior Court of Rockingham County, New Hampshire (the "Court") requesting determination of the fair value of the Dissenting Shares and accrued interest. All Dissenting Shareholders whose demands have not been settled shall be parties to such action and shall be served by copy of the petition. The Court shall determine the fair value of the Dissenting Shares and each Dissenting Shareholder shall be entitled to judgment for the amount, if any, by which the payment previously remitted by the Resulting Bank is exceeded by the Court's determination of fair value. If the Resulting Bank does not file a petition, each Dissenting Shareholder who has made a demand and who had not settled his or her claim shall be entitled to receive the amount demanded with interest and may sue to enforce his or her claim in an appropriate court.

      The Resulting Bank may elect to withhold remittances to any Dissenting Shareholder who does not own his or her shares before February 10, 1998, the date the Merger was announced. With respect to these shares, upon consummation of the Merger, the Resulting Bank shall give its fair value estimate and explain the basis thereof and offer to pay the amount to such Dissenting Shareholder in full satisfaction. If the Dissenting Shareholder disagrees, he or she may within 30 days mail the Resulting Bank his or her estimate and demand payment. If the Dissenting Shareholder fails to mail such a response, he or she is entitled only to the Resulting Bank's offer. If demand is made, further proceedings shall follow the procedures for judicial appraisal of shares set forth above.

      The cost of an appraisal proceeding, including cost and expenses of appraisers appointed by the Court, shall be determined by the Court and assessed against the Resulting Bank, except that the Court may assess any part of such costs and expenses to all or some of the Dissenting Shareholders who are parties and whose action the Court finds to be contrary, vexatious or not in good faith in demanding payment under Section 293-A:13.01 et seq. or may be assessed against the Resulting Bank if the Court finds the Resulting Bank failed to comply substantially with the requirements of Section 293-A:13 et seq. or may be assessed against any other party if such party acted arbitrarily, vexatiously or not in good faith with respect to its Dissenters' Rights.

                         INFORMATION REGARDING OLDE PORT

Business

      Olde Port is a state chartered trust company incorporated under the laws of the State of New Hampshire on March 11, 1986. It commenced operation as a New Hampshire state chartered trust company on October 30, 1986. Olde Port does a general banking trust company business. Olde Port is an insured bank under the Federal Deposit Insurance Act. Like most state-chartered banks in New Hampshire, Olde Port is not a member of the Federal Reserve System.

      The Portsmouth, New Hampshire area has a number of institutions which offer varied and innovative financial products. The types of institutions range from large regional banks to various institutions of smaller size. Competition may be further increased by virtue of recent changes to state and federal banking laws. State law generally confers substantially similar powers on banks and thrifts. State and federal law currently allow out-of-state institutions to acquire New Hampshire banks. Federal law will allow such institutions to merge New Hampshire institutions. Olde Port cannot predict the long-range effect of this legislation on operations at this time.

      No material portion of Olde Port's deposits has been obtained from a single person, nor is any material portion of Olde Port's loans concentrated in one industry or group of related industries.

      Olde Port conducts substantially the same business operations as are typical for an independent New Hampshire commercial bank. Olde Port operates as a hometown, or community-type bank, focusing on the banking needs of and providing personal services to local customers. The range of services offered includes business and personal checking accounts, interest-bearing "NOW" accounts, savings accounts, certificates of deposit, money market accounts, IRA accounts, an on-site automatic teller machine, safe deposit box facilities, money orders, travelers' checks, the extension of long and short term, secured and unsecured, business, student and personal loans, mortgages on commercial and residential real estate, home equity lines of credit, direct deposit of payroll and Social Security checks, Treasurer's checks, food stamps, welfare check cashing, foreign transfers and remittances, night deposit bags, wire transfers, investment transactions, Christmas Clubs, credit cards and savings bonds.

Properties

      Olde Ports owns its main and only facility at 501 Islington Street, Portsmouth, New Hampshire.

Legal Proceedings

      There are no material adverse legal proceedings, other than ordinary routine litigation incidental to normal business, to which Olde Port is a party or to which its properties are subject.

Director Compensation

      Each outside director of Olde Port, except the Chairman of the Board, receives $200 for each Board meeting he or she attends and $100 for each Committee meeting attended. The Chairman of the Board receives a fee of $600 per month.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF OLDE PORT

OVERVIEW

      Olde Port is a New Hampshire chartered trust company. Olde Port conducts business from its main office in Portsmouth, New Hampshire. Olde Port's primary focus is servicing the needs of small businesses, new businesses and the professional community while offering a wide range of deposit products for the general public.

      Olde Port reported net income for 1997 of $642,720, or $9.60 per share--basic, compared to $571,441, or $8.63 reported in 1996. Return on assets ("ROA") and return on equity ("ROE") were 1.47% and 14.87%, respectively, for 1997 compared to 1.52% and 15.59%, respectively, in 1996. The increase of $71,279 was attributable primarily to increases in net interest and dividend income of $191,309 and a decrease in applicable income taxes of $10,474 offset by decreases in non-interest income totaling $6,589 and an increase in various non-interest expenses of $121,915. On an earnings per share basis, 1997 increased by $0.97, or 11.2%, over the $8.63 earnings per share--basic for 1996.

      Net interest income on a fully taxable-equivalent ("FTE") basis totaled $2,123,000 for 1997 compared to $1,888,000 in 1996. The net interest margin for 1997 was 5.20% versus 5.43% in 1996. The increase in net interest income is primarily due to growth in average earning assets.

      The provision for possible loan losses was $20,000 compared to $18,000 in 1996. The change reflects the increase in loans outstanding as well as an increase in net charge-offs.

      Noninterest income decreased to $265,686 in 1997 from $272,275 in 1996, while noninterest expense totaled $1,368,271 in 1997 compared to $1,246,356 in 1996. Olde Port's efficiency ratio--which measures how much it costs Olde Port to produce each dollar of revenue--equaled 58.5% for 1997 compared to 57.8% for 1996.

      Net loans increased 23% and amounted to $29,032,344 at December 31, 1997 compared to $23,602,151 a year earlier. Total deposits amounted to $39,398,860 at December 31, 1997 compared to $35,256,051 at December 31, 1996, an increase of more than 11%. Shareholders' equity increased by $742,798, or 18.65%, from $3,983,264 at December 31, 1996 to $4,726,062 at year-end 1997.

INCOME STATEMENT ANALYSIS

Net Interest Income

      Net interest income, which is defined as the difference between interest earned on earning assets and interest paid on deposits and borrowings, represents the largest component of Olde Port's operating income. The principal earning assets of Olde Port are its loan portfolio--which is primarily comprised of loans to finance operations of businesses located within its market area, mortgage loans to finance the purchase or improvement of properties used by businesses and mortgage loans and personal loans to individuals. Representing approximately one-quarter of Olde Port's earning assets, Olde Port's investment portfolio also plays an important part in the management of Olde Port's balance sheet. These funds are used to provide reserves and meet the liquidity needs of Olde Port while providing a source of revenue. Excess reserves are available to meet the borrowing needs of the communities it serves. For the following discussion, interest income is presented on a FTE basis. FTE interest income restates reported interest income on tax exempt loans and securities as if such interest were taxed at the applicable State and Federal income tax rates for all periods presented.

      In 1997, net interest income increased $235,000, or 12% over 1996. The increase in 1997 is largely due to growth in earning assets which increased a substantial $6,057,000 or 17% compared to the 1996 average. This increase was fueled by the strong growth in average loans outstanding which increased by $4,440,000 or 19% from 1996. Interest-bearing liabilities also increased in 1997 averaging $32,886,000 compared to $28,435,000 a year earlier.

      The following table summarizes the components of Olde Port's net interest income, net interest spread and net interest margin. Interest income is included on a fully taxable equivalent basis which restates reported interest income on tax-exempt securities as if such interest were taxed at the applicable state and federal income tax rates for all periods presented.

          Distribution of Assets, Liabilities and Shareholders' Equity;
                    Interest Rates and Interest Differential
                                    ($000's)

                                      For the Year Ended               For the Year Ended               For the Year Ended
                                       December 31, 1997                December 31, 1996                December 31, 1995
                                      -------------------              -------------------              ------------------

                                   Average                         Average                           Average
                                   Balance   Interest    Rate      Balance   Interest      Rate      Balance    Interest   Rate
                                   -------   --------    ----      -------   --------      ----      -------    --------   ----
Loans (a)                          $27,750    $2,866   10.33%      $23,310    $2,440      10.47%     $21,086      $2,246  10.65%
Investment Securities (b)           10,931       709    6.49%        9,919       627       6.32%       9,195         545   5.93%
Interest Bearing Deposits              783        45    5.75%          574        34       5.92%         578          31   5.36%
Federal Funds Sold                   1,357        73    5.38%          961        50       5.20%         443          25   5.64%
                                   -------    ------               -------    ------                 -------      ------
Total Interest-Earning Assets       40,821     3,693    9.05%       34,764     3,151       9.06%      31,302       2,847   9.10%
                                              ------                          ------                              ------
Loan Loss Reserves                    (715)                           (695)                             (739)
Cash and Due from Banks
   and Other Assets                  3,716                           3,392                             2,940
                                   -------                         -------                           -------
Total Assets                       $43,822                         $37,461                           $33,503
                                   =======                         =======                           =======

NOW Accounts                       $ 4,232       $93    2.20%       $3,760       $82       2.18%      $3,747         $75   2.00%
Savings Accounts                     4,305       142    3.30%        4,916       163       3.32%       5,325         168   3.15%
Money Market Accounts                2,866       107    3.73%        3,498       129       3.69%       2,035          76   3.73%
Time Deposits (c)                   18,896     1,071    5.67%       16,079       879       5.47%      15,150         821   5.41%
Borrowed Funds                       2,587       157    6.07%          182        10       5.49%         121           7   5.79%
                                   -------    ------               -------    ------                 -------      ------
Total Interest-Bearing
   Liabilities                      32,886     1,570    4.78%       28,435     1,263       4.44%      26,378       1,147   4.35%
                                              ------                          ------                              ------
Demand Deposits                      6,357                           5,046                             3,973
Other Liabilities                      257                             315                               130
Shareholders' Equity                 4,322                           3,665                             3,022
                                   -------                         -------                           -------
Total Liabilities and Equity       $43,822                         $37,461                           $33,503
                                   =======                         =======                           =======
Net Interest Income                           $2,123                          $1,888                              $1,700
                                              ======                          ======                              ======
Net Interest Spread                                     4.27%                              4.62%                           4.75%
Net Interest Margin                                     5.20%                              5.43%                           5.43%

      (a) Nonaccruing loans are included in the daily average loan amounts outstanding.

      (b) On a fully taxable equivalent basis based on an effective tax rate of approximately 32%. Interest income on investments and net interest income includes a fully taxable equivalent adjustment of $55,000 in 1997 and $6,000 in 1996.

      (c) 1997 interest expense was not reduced by $5,209 for forfeited interest on early CD withdrawals.

      The net interest margin measures the difference in yield on, and the mix of, interest-earning assets and interest-bearing liabilities. Net interest margin is affected by a number of factors including the volume, pricing and maturity of earning assets and interest-bearing liabilities and interest rate fluctuations. Changes in nonperforming assets, together with interest lost and recovered on those assets also affect comparisons of net interest income.

      The net interest margin for 1997 decreased 23 basis points to 5.20% compared to 5.43% in 1996, primarily due to the combined effect of a reduction in the average yield on loans and an increase in funding costs. In the aggregate, rates paid on interest-bearing liabilities increased 34 basis points and averaged 4.78% in 1997 compared to 4.44% in 1996. Reflecting an increasingly competitive market, the average rate paid on time deposits specifically rose 20 basis points in 1997 to 5.67% from 5.47% in 1996. Through the increased use of repurchase agreements (for its commercial customers) and the greater use of Federal Home Loan Bank of Boston ("FHLBB") borrowings, Olde Port significantly expanded its use of alternative funding sources in 1997. Short-term borrowings increased markedly in 1997 and averaged $2,587,000, compared to $182,000 in 1996. In addition to providing a source of funds, repurchase agreements allow Olde Port's commercial deposit customers to earn interest on excess cash balances. The average cost of these borrowings rose 58 basis points from 1996 and equaled 6.07% compared to 5.49% a year earlier.

Rate/Volume Analysis

      Changes in net interest income between years is divided into two components--the change resulting from the change in average balances of interest earning assets and interest-bearing liabilities (or "volume") and the change in the rates earned or paid on these balances. The change in interest income and interest expense attributable to changes in both volume and rate, which cannot be segregated, has been allocated proportionately to the absolute values of the changes due to volume and rate. The following table is presented on a FTE basis.

      The following table sets forth changes in Olde Port's interest income and interest expense resulting from changes in rates and changes in volumes.

                          Rate/Volume Analysis ($000's)

                                                   1997                                         1996
                                    ------------------------------------         -----------------------------------
                                    Change due to Change in:                     Change due to Change in:
                                    ------------------------                     ------------------------
                                                               Increase                                     Increase
                                    Rate           Volume     (Decrease)           Rate        Volume      (Decrease)
                                    ----           ------     ----------           ----        ------      ----------
Interest Income:
  Loans                              $ (38)        $ 465         $ 427            $ (42)        $ 236         $ 194
  Investment Securities
     Taxable                            24            57            81               49            33            82
 Interest Bearing Deposits              (1)           12            11                3             0             3
 Federal Funds Sold                      2            21            23               (4)           29            25
                                     -----         -----         -----            -----         -----         -----
TOTAL INTEREST INCOME
     CHANGE                            (13)          555           542                6           298           304
                                     -----         -----         -----            -----         -----         -----
Interest Expense:
  NOW Accounts                           1            10            11                7             0             7
  Savings Accounts                      (1)          (20)          (21)               8           (13)           (5)
  Money Market Accounts                  1           (23)          (22)              (2)           55            53
  Time Deposits                         37           155           192                8            50            58
  Borrowed Funds                        14           133           147               (1)            4             3
                                     -----         -----         -----            -----         -----         -----
TOTAL INTEREST EXPENSE
     CHANGE                             52           255           307               20            96           116
                                     -----         -----         -----            -----         -----         -----
Changes in Net Interest Income       $ (65)        $ 300         $ 235            $ (14)        $ 202         $ 188
                                     =====         =====         =====            =====         =====         =====

      The change in interest due to both rate and volume has been allocated in proportion to the relationship of the absolute dollar amounts of the change in each.

      As is shown above, the majority of the increase in net interest income in both 1997 and 1996 is attributable to changes in volume. In 1997, the net effect of volume related changes served to increase net interest income by $300,000 while the effect of changes on rates earned and paid served to reduce net interest income by $65,000. In 1996, the effect of volume accounted for an increase of $202,000 while rate related changes accounted for a decrease of $14,000.

Noninterest Income

      Total other income decreased by $6,000 or 2.2% primarily due to a decrease in overdraft charges on deposit accounts. Minor fluctuations were experienced in other non-interest income accounts.

Noninterest Expense

      Total other expenses increased by $122,000 or 9.8% during 1997 as a result of increases in all line items except occupancy expense, which decreased by $7,000, and other expenses, which decreased by $75,000 (of which $52,000 was from a decrease in consultant fees used during the conversion to an in-house data processing system and $36,000 from data processing fees no longer paid to a service bureau). Salaries and employee benefits increased during 1997 by $99,000 or 15.6% resulting from primarily three factors: 1) $44,000 for staff and officer salaries increases; 2) $45,000 from an executive officer performance bonus program and 3) $10,000 from increases in group health, 401(k) participation and other employee benefits. Equipment expense increased by $40,700 or 52.1% as a result of increased depreciation expense, licensing fees and maintenance contracts on new data processing equipment and software purchased during 1996. This increase was partially offset by the decrease in data processing expense noted above in other expenses. Securities losses (net) increased by $7,000 or 116.1% partially due to management's restructuring of the security portfolio as well as premium losses on bonds called as interest rates dropped. Advertising increased $10,000 or 21.4% as a result of management's desire to promote Olde Port's visibility in the marketplace. Directors fees increased $46,000 or 101.5% resulting primarily from an award of common stock for services rendered during prior years for which they were not compensated. For additional information see Note 15 of the Financial Statements.

Income Taxes

      In 1997, Olde Port recognized income tax expense of $308,000, an effective tax rate of 32.4%. This compares to income tax expense of $318,000 in 1996, an effective rate of 35.8%. The decrease in income taxes during 1997 is primarily a result of management's decision to shift some taxable investments to non-taxable.

BALANCE SHEET ANALYSIS

      At December 31, 1997, Olde Port's assets totaled $46.7 million as compared to $39.7 million at December 31, 1996. The $7.0 million or 17.6% increase in total assets during 1997 was primarily attributable to an increase in the loan portfolio and reflected Olde Port's strategy of growth during the year. Cash, interest bearing deposits with other banks and Federal funds sold amounted to, in aggregate, $4.3 million and $3.0 million at December 31, 1997 and 1996, respectively. The increase in such cash and cash equivalents during 1997 was due to management's decision to have liquid funds available for continuing loan growth.

Loans

      Net loans totaled $29.0 million at December 31, 1997, compared to $23.6 million at December 31, 1996. The $5.4 million or 23.0% increase in net loans was primarily due to a significant increase in new loan demand. At December 31, 1997, Olde Port's total loan portfolio consisted of $12.5 million or 42.0% of commercial real estate loans, consisting of owner and non-owner occupied property, $9.1 million or 30.4% of commercial loans, consisting of secured and unsecured loans such as term and line of credit financing for commercial purposes, $5.9 million or 19.9% of residential loans, consisting of single family residential and home equity loans, $1.2 million or 4.0% of construction and land development loans, both commercial and residential, and $1.1 million or 3.7% of consumer, consisting of secured and unsecured personal and automobile loans. The majority of mortgage loans are secured by real estate located in New Hampshire and Maine.

      The loan portfolio is monitored for both maturity distribution and interest rate sensitivity. The maturity distribution provides a primary source for liquidity to Olde Port. The following table shows both the maturity and interest rate sensitivity of the loan portfolio at December 31,1997.

                     Loan Maturity and Sensitivity Analysis ($000's)

                                December 31, 1997

                                                                Real Estate
                                                ---------------------------------------------
                                                Construction
                                                 and Land
                              Commercial        Development      Residential       Commercial        Consumer      Total
                              -------------------------------------------------------------------------------------------
Due within one year              $7,277             $1,147           $1,970           $ 7,189         $  302      $17,885
Due after one year
    through five years            1,741                 34            3,586             3,884            808       10,053
Due after five years                 50                  0              353             1,425              0        1,828
                                 ------             ------           ------           -------         ------      -------
                                 $9,068             $1,181           $5,909           $12,498         $1,110      $29,766
                                 ======             ======           ======           =======         ======      =======
Total due after one year
Fixed Rate                       $1,610             $    0           $2,066           $ 3,022         $  808      $ 7,506
Variable Rate                       181                 34            1,873             2,286              0        4,374
                                 ------             ------           ------           -------         ------      -------
                                 $1,791             $   34           $3,939           $ 5,308         $  808      $11,880
                                 ======             ======           ======           =======         ======      =======

      A certain degree of credit risk is inherent in Olde Port's loan portfolio. Credit risk is managed through Olde Port's credit function, which is designed to insure adherence to a high level of credit standards. Olde Port's credit function provides a system of checks and balances for Olde Port's credit-related activities by establishing and monitoring all credit-related policies and practices within Olde Port and insuring their uniform application. These activities are designed to provide (i) for a thorough analysis of applications for credit; (ii) continuous examinations of both outstanding and delinquent loans; and, (iii) an appropriate level of loan diversification. Olde Port endeavors to identify potential problem loans early, to take charge-offs promptly--based upon realistic assessment of likely losses--and to maintain adequate reserves for possible loan losses. In addition to being diversified by borrower, Olde Port's portfolio is diversified by industry and product.

Nonperforming Assets

      Nonperforming assets ("NPAs") are assets on which income recognition in the form of principal and/or interest has either ceased or is limited, thereby reducing Olde Port's earnings. Maintaining a low level of NPAs is important to the ongoing success of Olde Port. Olde Port's comprehensive credit review and approval process is critical to the ability to minimize NPAs on a long-term basis. In addition to the negative impact on net interest income and credit losses, NPAs also increase operating expenses due to the costs associated with collection efforts.

      NPAs include nonaccrual loans and other real estate owned ("OREO"). Generally, loans are placed in nonaccrual status when they are past due greater than ninety days or the repayment of interest or principal is considered to be in doubt. OREO consists of properties acquired through foreclosure proceedings. These properties are recorded at the lower of the carrying value of the related loans or the estimated fair market value less estimated selling costs. Charges to the allowance for loan losses are made to reduce the carrying amount of loans to the fair market value of the properties less estimated selling expenses upon reclassification as OREO. Subsequent reductions, if needed, are charged to operating income. In addition to NPAs, the asset quality of Olde Port can be measured by the amount of the provision, charge-offs and several credit quality ratios presented in the discussion concerning Provision and Allowance for Loan Losses.

      At December 31, 1997, $125,971 or 0.43% of Olde Port's total loan portfolio consisted of non-performing loans consisting entirely of non-accrual loans. Total non-performing loans decreased by $143,485 or 53% during 1997. At December 31, 1997, Olde Port's other real estate owned amounted to $114,199, as compared to zero at December 31, 1996. Olde Port's other real estate owned consisted of a single commercial property located in Dover, New Hampshire which was acquired by deed in lieu of foreclosure in 1997. The property is currently under a lease/purchase option agreement.

Provision and Allowance for Loan Losses

      Olde Port's allowance for loan losses represents amounts available for future credit losses. Management continually assesses the adequacy of the allowances for loan losses in response to current and anticipated economic conditions, specific problem loans, historical net charge-offs and the overall risk profile of their loan portfolios. management allocates specific allowances to individual problem loans based upon its analysis of the potential for loss perceived to exist related to such loans. In addition to the specific allowances for individual loans, a portion of the allowance is maintained as a general allowance. The amount of the general allowance is determined through management's analysis of the potential for loss inherent in those loans not considered problem loans. Among the factors considered by management in this analysis are the number and type of loans, nature and amount of collateral pledged to secure such loans and current economic conditions. The allowance for loan losses is not a precise amount but is derived from judgments based on the above factors.

      Olde Port established a provision for loan losses of $20,000 and $18,000 during 1997 and 1996, respectively. The provision partially recognized the increase in the loan portfolio and the increase in net charge-offs during 1997. At December 31, 1997 Olde Port's allowance for possible loan losses amounted to $668,187 representing 2.25% of total loans and 530% of non-performing loans. Although management believes that the balance in the allowance for possible loan losses is adequate to absorb reasonably foreseeable loan losses, there can be no assurance that future provisions for loan losses will not be necessary based on the performance of the loan portfolio or future lending activities. For additional information, see Note 4 of the Olde Port Financial Statements.

      The following table summarizes the activity in the allowance for possible loan losses for the years ended December 31, 1995 through 1997. The allowance is maintained at a level consistent with identified loss potential and the perceived risk in the portfolio. It is not considered meaningful to allocate the allowance according to geographic area as Olde Port's market area is homogeneous and limited in size.

                                             1997        1996          1995
                                         ---------    ---------     ---------
Beginning Balance                        $ 721,977    $ 666,665     $ 749,173
                                         ---------    ---------     ---------
Charge-Offs:
   Commercial                              110,093        5,613        24,891
   Commercial Mortgage                      33,485
   Residential Mortgage                                                52,334
   Installment                                 212                      2,319
                                         ---------    ---------     ---------
       Total Charge-Offs                   143,790        5,613        79,544
                                         ---------    ---------     ---------
Recoveries:
   Commercial                               37,161       20,728         6,311
   Commercial Mortgage                                                  2,238
   Residential Mortgage                     32,839        1,557           115
   Installment                                           20,640         3,372
                                         ---------    ---------     ---------
       Total Recoveries                     70,000       42,925        12,036
                                         ---------    ---------     ---------
Net Charge-Offs                             73,790      (37,312)       67,508
Provision (Benefit) Charged
 to Operations                              20,000       18,000       (15,000)
                                         ---------    ---------     ---------
Balance at End of Year                   $ 668,187    $ 721,977     $ 666,665
                                         =========    =========     =========
Ratio of net charge-offs during
the year to average loans
outstanding during the year                    .27%        (.16%)         .32%

      As noted, Olde Port performs ongoing reviews of loans to determine the required allowance for possible loan losses at any given date. To facilitate this process, an individual loan rating system is utilized. In the review process, Olde Port assesses factors including the borrower's past and current financial condition, repayment ability and liquidity, the nature of collateral and changes in its value, current and anticipated economic conditions and other factors deemed appropriate. These reviews are dependent upon estimates, appraisals and judgments which can change quickly because of changing economic conditions and management's perception as to how these factors affect the financial condition of debtors. The loan rating process classifies loans according to the Olde Port's uniform classification system. Olde Port considers performing loans rated as "substandard" and "doubtful" to be potential problem loans. "Substandard" loans are characterized by well-defined weaknesses such as deteriorating or inadequate collateral or impaired repayment ability. A loan is considered "doubtful" when similar conditions exist but are more severe in nature.

Investments

      At December 31, 1997 Olde Port's investment portfolio consisted of U. S. Government and agency securities, Government and agency mortgage-backed securities, state and municipal debt securities, corporate debt securities and Federal Home Loan Bank stock. As of December 31, 1997 and 1996 Olde Port's investment securities and FHLB Stock amounted to $11.4 million and $11.2, respectively. The lack of growth in the portfolio during 1997 reflected management's decision to aggressively grow the loan portfolio and have liquid funds available for that express purpose. At December 31, 1997 and 1996 Olde Port's investment securities were classified as available-for-sale and held-to-maturity in accordance with SFAS No. 115. The held-to-maturity classification amounted to $2.0 million and $3.6 million at December 31, 1997 and 1996, respectively. The available-for-sale classification amounted to $8.8 million and $7.4 million at December 31, 1997 and 1996, respectively, and in accordance with SFAS No. 115 were recorded at fair market value with net unrealized gains (losses) of $51,609 and ($2,543) as of such respective dates reflected as a separate component of stockholders' equity. For additional information, see Note 3 of the Olde Port Financial Statements.

      The table below presents the contractual maturities of Olde Port's investment securities at December 31, 1997 and the weighted average yields of such securities. The weighted average yields were calculated based on the carrying value and effective yields to maturity of each security and were adjusted to a tax equivalent basis.

                                                                            Carrying Amount
                                     ----------------------------------------------------------------------------------------------
                                      Less Than One Year      One Through Five Years     After Five Years              Totals
                                     --------------------     ----------------------   --------------------      ------------------
                                                 Weighted                 Weighted                 Weighted                Weighted
                                                  Average                  Average                  Average                 Average
                                     Amount        Yield       Amount       Yield      Amount        Yield       Amount      Yield
                                     ------      --------      ------      -------     ------      --------      ------    --------
Securities Available-for-Sale:
  U.S. Treasury and other U.S.
     Government Securities         $  498,527      5.98%    $2,493,691      6.18%                             $ 2,992,218    6.15%
  Mortgage Backed Securities          250,654      5.64%       418,764      6.27%    $1,381,837      7.14%      2,051,255    6.78%
  State and Municipal Securities                             1,941,671      6.48%     1,352,324      6.67%      3,293,995    6.56%
  Corporate Debt Securities                                    352,674      6.27%                                 352,674    6.27%
                                   ----------               ----------               ----------               -----------
   Subtotal                           749,181      5.87%     5,206,800      6.31%     2,734,161      6.91%      8,690,142    6.46%
                                   ----------               ----------               ----------               -----------
Securities Held-to-Maturity:
  U.S. Treasury and other U.S.
     Government Securities            399,270      6.95%     1,001,145      6.53%                               1,400,415    6.65%
  Mortgage Backed Securities                                   450,479      4.48%       128,519      6.64%        578,998    4.95%
                                   ----------               ----------               ----------               -----------
  Subtotal                            399,270      6.95%     1,451,624      5.90%       128,519      6.64%      1,979,413    6.16%
                                   ----------               ----------               ----------               -----------
   Total                           $1,148,451      6.25%    $6,658,424      6.22%    $2,862,680      6.90%    $10,669,555    6.46%
                                   ==========               ==========               ==========               ===========

Deposits

      Deposits are the major source of Olde Port's funds for lending and other investment purposes. Consumer and commercial deposits are attracted principally from within Olde Port's primary market area through the offering of a broad selection of deposit instruments, including demand deposits, regular savings, NOW accounts, money market accounts and time deposit ranging in term from 30 days to five years. Included among these deposits products are time deposits with balances of $100,000 or more, which amounted to $4.6 million or 11.6% of Olde Port's total deposits at December 31, 1997. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors.

      At December 31, 1997 deposits totaled $39.4 million, compared to $35.3 million at December 31, 1996. The $4.1 million or 11.6% increase was primarily due to an increase in demand and time deposits, which was partially offset by a decrease in savings and money market account deposits.

                                    1997            1996              1995
                                    ----            ----              ----
                             Average            Average           Average
($000's)                     Balance  Rate      Balance  Rate     Balance  Rate
-------                      -------  ----      -------  ----     -------  ----
Demand deposits             $ 6,357            $ 5,046            $ 3,973
                            -------            -------            -------
Savings deposits              4,305   3.30%      4,916  3.32%       5,325  3.15%
NOW deposits                  4,232   2.20%      3,760  2.18%       3,747  2.00%
Money market deposits         2,866   3.73%      3,498  3.69%       2,035  3.73%
                            -------            -------            -------
  Total savings deposits     11,403   2.99%     12,174  3.07%      11,107  2.87%
                            -------            -------            -------
Time deposits                18,896   5.67%     16,079  5.47%      15,150  5.41%
                            -------            -------            -------
  Total deposits            $36,656   4.66%    $33,299  4.43%     $30,230  4.34%
                            =======            =======            =======

Short Term Borrowings

      Olde Port may use Federal Home Loan Bank borrowings, the Federal Reserve Bank discount window, repurchase agreements and/or Federal funds purchased to supplement its supply of lendable funds, as well as other business purposes. Federal funds purchased represent daily transactions which Olde Port uses to manage its fund and liquidity position to comply with regulatory requirements. Interest rates fluctuate daily reflecting existing market conditions. Repurchase agreements consist of funds borrowed from customers on a short term basis which are secured by investment securities. The Federal Reserve discount window is also available to those banks that experience seasonal fluctuations in their balance sheet. Interest rates, which are tied to the average Federal funds rate for the prior week, change weekly. Borrowings from the Federal Home Loan Bank can be arranged for a fixed time and rate or may be amortizing or carry a variable rate. For more information, see Note 7 of the Olde Port Financial Statements.

Quantitative And Qualitative Disclosure About Market Risk

      The main components of market risk for Olde Port are interest rate risk, liquidity risk and credit risk. The discussions of interest rate risk and liquidity risk follow while credit risk is discussed under Loans.

      The asset/liability management process at Olde Port provides for a structured process for ensuring that the risk to earnings from changes in interest rates is prudently managed. The goal of the asset/liability management process is to manage the balance sheet to provide a maximum level of earnings while maintaining a high quality balance sheet and acceptable levels of interest-rate and liquidity risk. Sensitivity of earnings to interest rate changes occurs when yields on assets change differently from the interest costs on liabilities. To mitigate this interest-rate risk, the structure of the balance sheet is managed so that movements of interest rates on assets and liabilities are highly correlated and produce an adequate level of earnings--even in periods of volatile interest rates.

      Gap analysis provides a point-in-time "snapshot" of the maturity and repricing characteristics of Olde Port's balance sheet. The report, which follows, is prepared by allocating all assets and liabilities into time horizons based upon either their contractual or anticipated maturity or repricing. For floating rate instruments, the entire balance is placed at the next date on which their rates could be reset and for fixed rate instruments the balances are placed in time horizon according to their principal repayment schedule. In addition to prepayment assumptions for mortgage-related instruments, management also applies assumptions to noncontractual deposits--such as demand deposits and savings accounts. The interest sensitivity gap is determined by subtracting the amount of liabilities from the amount of assets that reprice in a particular time interval. A liability sensitive position results when more liabilities than assets reprice or mature within a given time period. Under this scenario, as interest rates fall, increased net interest revenue will be generated. Conversely, an asset sensitive position results when more assets than liabilities reprice with a given period. In such an instance, net interest revenue would benefit from an increasing interest rate environment. The impact of creating a liability or asset sensitive position depends on the magnitude of the actual change in interest rates relative to the behavior of borrowers and depositors. As is shown in the table below, as of December 31, 1997, Olde Port was 12.79% asset sensitive at the cumulative one year gap.


                                               December 31, 1997 ($000's)
                                   ------------------------------------------------------------------------
                                   3 Months    4 to 6     7 Months       1 to 5           Over 5
                                   or Less     Months     to 1 Year       Years           Years       Total
                                   -------     ------     ---------       -----           -----       -----
Earning Assets:
Federal Funds Sold                 $  2,175    $           $            $               $           $  2,175
Interest Bearing Due
  from Banks                                                   594                                       594
Investment Securities                   500        149         655         6,736           3,238      11,278
Loans:                               10,275      3,728       3,869        10,533           1,361      29,766
                                  ---------    -------     -------      --------        --------    --------
Total Earning Assets                 12,950      3,877       5,118        17,269           4,599      43,813
 Other Assets                                                                              2,846       2,846
                                  ---------    -------     -------      --------        --------    --------
TOTAL ASSETS                      $  12,950    $ 3,877     $ 5,118      $ 17,269        $  7,445    $ 46,659
                                  =========    =======     =======      ========        ========    ========
Source of Funds:
Demand Deposits                   $            $           $            $               $  8,453    $  8,453
NOW and Savings Deposits                121        121         239         1,919           5,597       7,997
Money Market Deposits                    69         69         138         1,103           1,380       2,759
Time Deposits                         3,473      8,074       3,049         5,594                      20,190
                                  ---------    -------     -------      --------        --------    --------
Total Deposits                        3,663      8,264       3,426         8,616          15,430      39,399

Borrowed Funds                          126        500                       950             747       2,323
Other Liabilities                                                                            211         211
Shareholders' Equity                                                                       4,726       4,726
                                  ---------    -------     -------      --------        --------    --------
TOTAL LIABILITIES &
CAPITAL                           $   3,789    $ 8,764     $ 3,426      $  9,566        $ 21,114    $ 46,659
                                  =========    =======     =======      ========        ========    ========

============================================================================================================

PERIODIC GAP                      $   9,161    $(4,887)    $ 1,692      $  7,703        $(13,669)
GAP as % of Total Assets              19.63     (10.47)       3.63         16.51          (29.30)

CUMULATIVE GAP                    $   9,161    $ 4,274     $ 5,966      $ 13,669        $ 13,669
GAP as % of Total Assets              19.63       9.16       12.79         29.30

Liquidity Risk

      Management's objective for liquidity risk is to ensure the ability of Olde Port to meet its cash flow obligations and to capitalize on business opportunities on a timely and cost effective basis. These cash flow obligations include the withdrawal of deposits on demand or at maturity, the repayment of borrowings as they mature and the ability to fund existing and new loan commitments. Accordingly, Olde Port has liquidity policies which provide flexibility to meet cash needs. The liquidity objective is achieved through the maintenance of readily marketable investment securities as well as a balanced flow of asset maturities and prudent pricing on loan and deposit products. Liquidity at Olde Port is measured and monitored daily, enabling management to identify and respond to trends occurring in Olde Port's balance sheet.

      Olde Port's liquidity, represented by cash and cash equivalents, is a product of its operating, investing and financing activities. Olde Port's primary sources of funds are deposits, short-term borrowings, amortization and prepayments of outstanding loans, maturities of investment securities and other short-term investments and also include the sale of loans and investment securities. Although scheduled loan amortization, maturing investment securities and short-term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by changing interest rates, general economic conditions and competition. Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as overnight Federal funds. On a longer-term basis, Olde Port maintains a strategy of investing in various loans and investment securities.

      Olde Port uses its sources of funds primarily to meet its ongoing commitments, to pay maturing time deposits, savings and checking withdrawals and to fund loan commitments as well as maintain a portfolio of investment securities. At December 31, 1997, Olde Port's total approved commitments to originate loans amounted to $1.2 million. For additional information relating to Olde Port's commitments, see Note 10 of the Olde Port Financial Statements.

      Time deposits scheduled to mature in one year or less at December 31, 1997 totaled $14.6 million. Management believes that a significant portion of maturing deposits will remain with Olde Port. Time deposits over $100,000 totaled $4.6 million and the following table shows maturities of time certificates of deposit over $100,000 at December 31, 1997:

              Three months or less                     $   833,123
              Four through six months                    2,314,207
              Seven through twelve months                  415,054
              Over one year                              1,027,104
                                                       -----------
                       Total                           $ 4,589,488
                                                       ===========

Interest Rate Sensitivity

      As noted above, Olde Port is a member of the FHLBB making it eligible for both short term lines of credit and long term borrowing facilities. The FHLBB provides its member banks with credit by accepting as collateral the member bank's mortgage assets. Olde Port has alternative sources of liquidity available including Federal funds purchased and repurchase agreements. Purchases of Federal funds and borrowing on repurchase agreements may be utilized to meet short-term borrowing needs. Olde Port believes that its policies will enable it to maintain adequate liquidity and to prudently commit funds to loans or investments, depending upon underlying risk, demand and rate of return.

      As shown in the Statements of Cash Flows, Olde Port's cash and cash equivalents at December 31, 1997 was $3,720,897 at December 31, 1997 compared to $2,147,579 at December 31, 1996.

Capital

      One of management's primary objectives is to maintain a strong capital position to merit the confidence of customers, the investing public, regulators and its shareholders. A strong capital position helps Olde Port withstand unforeseen adverse developments and take advantage of profitable investment opportunities when they arise.

      Olde Port's stockholders' equity increased from $4.0 million at December 31, 1996 to $4.7 million at December 31, 1997, an increase of $743,000 or 18.6%. The increase was attributable to net income recognized during the year of $643,000 which was partially offset by $20,000 of dividends to shareholders. In addition there were increases of $66,000 from awarding common stock to Directors as retainers and for services rendered during prior years as well as $54,000 from the net increase in unrealized holding gains on available-for-sale securities. For additional information, see Note 15 of the Olde Port Financial Statements.

      As noted above, Olde Port endeavors to maintain an optimal amount of capital upon which an attractive return to shareholders will be realized over the short and long run while meeting all regulatory requirements for minimum levels of capital.

      The Federal Deposit Insurance Corporation ("FDIC") considers a bank's capital adequacy to be a principal factor in evaluating a bank's condition. The FDIC has statutory authority to restrict a bank's operations based upon its level of capital and to take other actions, including revocation of deposit insurance and/or closing the bank, if satisfactory capital levels are not maintained. The FDIC has promulgated regulations and adopted a statement of policy regarding the capital adequacy of state-chartered, non-member banks, such as Olde Port.

      The FDIC capital regulations establish a minimum of 3.0% Tier 1 leverage capital requirement for the most highly rated state-chartered, non-member banks. Additional capital of at least 100 to 200 basis points in this ratio is required for all other state-chartered, non-member banks, which effectively increases the minimum Tier 1 leverage capital ratio for such other banks to 4.0% or 5.0% or more. Under the FDIC's regulation, the highest-rated banks are those that the FDIC determines are not anticipating or experiencing significant growth and have well diversified risks, excellent asset quality, high liquidity, good earnings and, in general, are considered strong banking organizations rated "composite 1" under the Uniform Financial Institution Rating System. FDIC guidelines also require state non-member banks to maintain a ratio of total capital to risk-weighted assets of 8.0% and a ratio of Tier 1 capital to total risk-weighted assets of 4.0%. Capital requirements higher than the generally applicable minimum requirements may be established for a particular bank if the FDIC determines that the bank's capital is or may become inadequate in view of its particular circumstances. Individual minimum capital requirements may be appropriate where a bank is receiving special supervisory attention, has a high degree of exposure to interest rate risk or poses other safety or soundness concerns.

      As of December 31, 1997, Olde Port exceeded all regulatory capital ratios and was categorized as "well capitalized." The various capital ratios of Olde Port for December 31, 1997 and 1996 were:

                                                   1997      1996
                                                   ----      ----
         Tier 1 Leverage Capital Ratio            10.0%     10.0%
         Tier 1 Risk-Based Capital Ratio          13.9%     14.4%
         Total Risk-Based Capital Ratio           15.3%     15.9%

RECENT ACCOUNTING PRONOUNCEMENTS

      In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," ("SFAS No. 130"). This statement establishes standards for reporting and display of comprehensive income and its components (e.g., revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement does not require a specific format for the financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of a statement of financial position. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Olde Port does not expect that upon adoption, this statement will have a material effect on its consolidated financial statements.

THE YEAR 2000 PROBLEM

      Olde Port, like all institutions that utilize computer technology, is facing challenges associated with the inability of many existing computer systems to process time-sensitive data accurately beyond the year 1999 (referred to as the "Year 2000 Problem"). The Year 2000 Problem is the result of computer programs using two digits rather than four in date fields that define the year. Any computer programs used by Olde Port that have time-sensitive software may recognize a date field using "00" as the year 1900 rather than the year 2000. If not modified or replaced, these programs could cause system failures or miscalculations, which could adversely affect Olde Port's ability to process customer transactions or provide customer service.

      Olde Port has conducted a comprehensive review of its computer systems to identify all systems that could be affected by the Year 2000 Problem and developed a comprehensive project management process to modify or replace all affected systems and test them for Year 2000 compliance. Olde Port relies upon third-party providers for its computer software. Olde Port is monitoring the activities of its providers to ensure that appropriate development and implementation plans to address the Year 2000 Problem are in place. Olde Port has taken steps to identify alternative vendors in the event that one or more of these providers fail to become Year 2000 compliant. While Olde Port expects its Year 2000 plan to be completed on a timely basis (to allow for adequate testing in late 1998 and 1999), there can be no assurance that the systems of other companies on which Olde Port's systems may rely also will be completed in a timely fashion. In addition, Olde Port exchanges data with a number of other entities, such as credit bureaus and governmental entities. The failure of these entities to adequately address the Year 2000 Problem could adversely affect Olde Port's ability to conduct its business.

      Costs associated with modifying existing system applications have been and will continue to be expensed as incurred. Olde Port does not expect incremental costs associated with any modifications for Year 2000 compliance to be material.

1995 COMPARISON

      Olde Port reported net income for 1995 of $614,146 or $9.29 per share - basic. The ROA and ROE for 1995 were 1.83% and 20.35%, respectively. The performance ratios reflected the tax credits taken from prior year losses.

      Net interest income on an FTE basis in 1995 amounted to $1,700,037. The net interest margin in 1995 was a strong 5.43%. The yield on interest earning assets in 1995 was 9.10% while the cost of interest-bearing liabilities was 4.35%.

      The provision for loan losses amounted to a credit or benefit of $15,000. Net charge-offs amounted to $67,508, an increase from net recoveries of $42,023 during the prior year. Total NPAs amounted to $269,446.

      Non-interest income totaled $269,621 while non-interest expense amounted to $1,303,712. Salaries and employee benefits were impacted by a 401K profit sharing contribution and a performance bonus package paid to executive officers.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF OLDE PORT

      The following table shows, as of the most recent practicable date (February 28, 1998), those persons known to Olde Port who own beneficially more than five percent of Olde Port Common Stock.

      Name and Address of             Amount, Nature of           Percent
      Beneficial Owner                Beneficial Ownership        of Class
      ----------------                --------------------        --------
      James A. Cotter, Jr.                 8,409(1)                12.12%
      31 Nobscot Road
      Weston, MA 02193

      Michael E. Kenslea                   4,662                    6.72%
      P.O. Box 562
      Ogunquit, ME 03907

      Gordon Gund                          5,637                    8.13%
      P.O. Box 449
      Princeton, NJ 08942

      1989 G. Zachery Gund                 4,000                    5.77%
        S Trust
      P.O. Box 449
      Princeton, NJ 08942

      1989 Grant Gund                      4,000                    5.77%
        S Trust
      P.O. Box 449
      Princeton, NJ 08942

      The following table shows, as of the most recent practicable date (March 31, 1998), beneficial ownership of Olde Port Common Stock by directors and executive officers of Olde Port.

                                                Amount, Nature of     Percent
Name                     Title                  Beneficial Ownership  of Class
----                     -----                  --------------------  --------

James A. Cotter, Jr.     Chairman, Director          8,409(1)          12.12%

Michael E. Kenslea       Director, President         4,662              6.72%
                         and Chief Executive
                         Officer

Daniel J. Donahue        Director                    1,793(1)           2.58%

Donald A. Moore          Director                    2,388(2)           3.44%

Joseph G. Sawtelle       Director                    1,028(1)           1.48%

Susan A. Tober           Director                      774(1)           1.12%

----------
(1) Includes shares owned by, or as to which voting power is shared with, spouse, children or affiliates

(2)   Includes shares held in trust of which Mr. and Mrs. Moore are co-trustees

Richard A. Willey        Treasurer, Chief            1,088(1)           1.57%
                         Financial Officer

William D. Young         Senior Vice President,        580(1)           0.84%
                         Senior Loan Officer

      As of March 31, 1998, all directors and principal officers of Olde Port as a group (8 in total) have advised Olde Port that they are deemed to beneficially own an aggregate of 20,722 shares of Olde Port Common Stock (including options to purchase 1,900 shares of stock) representing approximately 29.87% of the total number of such shares issued and outstanding. Of that aggregate, non-employee directors are deemed to beneficially own 14,392 shares, and principal officers are deemed to beneficially own 6,330 shares (including options to purchase 1,900 shares of stock). All shares listed (except for the options) are Olde Port Common Stock and entitled to one vote. "Beneficial ownership" includes shares over which a person has direct or indirect sole or shared voting or investment (purchase and sale) power, and options and warrants which are exercisable within 60 days.

                DIRECTOR COMPENSATION AND MANAGEMENT TRANSACTIONS

Director Compensation

      Each outside director of Olde Port, except the Chairman of the Board, receives $200 for each Board meeting he or she attends and $100 for each Committee meeting attended. The Chairman of the Board receives a fee of $600 per month.

Employment Agreements

      Olde Port presently is not a party to any employment agreements.

Indebtedness of Management and Others

      Some of the directors and executive officers of Olde Port and companies or organizations with which they are associated have had, and may have in the future, banking transactions with Olde Port in the ordinary course of their business. All such loans are currently performing in accordance with their terms. Total loans to directors and executive officers of Olde Port and associates of such executive officers and directors outstanding during the past three years were as follows:

              December 31,               Total Indebtedness Outstanding
              ------------               ------------------------------
              1997                                $1,791,554
              1996                                   621,523
              1995                                 1,905,005

      Federal banking laws and regulations limit the aggregate amount of indebtedness which banks may extend to bank insiders. Pursuant to such laws and regulations, Olde Port may extend credit to executive officers, directors, principal shareholders or any related interest of such persons, if the extension of credit to such persons is in an amount that, when aggregated with the amount of all outstanding extensions of credit to such individuals, does not exceed Olde Port's unimpaired capital and unimpaired surplus. As of December 31, 1997, 1996 and 1995, the aggregate amounts of extensions of credit to insiders were well below this limit.

      All such banking transactions are on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other and, on terms that do not involve more than the normal risk of collectibility or present other unfavorable features.

                       DESCRIPTION OF NECB'S CAPITAL STOCK

NECB Common Stock

      NECB is authorized to issue 10,000,000 shares of NECB Common Stock, of which 5,171,626 shares were issued and outstanding as of March 31, 1998. Each share of NECB Common Stock has the same relative rights and is identical in all respects to each other share of the NECB Common Stock. Shares of NECB Common Stock are not deposits and are not insured by the FDIC.

      Holders of the NECB Common Stock are entitled to one vote per share on each matter properly submitted to shareholders, including the election of directors. Holders of the NECB Common Stock do not have the right to cumulate votes for the election of directors, and they have no preemptive rights with respect to any shares that may be issued. All shares of the NECB Common Stock currently outstanding and when issued in accordance with this Prospectus are or will be fully paid and nonassessable. Holders of the NECB Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available for distribution.

      In the event of any liquidation or dissolution of NECB, the holders of the NECB Common Stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of NECB, and after payment of the liquidation preferences of all outstanding shares of preferred stock, all remaining assets of NECB available for distribution, in cash or in kind.

      The transfer agent and registrar for the NECB Common Stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572.

Preferred Stock

      Pursuant to NECB's Restated Certificate of Incorporation, the Board of Directors may, without action of the shareholders of NECB, issue from time to time up to 200,000 shares of NECB's preferred stock in one or more series with distinctive serial designations, preferences, limitations and other rights. No shares of preferred stock are issued and outstanding.

      The Board of Directors is authorized to determine, among other things, with respect to each series which may be issued: (i) the dividend rate, conditions of payment of dividends, and dividend preferences, if any; (ii) whether, and upon what terms, such series would be redeemable and, if so, the redemption price and terms and conditions of redemption; (iii) the preference, if any, to which such series would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of NECB; (iv) whether or not a sinking fund would be provided for the redemption of such series and, if so, the terms and conditions thereof; (v) whether, and upon what terms, such series would be convertible into or exchangeable for shares of any other class of capital stock or other series of preferred stock; and (vi) whether, and to what extent, the holders of such series would enjoy voting rights, if any, in addition to those prescribed by law.

      NECB has no present plans for the issuance of any shares of preferred stock. Accordingly, it is not possible to state the actual effect of the issuance of the preferred stock upon the rights of holders of the NECB Common Stock until the Board of Directors determines the specific rights of the holders of a series of the preferred stock. However, such effect might include: (a) restrictions on dividends on the NECB Common Stock if dividends on preferred stock have not been paid; (b) dilution of the voting power of the NECB Common Stock to the extent that the preferred stock has voting rights; (c) dilution of the equity interest of the NECB Common Stock to the extent that the preferred stock is converted into NECB Common Stock; or (d) reduction in the extent to which the Common Stock is entitled to share in NECB's assets upon liquidation until any liquidation preference granted the holders of the preferred stock is satisfied. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding voting stock. Accordingly, the issuance of preferred stock may be used as an "anti-takeover" device without further action on the part of the shareholders of NECB.

Absence of Cumulative Voting

      NECB's Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. Under the Delaware corporation law, shareholders do not have cumulative voting rights unless such rights are specifically provided for in the Restated Certificate of Incorporation.

      Without cumulative voting, holders of a majority of the voting shares present at an annual meeting will be able to elect all of the directors to be elected at that meeting, and no persons holding shares or proxies representing less than a majority of the shares present will be able to elect any director, as they might if cumulative voting were applicable. The absence of cumulative voting prevents any entity or group which has accumulated a significant minority block of shares from obtaining representation on the Board of Directors of NECB, unless and until such entity or group is able to persuade enough of the remaining stockholders of NECB to vote for its representatives so that it controls a majority of the votes cast.

Market for NECB Common Stock and Related Security Holder Matters

      As of December 31, 1997, there were 5,160,626 shares of NECB Common Stock issued and outstanding which were held by approximately 4,000 shareholders of record.

      NECB's Common Stock is listed on the Nasdaq NM. The following represents the high and low sale prices from each quarter during the last two years and per share dividends declared during such period:

1997
----
                                   High*           Low*         Dividends
                                   -----           ----         ---------
1st Quarter....................   $18 3/8        $14 7/8          $0.07
2nd Quarter....................    17 1/2         15               0.08
3rd Quarter....................    24 3/4         16 7/8           0.08
4th Quarter....................    25 3/4         20 15/16         0.09

1996
----
                                   High*          Low*          Dividends
                                   -----          ----          ---------
1st Quarter....................   $11 1/4       $  9 3/4          $0.06
2nd Quarter....................    13             10 1/2           0.06
3rd Quarter....................    13             11 1/2           0.06
4th Quarter....................    15 3/8         12 5/8           0.07

* Not adjusted for 10% stock dividend paid on January 16, 1998.

      Dividends are generally declared within 45 days prior to the payable date, to stockholders of record 10 to 15 days after the declaration date.

Market for the Olde Port Common Stock

      Olde Port Common Stock is not traded on any national or regional exchange and there is no established public trading market for shares of Olde Port Common Stock. Olde Port Common Stock is quoted by brokers who facilitate trades of the Olde Port Common Stock from time to time, which occur infrequently.

                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS

      NECB is a Delaware corporation subject to the provisions of the Delaware General Corporation Law Olde Port is a New Hampshire-chartered trust company subject to the provisions of the Banking Laws of New Hampshire ("New Hampshire Banking Law"). Upon consummation of the Merger, shareholders of Olde Port will become stockholders of NECB and their rights as stockholders of NECB will be governed by the Restated Certificate of Incorporation (the "NECB Certificate") and Bylaws of NECB (the "NECB Bylaws") and the Delaware General Corporation Law (the "DGCL").

      The following summary is not intended to be a complete statement of the differences affecting the rights of Olde Port's shareholders, but rather summarizes all material differences affecting the rights of such shareholders and certain important similarities.

Authorized Capital Stock

      The NECB Certificate authorizes the issuance of up to 10,000,000 shares of NECB Common Stock, of which 5,171,626 shares were outstanding as of March 31, 1998, and up to 200,000 shares of NECB Preferred Stock, of which no shares are issued and outstanding. The NECB Preferred Stock is issuable in series, each series having such rights and preferences as the NECB Board of Directors may fix and determine by resolution.

      The Olde Port Articles of Agreement authorize the issuance of up to 300,000 shares of Olde Port Common Stock, of which 67,465 shares were issued and outstanding as of February 28, 1998.

Issuance of Capital Stock

      Under the DGCL, NECB may issue rights or options for the purchase of shares of capital stock of NECB. Such rights or options may be issued to directors, officers or employees of NECB or its subsidiaries and the issuance or plan pursuant to which they are issued need not be approved by the holders of NECB Common Stock. However, the Bylaws of the National Association of Securities Dealers, Inc. generally require corporations, such as NECB, with securities which are quoted on the Nasdaq NM to obtain stockholder approval for most stock compensation plans for directors, officers and key employees of the corporation. Shareholder approval of stock-related compensation plans may also be sought in certain instances in order to qualify such plans for favorable federal income tax treatment under current laws and regulations. The shareholders of NECB do not have preemptive rights.

      Shares of authorized capital stock of Olde Port may be issued upon authorization by Olde Port's Board of Directors at not less than the par value thereof. The shareholders of Olde Port do not have preemptive rights.

Voting Rights

      Each share of Olde Port Common Stock and NECB Common Stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of Olde Port and NECB, respectively. Neither the Olde Port Articles of Agreement and Olde Port's Bylaws nor the NECB Certificate and NECB Bylaws permit shareholders to cumulate their votes in an election of directors.

Dividends and Other Distributions

      Under the DGCL, NECB may, unless otherwise restricted by the NECB Certificate, pay dividends in cash, property or shares of capital stock out of surplus or, if no surplus exists, out of net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by classes of stock having a preference upon distribution of assets).

      Under the DGCL, a corporation may repurchase or redeem its shares only out of surplus and only if such purchase does not impair capital. However, a corporation may redeem preferred stock out of capital if such shares will be retired upon redemption and the stated capital of the corporation is thereupon reduced in accordance with Delaware law.

      Under Delaware law, stockholders are not liable for any improper dividends, repurchase or issuance of options made by a corporation.

      Under New Hampshire banking law, Olde Port may declare dividends only from its earnings remaining after deducting all losses, all sums due for expenses, and all overdue debts upon which no interest has been paid for six months, unless the debts are well secured and in process of collection. Such dividends must be voted upon the Board of Directors.

      For a description of the regulatory capital requirements which are applicable to Olde Port and NECB and regulatory limitations on the ability of NECB's banking subsidiaries to pay dividends, see Management's Discussion and Analysis of Financial Condition and Results of Operations of Olde Port contained herein and NECB's Annual

Report on Form 10-K for the year ended December 31, 1997, which is incorporated in this Proxy-Statement Prospectus by reference.

Size of Board of Directors

      The NECB Certificate provides that the size of NECB's Board would be initially between nine and twenty directors but may be increased or decreased by Board or stockholder action. The NECB Bylaws provide that the Board may not consist of less than three members.

      The Olde Port Articles of Agreement and Bylaws provide that the number of directors is to be not less than five nor more than nine. Olde Port's Bylaws state that the majority of directors must be residents and citizens of the State of New Hampshire. The number of directors may be increased or decreased from time to time by amendment of Olde Port's Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

Director Vacancies and Removal of Directors

      Under the NECB Bylaws, vacancies on the Board may be filled by the remaining directors then in office, though less than a quorum, and directors chosen by the Board to fill vacancies or newly created directorships hold office until the next election of directors. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the outstanding stock entitled to vote.

      The Olde Port By-laws provide that any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill vacancy serves for the unexpired term of his predecessor in office. Neither the New Hampshire banking law nor the Olde Port Articles of Agreement or Bylaws contain any specific provisions on removal of directors.

Annual Meetings of Shareholders

      Nominations of persons for election to NECB's Board of Directors may be made at an annual meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of NECB entitled to vote for the election of directors, who is present in person or by proxy at the meeting and who complies with certain notice procedures set forth in the NECB Bylaws. Such nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Chairman of the Nominating Committee, which may be sent in care of the Secretary of NECB. Each director will hold office for the term for which he or she is elected and until his or her successor is elected and qualified.

      The Nominating Committee of the Board of Directors of Olde Port presents a list of nominations to the Board of Directors no later than 30 days prior to the mailing of the notice of the annual meeting to shareholders. Upon approval of the nominations, the Board includes the list with the notice of the annual meeting that is sent to Olde Port shareholders. Additional nominations may also be made by shareholders at the annual meeting.

Shareholder Action Without a Meeting

      The NECB Bylaws provide that any action to be taken or which may be taken at any annual or special meeting of shareholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote.

      The Olde Port By-laws do not contain any such provision.

Amendment of Governing Instruments

      The NECB Bylaws may be amended by a majority vote of the full Board of Directors of NECB or by a majority vote of the capital stock of NECB entitled to vote thereon at any legal meeting.

      No amendment to the NECB Certificate generally may be made unless it is first proposed by the Board of Directors of NECB and thereafter approved by the holders of at least a majority of outstanding shares entitled to vote thereon, with the exception of certain sections thereof which may only be amended by the holders of at least 80% of the shares of NECB entitled to vote generally in the election of directors. The section in the NECB Certificate requiring such higher vote of shareholders relates to procedures for certain business combinations. See "Merger, Consolidation and Sale of Assets."

      Olde Port's By-laws may be changed or amended by the vote of the majority of the Board of Directors at any properly noticed regular or special meeting of the Board. Olde Port's Articles of Agreements may be amended upon the approval of Olde Port's shareholders and the NHBTCI.

Merger, Consolidation and Sale of Assets

      The New Hampshire Banking Law requires the approval of the majority of the Board of Directors and the approval of an affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of each class of the capital stock for mergers, consolidations and share exchanges in which a bank is a participating bank and for sales of all or substantially all of its property and assets.

      The NECB Certificate provides that certain combinations between NECB and a 5% or more shareholder or its affiliates (collectively "Related Person") may not take place unless: (1) such combination is approved by the holders of not less than 80% of the outstanding voting shares, voting separately as a class, and (2) by the holders of the majority of the outstanding voting shares that are not beneficially owned or controlled, directly or indirectly, by the Related Person. If a business combination satisfies certain fair price provisions and certain other requirements, then the business combination must be approved by (i) the holders of not less than 67% of the outstanding voting shares, and (ii) by the holders of a majority of the outstanding voting shares that are not beneficially owned or controlled, directly or indirectly, by the Related Person. Examples of certain other requirements which will allow a lesser vote are as follows: the Related Person has not received the benefit of any loans, advances, guarantees, pledges or other financial tax credits provided by NECB; the Related Person has not made any change in NECB's business or capital structure; and prior to the consummation of the business combination, the Related Person has taken steps to ensure that the Board of Directors includes representation by directors (who were elected by shareholders prior to the time the Related Person acquired 5% or more of the stock of NECB) proportionate to the ratio of the voting shares of NECB owned by shareholders who are not Related Persons bears to all voting shares of NECB outstanding at the time in question.

      The types of business combinations with a Related Person covered by this provision include: mergers, consolidations, stock exchanges, a sale, lease, exchange, mortgage, pledge or other transfer of assets other than in the regular course of business. An amendment to this provision of the NECB Certificate generally requires an 80% affirmative vote of the outstanding stock of NECB and the affirmative vote of a majority of the outstanding voting shares that are not beneficially owned or controlled, directly or indirectly, by the Related Person. If a specified majority of the Board recommends the amendment, the 80% affirmative vote is not required.

      NECB believes these increased votes and fair price provisions for business combinations will help increase the likelihood that any such proposed transaction will be on terms fair to all of the stockholders of NECB, particularly if the transaction is proposed by a dominant shareholder who might be able to obtain approval of a simply majority primarily on the basis of its own share holdings, even if the transaction were not in the best interest of or were opposed by a majority of the remaining shareholders. On the other hand, the increased vote requirement may in effect grant a minority of the shareholders a veto over a transaction favored by a majority of the shareholders, even if it were also favored by all or a majority of the Board of Directors of NECB.

      In the event that the fair price and procedure requirements were met or the requisite approval of the NECB Board were given with respect to a particular business combination, the normal voting requirements of Delaware law would apply. Under Delaware law the following corporate acts require the approval by a majority of the outstanding stock of the corporation entitled to vote thereon:
(i) a merger or consolidation, (ii) an amendment to the NECB

Certificate or the NECB Bylaws, (iii) dissolution of NECB or (iv) the sale, lease or exchange of all or substantially all of the property or assets of NECB. A sale of less than substantially all of the assets of NECB, a merger of NECB with a company in which it owns 90% or more of the outstanding capital stock or a reclassification of NECB's securities not involving an amendment to NECB Certificate would not require shareholder approval.

      Mergers or consolidations in which Olde Port is a participating corporation require the approval of the holders of at least a majority of the outstanding Olde Port Common Stock as well as the approval of the bank commissioner.

      There are no provisions in Olde Port's Articles of Agreement or By-laws concerning merger, consolidation or sale of assets.

Appraisal Rights

      New Hampshire law provides dissenters' rights for shareholders of banks such as Olde Port, who dissent in a merger or consolidation. See "THE MERGER--Dissenters' Rights".

      The DGCL provides appraisal rights for shareholders who dissent in a merger or consolidation, subject to certain circumstances. Where the right of appraisal is available to a shareholder objecting to such a transaction, appraisal is his or her exclusive remedy as a holder of such shares against such transactions.

Dissolution

      Under the DGCL, voluntary dissolution of NECB requires the adoption of a resolution by a majority of the Board of Directors and by the affirmative vote of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon.

      While New Hampshire banking laws provide for extensive regulation of banks and procedures for the liquidation of insolvent banks, there are no specific provisions relating to the voluntary dissolution of banks.

Limitation of Director Liability

      NECB's Certificate contains a provision which provides that to the fullest extent permitted by law, no director of NECB shall have any personal liability to NECB or its shareholders for monetary damages for breach of his fiduciary duty as a director, provided that the provision will not eliminate or limit the liability of a director in certain circumstances. Specifically, liability will not be eliminated or limited (i) for any breach of the director's duty of loyalty to NECB or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;
(iii) for any unlawful payment of dividends, unlawful stock purchase or unlawful redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

      Olde Port's Articles of Agreement contain a provision which provides that to the fullest extent permitted by law, no director or officer of Olde Port shall have any personal liability to Olde Port or its shareholders for monetary damages for breach of his or her fiduciary duty as a director and/or officer of Olde Port except as to liability (i) for any breach of such director's and/or officer's duty of loyalty to Olde Port or its stockholders; (ii) for acts or omissions not in good faith which involve intentional misconduct or knowing violation of law; or (iii) for any transaction from which such director and/or officer derived an improper personal benefit.

Indemnification of Directors and Officers

      The DGCL and NECB's Bylaws and Restated Certificate of Incorporation authorize NECB to indemnify officers, directors and certain individuals associated with NECB. In general, Article V of NECB's Bylaws and Article VII of NECB's Restated Certificate of Incorporation authorize NECB to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of NECB) by reason of the fact that he is or was a director, officer, trustee, employee or agent of NECB, or is or was serving at the request of NECB as a director, officer, trustee, employee or agent of another corporation, association, partnership, venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

      The Olde Port Bylaws provide that Olde Port shall indemnify each of its directors or officers against costs and reasonable expenses necessarily incurred in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been such a director or officer and in which there shall be a final judicial determination of freedom from liability from negligence or misconduct in the performance of his duties or, in the absence thereof, a determination of freedom from such negligence or misconduct by the shareholders of Olde Port as evidenced by majority vote at a shareholders' meeting. No person shall be so indemnified against such costs or expenses incurred in relation to any matter as to which he shall be finally judged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties.

                                  LEGAL MATTERS

      The legality of the NECB Common Stock to be issued in connection with the Merger will be passed on by Day, Berry & Howard LLP, Hartford, Connecticut.

                                     EXPERTS

      The financial statements of NECB, as of December 31, 1997, 1996 and 1995 and for the years then ended included in NECB's Annual Report on Form 10-K have been audited by Shatswell, MacLeod & Company, P.C., independent accountants, as set forth in their report thereon dated January 29, 1998, except for Note 2, as to which the date is February 10, 1998, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on such report of Shatswell, MacLeod & Company, P.C., given on the authority of said firm as experts in auditing and accounting.

      The financial statements of Olde Port, as of December 31, 1997, 1996 and 1995 and for the years then ended included in this Proxy Statement-Prospectus, have been so included in reliance on the report of Shatswell, MacLeod & Company, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  OTHER MATTERS

      As of the date of this Proxy Statement-Prospectus, the Olde Port Board does not know of any other matters which may come before the Special Meeting. If any matters other than those referred to in this Proxy Statement-Prospectus should come before the meeting, it is the intention of each person named in the enclosed form of proxy to vote each proxy with respect to such matters in accordance with his or her best judgment.

                          INDEX TO FINANCIAL STATEMENTS

Unaudited Pro Forma Combined Financial Information..........................F-1

Unaudited Pro Forma Combined Balance Sheet as of December 31, 1997..........F-2

Unaudited Pro Forma Combined Statement of Income
Year Ended December 31, 1997................................................F-3

Unaudited Pro Forma Combined Statement of Income
Year Ended December 31, 1996................................................F-4

Unaudited Pro Forma Combined Statement of Income
Year Ended December 31, 1995................................................F-5

Notes to Unaudited Pro Forma Combined Financial Statements..................F-6

Olde Port
---------

Independent Auditors' Report for the Years
Ended December 31, 1997, 1996 and 1995......................................F-7

Balance Sheets -- December 31, 1997 and 1996................................F-8

Statements of Income for the Years Ended
December 31, 1997, 1996 and 1995............................................F-9

Statements of Changes in Stockholders' Equity for the Years
Ended December 31, 1997, 1996 and 1995.....................................F-10

Statements of Cash Flows for the Years Ended
December 31, 1997, 1996 and 1995....................................F-11 - F-12

Notes to Financial Statements for the Years
  Ended December 31, 1997, 1996 and 1995............................F-13 - F-25

               Unaudited Pro Forma Combined Financial Information

      The following unaudited pro forma combined balance sheets combine the historical consolidated balance sheets of NECB and Olde Port and give effect to the Merger--which will be accounted for as a pooling of interests--as if the Merger became effective on December 31, 1997. Under the pooling of interests method of accounting, NECB's consolidated financial statements will be retroactively adjusted after the Merger to combine the results of operations of NECB and Olde Port for periods prior to the Effective Time. The pro forma combined statements of income cover (i) the year ended December 31, 1997, (ii) the year ended December 31, 1996 and (iii) the year ended December 31, 1995.

      The information set forth below should be read in conjunction with the historical consolidated statements of NECB and Olde port, including their respective notes thereto, certain of which, with regard to NECB, are incorporated by reference in this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

      The pro forma financial information does not give effect to any anticipated cost savings or merger-related expenses and restructuring charges in connection with the Merger, nor does it take into account NECB's pending acquisition of BSW. The pro forma financial data are not necessarily indicative of the actual financial position that would have occurred had the Merger been consummated on December 31, 1997 or that may be obtained in the future.

                   Unaudited Pro Forma Combined Balance Sheet
                             as of December 31, 1997

                                     NECB          Olde Port     Pro Forma  Pro Forma
(Amounts in thousands;              (Historical)  (Historical)  Adjustments  Results
  except per share data)            ------------  ------------  -----------  -------
Cash & due from banks                 $  35,201    $  1,546     $           $  36,747
Interest bearing time
  deposits with banks                                   594                       594
Federal funds sold                        4,650       2,175                     6,825
Investments
    Securities held-to-maturity          11,336       1,979                    13,315
    Securities available-for-sale       120,448       8,768                   129,216
    FHLB stock                            2,977         609                     3,586
Loans held-for-sale                       2,966           0                     2,966
Loans outstanding                       408,535      29,700                   438,235
   Allowance for loan losses             (9,257)       (668)                   (9,925)
                                     -------------------------------------------------
   Net loans                            399,278      29,032                   428,310
Premises & equipment                     11,064       1,228                    12,292
OREO                                      2,870         114                     2,984
Goodwill                                  5,238           0                     5,238
Other assets                             10,142         614                    10,756
                                     -------------------------------------------------
        Total Assets                  $ 606,170    $ 46,659    $       0    $ 652,829
                                     =================================================
Deposits
     Noninterest-bearing              $ 114,510    $  8,452    $            $ 122,962
     Interest-bearing                   408,134      30,947                   439,081
                                     -------------------------------------------------
        Total Deposits                  522,644      39,399                   562,043
Short-term borrowings                    14,036         126                    14,162
Long-term debt                           11,612       2,197                    13,809
Other liabilities                         4,055         211          400(a)     4,666
                                     -------------------------------------------------
        Total Liabilities               552,347      41,933          400      594,680
                                     -------------------------------------------------
Equity
     Common stock                           516          67          (11)(b)      572
     Additional-paid-in capital          51,064       2,789           67 (c)
                                                                     (56)(d)   53,864
     Retained earnings                    1,107       1,818         (400)(a)    2,525
     Unrealized gain on securities
      available for sale, net             1,136          52                     1,188
                                     -------------------------------------------------
        Total Equity                     53,823       4,726         (400)      58,149
                                     -------------------------------------------------
Total Liabilities & Equity            $ 606,170    $ 46,659    $       0    $ 652,829
                                     =================================================
Shares outstanding                        5,161          67          493(e)     5,721
Book value/per share                  $   10.43    $  70.54                 $   10.16

        See "Notes to Unaudited Pro Forma Combined Financial Statements"

                Unaudited Pro Forma Combined Statement of Income
                          Year Ended December 31, 1997

(Amounts in thousands; except per share data)

                                                        NECB      Olde Port     Pro Forma  Pro Forma
                                                    (Historical) (Historical)  Adjustments  Results
                                                    ------------------------------------------------
Interest income:                                     $30,909       $2,866        $   0      $33,775
   Loans, including fees                                                                          0
   Securities:
      Taxable interest                                 7,317          513                     7,830
      Interest exempt from federal income taxes          141          115                       256
      Dividends                                          214           26                       240
   Federal funds sold and other interest                 400          118                       518
                                                    ------------------------------------------------
      Total interest income                           38,981        3,638            0       42,619

Interest expense:
   Deposits                                           12,599        1,403                    14,002
   Borrowed funds                                        930          157                     1,087
                                                    ------------------------------------------------
      Total interest expense                          13,529        1,560            0       15,089

Net interest income                                   25,452        2,078            0       27,530
Provision for possible loan losses                     1,248           20                     1,268
                                                    ------------------------------------------------
Net interest income after provision
   for possible loan losses                           24,204        2,058            0       26,262

Noninterest income:
   Service charges, fees and commissions               2,551          187                     2,738
   Investment securities gains (losses), net             315          (14)                      301
   Gain on the sales of loans, net                       860           23                       883
   Other                                                 353           51                       404
                                                    ------------------------------------------------
      Total noninterest income                         4,079          247            0        4,326

Noninterest expenses:
   Salaries and employee benefits                      9,648          737                    10,385
   Occupancy                                           2,069           96                     2,165
   Furniture and equipment                             1,404          122                     1,526
   Outside services                                    1,035           63                     1,098
   Postage and supplies                                  728           51                       779
   Insurance and assessments                             187           23                       210
   Losses, writedowns, expenses -
    other real estate owned                              387            9                       396
   Amortization of goodwill                              314            0                       314
   Acquisition expense                                 2,197            0                     2,197
   Other                                               2,562          254                     2,816
                                                    ------------------------------------------------
      Total noninterest expenses                      20,531        1,355            0       21,886
                                                    ------------------------------------------------
Income before taxes                                    7,752          950            0        8,702
Income taxes                                           3,117          307                     3,424
                                                    ------------------------------------------------
Net Income                                            $4,635         $643        $   0       $5,278
                                                    ================================================
Net Income per share--Basic                             0.91         9.60                      0.93
Net Income per share--Diluted                           0.90         9.55                      0.92
Weighted average shares of Common Stock                5,105           67          493        5,665(f)
Effect of diluted stock options                        5,175           67          493        5,735(f)

        See "Notes to Unaudited Pro Forma Combined Financial Statements"

                Unaudited Pro Forma Combined Statement of Income
                          Year Ended December 31, 1996

(Amounts in thousands; except per share data)

                                                        NECB      Olde Port     Pro Forma  Pro Forma
                                                    (Historical) (Historical)  Adjustments  Results
                                                    ------------------------------------------------
Interest income:
   Loans, including fees                             $27,715        $2,441        $   0     $30,156
   Securities:
      Taxable interest                                 6,360           599                    6,959
      Interest exempt from federal income taxes          120            15                      135
      Dividends                                          350             7                      357
   Federal funds sold and other interest                 506            83                      589
                                                    ------------------------------------------------
         Total interest income                        35,051         3,145            0      38,196

Interest expense:
   Deposits                                           12,245         1,253                   13,498
   Borrowed funds                                        262            10                      272
                                                    ------------------------------------------------
      Total interest expense                          12,507         1,263            0      13,770

Net interest income                                   22,544         1,882            0      24,426
Provision for possible loan losses                     2,209            18                    2,227
                                                    ------------------------------------------------
Net interest income after provision
   for possible loan losses                           20,335         1,864            0      22,199

Noninterest income:
   Service charges, fees and commissions               1,959            81                    2,040
   Investment securities gains (losses), net               7            (6)                       1
   Gain on the sales of loans, net                     1,076             1                    1,077
   Other                                                 374           190                      564
                                                    ------------------------------------------------
      Total noninterest income                         3,416           266            0       3,682

Noninterest expenses:
   Salaries and employee benefits                      8,320           637                    8,957
   Occupancy                                           1,836           103                    1,939
   Furniture and equipment                             1,151            85                    1,236
   Outside services                                    1,152           118                    1,270
   Postage and supplies                                  759            46                      805
   Insurance and assessments                             180            21                      201
   Losses, writedowns, expenses -
    other real estate owned                              397             0                      397
   Amortization of goodwill                              155             0                      155
   Acquisition expense                                     0             0                        0
   Other                                               2,014           231                    2,245
                                                    ------------------------------------------------
      Total noninterest expenses                      15,964         1,241            0      17,205
                                                    ------------------------------------------------
Income before taxes                                    7,787           889            0       8,676
Income taxes                                           2,299           318                    2,617
                                                    ------------------------------------------------
Net Income                                            $5,488          $571        $   0      $6,059
                                                     ==============================================
Net Income per share--Basic                             1.19          8.63                     1.17
Net Income per share--Diluted                           1.19          8.61                     1.17
Weighted average shares of Common Stock                4,605            66          494       5,165(f)
Effect of diluted stock options                        4,625            66          494       5,185(f)

        See "Notes to Unaudited Pro Forma Combined Financial Statements"

                Unaudited Pro Forma Combined Statement of Income
                          Year Ended December 31, 1995

(Amounts in thousands; except per share data)

                                                        NECB      Olde Port     Pro Forma  Pro Forma
                                                    (Historical) (Historical)  Adjustments  Results
                                                    ------------------------------------------------
Interest income:
   Loans, including fees                            $17,360        $2,246                  $19,606
   Securities:
      Taxable interest                                3,797           542                    4,339
      Interest exempt from federal income taxes          49             0                       49
      Dividends                                         188             2                      190
   Federal funds sold and other interest                713            57                      770
                                                    ------------------------------------------------
      Total interest income                          22,107         2,847           0       24,954

Interest expense:
   Deposits                                           7,663         1,140                    8,803
   Borrowed funds                                        49             7                       56
                                                    ------------------------------------------------
      Total interest expense                          7,712         1,147           0        8,859

Net interest income                                  14,395         1,700                   16,095
Provision (benefit) for possible loan losses          1,200           (15)                   1,185
                                                    ------------------------------------------------
Net interest income after provision (benefit)
   for possible loan losses                          13,195         1,715           0       14,910

Noninterest income:
   Service charges, fees and commissions              1,611           186                    1,797
   Investment securities gains (losses), net             26           (40)                     (14)
   Gain on the sales of loans, net                      498            22                      520
   Other                                                208            62                      270
                                                    ------------------------------------------------
      Total noninterest income                        2,343           230           0        2,573

Noninterest expenses:
   Salaries and employee benefits                     5,543           720                    6,263
   Occupancy                                          1,226            90                    1,316
   Furniture and equipment                              861            55                      916
   Outside services                                     870            70                      940
   Postage and supplies                                 501            40                      541
   Insurance and assessments                            630            50                      680
   Losses, writedowns, expenses -
    other real estate owned                             505             0                      505
   Amortization of goodwill                               0             0                        0
   Acquisition expense                                    0             0                        0
   Other                                              1,736           239                    1,975
                                                    ------------------------------------------------
      Total noninterest expenses                     11,872         1,264           0       13,136
                                                    ------------------------------------------------
Income before taxes (benefit)                         3,666           681           0        4,347
Income taxes (benefit)                                  (24)           67                       43
                                                    ------------------------------------------------
Net Income                                          $ 3,690        $  614          $0      $ 4,304
                                                    ================================================
Net Income per share--Basic                            1.19          9.29                     1.17
Net Income per share--Diluted                          1.18          9.29                     1.17
Weighted average shares of Common Stock               3,112            66         494        3,672(f)
Effect of diluted stock options                       3,114            66         494        3,674(f)

        See "Notes to Unaudited Pro Forma Combined Financial Statements"

           Notes to Unaudited Pro Forma Combined Financial Statements

(a)   Estimated expenses related to offering of NECB shares.

(b) Difference in par value of Olde Port common stock and NECB common stock issued.

(c)   Increase to reflect elimination of par value of Olde Port shares.

(d) Decrease to reflect issuance of NECB common stock (par value $0.10 per share).

(e)   Pro forma number of common shares outstanding:

   Olde Port common stock outstanding at December 31, 1997           67,465
   Olde Port options to be converted                                  1,900
                                                                  ---------
       Total Shares to be exchanged                                  69,365
   Exchange ratio(3)                                                   8.08
   NECB common stock to be issued in the Merger                     560,469
   NECB common stock outstanding at December 31, 1997             5,160,626
                                                                  ---------
   Total NECB common stock outstanding, pro forma                 5,721,095
   Difference between the sum of the number of outstanding
       shares of NECB and Olde Port at December 31,1997 and
       the total NECB common stock outstanding, pro forma           493,004

(f) Calculation of pro forma weighted average number of common shares outstanding for each respective period end:
            Total shares to be issued in the Merger, plus NECB historical weighted average shares of common stock outstanding.

----------
(1)   Assuming an NECB stock price of $24.75 per share.

                      SHATSWELL, MacLEOD & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                                 83 PINE STREET
                     WEST PEABODY, MASSACHUSETTS 01960-3635
                            TELEPHONE (978) 535-0206
                            FACSIMILE (978) 535-9908



The Board of Directors and Stockholders
Olde Port Bank and Trust Company
Portsmouth, New Hampshire

                          INDEPENDENT AUDITORS' REPORT

 We have audited the accompanying balance sheets of Olde Port Bank and Trust Company as of December 31, 1997 and 1996 and the related statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Olde Port Bank and Trust Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Bank adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," effective January 1, 1996.


                                          /s/ Shatswell, MacLeod & Company, P.C.
                                          SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
January 6, 1998, except for Note 17
   as to which the date is February 10, 1998

                        OLDE PORT BANK AND TRUST COMPANY
                        --------------------------------
                                 BALANCE SHEETS
                                 --------------
                           DECEMBER 31, 1997 AND 1996
                           --------------------------


ASSETS                                                                                    1997              1996
------                                                                                -----------        ----------
Cash and due from banks                                                               $ 1,545,897       $ 1,897,579
Federal funds sold                                                                      2,175,000           250,000
                                                                                      -----------       -----------
           Cash and cash equivalents                                                    3,720,897         2,147,579
Interest bearing time deposits with banks                                                 594,000           892,000
Investments in available-for-sale securities (at fair value)                            8,768,338         7,398,220
Investments in held-to-maturity securities (fair values of $1,979,626 as of
   December 31, 1997 and $3,639,709 as of December 31, 1996)                            1,979,413         3,649,821
Federal Home Loan Bank stock                                                              608,600           107,900
Loans, net                                                                             29,032,344        23,602,151
Premises and equipment                                                                  1,227,800         1,334,866
Other real estate owned                                                                   114,199
Accrued interest receivable                                                               337,684           302,552
Other assets                                                                              275,729           226,261
                                                                                      -----------       -----------
           Total assets                                                               $46,659,004       $39,661,350
                                                                                      ===========       ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Demand deposits                                                                       $ 8,452,431       $ 6,719,173
Savings and NOW deposits                                                               10,755,962        11,920,511
Time deposits                                                                          20,190,467        16,616,367
                                                                                      -----------       -----------
           Total deposits                                                              39,398,860        35,256,051
Federal Home Loan Bank advances                                                         2,197,133
Securities sold under agreements to repurchase                                            125,746
Other liabilities                                                                         211,203           422,035
                                                                                      -----------       -----------
           Total liabilities                                                           41,932,942        35,678,086
                                                                                      -----------       -----------
Stockholders' equity:
   Common stock, par value of $1.00 per share authorized 300,000 shares;
     issued and outstanding 67,465 shares in 1997 and 66,915 shares in 1996                67,465            66,915
   Paid-in capital                                                                      2,788,779         2,723,329
   Retained earnings                                                                    1,818,209         1,195,563
   Net unrealized holding gain (loss) on available-for-sale securities                     51,609            (2,543)
                                                                                      -----------       -----------
           Total stockholders' equity                                                   4,726,062         3,983,264
                                                                                      -----------       -----------
           Total liabilities and stockholders' equity                                 $46,659,004       $39,661,350
                                                                                      ===========       ===========



   The accompanying notes are an integral part of these financial statements.

                     OLDE PORT BANK AND TRUST COMPANY
                        --------------------------------
                              STATEMENTS OF INCOME
                              --------------------
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                  --------------------------------------------


                                                                         1997             1996              1995
                                                                      ----------       ----------        ----------

Interest and dividend income:
   Interest and fees on loans                                         $2,865,579       $2,440,581        $2,246,479
   Interest and dividends on securities:
     Taxable                                                             512,805          599,189           542,302
     Tax-exempt                                                          115,046           14,902
     Dividends on Federal Home Loan Bank stock                            25,723            6,717             2,364
   Other interest                                                        118,476           83,372            56,094
                                                                      ----------       ----------        ----------
           Total interest and dividend income                          3,637,629        3,144,761         2,847,239
                                                                      ----------       ----------        ----------
Interest expense:
   Interest on deposits                                                1,407,817        1,253,178         1,139,734
   Interest on FHLB advances                                             104,191
   Interest on securities sold under agreements to repurchase              5,495
   Interest on other borrowed funds                                       47,195            9,961             7,468
                                                                      ----------       ----------        ----------
           Total interest expense                                      1,564,698        1,263,139         1,147,202
                                                                      ----------       ----------        ----------
           Net interest and dividend income                            2,072,931        1,881,622         1,700,037
Provision (benefit) for loan losses                                       20,000           18,000           (15,000)
                                                                      ----------       ----------        ----------
           Net interest and dividend income after provision
              (benefit) for loan losses                                2,052,931        1,863,622         1,715,037
                                                                      ----------       ----------        ----------
Other income:
   Service charges on deposit accounts                                    83,539           80,757            84,537
   Other service charges and fees                                        103,022          109,489           101,575
   Other income                                                           79,125           82,029            83,509
                                                                      ----------       ----------        ----------
           Total other income                                            265,686          272,275           269,621
                                                                      ----------       ----------        ----------
Other expense:
   Salaries and employee benefits                                        736,813          637,427           719,721
   Occupancy expense                                                      96,155          102,875            89,666
   Equipment expense                                                     118,829           78,135            46,557
   Securities losses, net                                                 13,866            6,417            40,197
   Advertising                                                            57,951           47,740            47,704
   Directors fees                                                         90,300           44,805            50,507
   Other expense                                                         254,357          328,957           309,360
                                                                      ----------       ----------        ----------
           Total other expense                                         1,368,271        1,246,356         1,303,712
                                                                      ----------       ----------        ----------
           Income before income taxes                                    950,346          889,541           680,946
Income taxes                                                             307,626          318,100            66,800
                                                                      ----------       ----------        ----------
           Net income                                                $   642,720      $   571,441        $  614,146
                                                                     ===========      ===========        ==========

Earnings per common share                                            $      9.60      $      8.63        $     9.29
                                                                     ===========      ===========        ==========

Earnings per common share, assuming dilution                         $      9.55      $      8.61        $     9.29
                                                                     ===========      ===========        ==========



   The accompanying notes are an integral part of these financial statements.

                        OLDE PORT BANK AND TRUST COMPANY
                        --------------------------------
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  ---------------------------------------------
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                  --------------------------------------------

                                                                                  NET UNREALIZED
                                                                                  HOLDING GAIN
                                                                                  (LOSS) ON
                                         COMMON       PAID-IN       RETAINED      AVAILABLE-FOR-
                                         STOCK        CAPITAL       EARNINGS      SALE SECURITIES        TOTAL
                                        -------     ----------     ----------     ---------------     ----------
Balance, December 31, 1994              $66,115     $2,677,524     $   39,854      $ (208,045)        $2,575,448
Dividends declared                                                    (13,224)                           (13,224)
Net change in unrealized
   holding loss on available-
   for-sale securities                                                                209,381            209,381
Net income                                                            614,146                            614,146
                                        -------     ----------     ----------      ----------         ----------
Balance, December 31, 1995               66,115      2,677,524        640,776           1,336          3,385,751
Issuance of stock to directors              800         45,805                                            46,605
Dividends declared                                                    (16,654)                           (16,654)
Net change in unrealized
   holding gain on available-
   for-sale securities                                                                 (3,879)            (3,879)
Net income                                                            571,441                            571,441
                                        -------     ----------     ----------      ----------         ----------
Balance, December 31, 1996               66,915      2,723,329      1,195,563          (2,543)         3,983,264
Issuance of stock to directors              550         65,450                                            66,000
Dividends declared                                                    (20,074)                           (20,074)
Net change in unrealized
   holding loss on available-
   for-sale securities                                                                 54,152             54,152
Net income                                                            642,720                            642,720
                                        -------     ----------     ----------      ----------         ----------
Balance, December 31, 1997              $67,465     $2,788,779     $1,818,209      $   51,609         $4,726,062
                                        =======     ==========     ==========      ==========         ==========



   The accompanying notes are an integral part of these financial statements.

                        OLDE PORT BANK AND TRUST COMPANY
                        --------------------------------
                            STATEMENTS OF CASH FLOWS
                            ------------------------
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                  --------------------------------------------


                                                                         1997            1996              1995
                                                                     -----------      -----------       ----------
Cash flows from operating activities:
   Net income                                                        $   642,720      $   571,441       $   614,146
   Adjustments to reconcile net income to net cash provided
     by operating activities:
       Issuance of stock to directors                                     66,000           46,605
       Change in unearned income                                           9,630          (21,870)           10,790
       Amortization, net of accretion of securities                       48,490           42,967            22,554
       Securities losses, net                                             13,866            6,417            40,197
       Deferred gain on sale of loans                                     17,337
       Depreciation and amortization                                     128,815          100,044            69,479
       Provision (benefit) for loan losses                                20,000           18,000           (15,000)
       Deferred tax expense (benefit)                                     (4,395)          33,265           142,904
       Increase (decrease) in taxes payable                             (222,364)         251,444           (83,315)
       (Increase) decrease in interest receivable                        (35,132)           3,871           (76,197)
       Increase (decrease) in interest payable                            15,473           (3,058)           10,238
       Increase (decrease) in accrued expenses                            30,102         (147,681)          167,355
       Increase (decrease) in prepaid expenses                           (20,486)           3,624             4,895
       Increase (decrease) in other liabilities                          (37,463)          17,563            13,737
       (Increase) decrease in other assets                                  (120)              75              (570)
                                                                     -----------      -----------       -----------

   Net cash provided by operating activities                             672,473          922,707           921,213
                                                                     -----------      -----------       -----------

Cash flows from investing activities:
   Recoveries of previously charged off loans                             70,000           42,925            12,036
   Proceeds from principal paydowns and rents received on other
     real estate owned                                                                                       51,278
   Net decrease (increase) in interest bearing time deposits
     with other banks                                                    298,000         (495,000)          396,000
   Purchases of available-for-sale securities                         (4,562,353)      (4,354,380)       (3,770,452)
   Proceeds from sales of available-for-sale securities                1,437,356        1,508,910         2,647,797
   Proceeds from maturities of available-for-sale securities           1,793,201          390,428         1,631,738
   Purchases of held-to-maturity securities                           (1,001,250)        (443,379)       (3,008,898)
   Proceeds from maturities of held-to-maturity securities             2,653,030        1,517,654         1,664,685
   Purchase of Federal Home Loan Bank stock                             (500,700)         (15,000)          (92,900)
   Net increase in loans                                              (5,713,724)      (1,925,315)       (2,866,558)
   Capital expenditures                                                  (21,749)        (340,564)          (10,188)
                                                                     -----------      -----------       -----------

   Net cash used in investing activities                              (5,548,189)      (4,113,721)       (3,345,462)
                                                                     -----------      -----------       -----------


                        OLDE PORT BANK AND TRUST COMPANY
                        --------------------------------
                            STATEMENTS OF CASH FLOWS
                            ------------------------
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                  --------------------------------------------
                                   (continued)


                                                                         1997             1996              1995
                                                                      ----------       ----------        ----------
Cash flows from financing activities:
   Net increase in demand deposits, NOW and savings accounts             568,709        2,235,418         1,480,255
   Net increase in time deposits                                       3,574,100          752,607         3,549,745
   Net increase in securities sold under agreements to repurchase        125,746
   Advances from FHLB                                                  3,750,000
   Principal repayments of advances from FHLB                         (1,552,867)
   Net decrease in other borrowed funds                                                                  (1,050,000)
   Dividends paid                                                        (16,654)         (13,224)
                                                                      ----------       ----------        ----------

   Net cash provided by financing activities                           6,449,034        2,974,801         3,980,000
                                                                      ----------       ----------        ----------

Net increase (decrease) in cash and cash equivalents                   1,573,318         (216,213)        1,555,751
Cash and cash equivalents at beginning of year                         2,147,579        2,363,792           808,041
                                                                      ----------       ----------        ----------
Cash and cash equivalents at end of year                              $3,720,897       $2,147,579        $2,363,792
                                                                      ==========       ==========        ==========


Supplemental disclosures:
   Interest paid                                                      $1,549,225       $1,266,197        $1,136,964
   Income taxes paid                                                     534,385           33,391             7,211
   Loans transferred to other real estate owned                          114,199
   Transfer of held-to-maturity securities to available-for-sale
     securities                                                                                             792,152



   The accompanying notes are an integral part of these financial statements.

                        OLDE PORT BANK AND TRUST COMPANY
                        --------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                  --------------------------------------------

NOTE 1 - NATURE OF OPERATIONS
-----------------------------

Olde Port Bank and Trust Company (Bank) is a state chartered bank which was incorporated in 1986 and is headquartered in Portsmouth, New Hampshire. The Bank is engaged principally in the business of attracting deposits from the general public and investing those deposits in commercial loans and commercial real estate loans, residential loans, consumer loans and marketable securities.

NOTE 2 - ACCOUNTING POLICIES
----------------------------

The accounting and reporting policies of the Bank conform to generally accepted accounting principles and predominant practices within the banking industry. The financial statements of the Bank were prepared using the accrual basis of accounting. The significant accounting policies of the Bank are summarized below to assist the reader in better understanding the financial statements and other data contained herein.

         PERVASIVENESS OF ESTIMATES:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

         CASH AND CASH EQUIVALENTS:

         For purposes of reporting cash flows, cash and cash equivalents include cash on hand, due from banks and federal funds sold.

         SECURITIES:

         Investments in debt securities are adjusted for amortization of premiums and accretion of discounts computed on the straight-line method which has substantially the same effect as using the interest method. Gains or losses on sales of investment securities are computed on a specific identification basis.

         The Bank classifies debt and equity securities into one of three categories: held-to-maturity, available-for-sale or trading. This security classification may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Bank has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale.

               -- Held-to-maturity securities are measured at amortized cost in the balance sheet. Unrealized holding gains and losses are not included in earnings or in a separate component of capital. They are merely disclosed in the notes to the financial statements.

               -- Available-for-sale securities are carried at fair value on the balance sheet. Unrealized holding gains and losses are not included in earnings but are reported as a net amount (less expected tax) in a separate component of capital until realized.

               -- Trading securities are carried at fair value on the balance sheet. Unrealized holding gains and losses for trading securities are included in earnings.

         LOANS:

         Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances reduced by amounts due to borrowers on unadvanced loans, any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

         Interest on loans is recognized on a simple interest basis.

         Loan origination and commitment fees and certain direct origination costs are deferred, and the net amount amortized as an adjustment of the related loan's yield. The Bank is amortizing these amounts over the contractual life of the related loans.

         Cash receipts of interest income on impaired loans is credited to principal to the extent necessary to eliminate doubt as to the collectibility of the net carrying amount of the loan. Some or all of the cash receipts of interest income on impaired loans is recognized as interest income if the remaining net carrying amount of the loan is deemed to be fully collectible. When recognition of interest income on an impaired loan on a cash basis is appropriate, the amount of income that is recognized is limited to that which would have been accrued on the net carrying amount of the loan at the contractual interest rate. Any cash interest payments received in excess of the limit and not applied to reduce the net carrying amount of the loan are recorded as recoveries of charge-offs until the charge-offs are fully recovered.

         ALLOWANCE FOR POSSIBLE LOAN LOSSES:

         An allowance is available for losses which may be incurred in the future on loans in the current portfolio. The allowance is increased by provisions charged to current operations and is decreased by loan losses, net of recoveries. The provision for loan losses is based on management's evaluation of current and anticipated economic conditions, changes in the character and size of the loan portfolio, and other indicators. The balance in the allowance for possible loan losses is considered adequate by management to absorb any reasonably foreseeable loan losses.

         The Bank considers a loan to be impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Bank measures impaired loans on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent.

         The Bank considers for impairment all loans, except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, loans that are measured at fair value or at the lower of cost or fair value, leases, and convertible or nonconvertible debentures and bonds and other debt securities. The Bank considers its residential real estate loans and consumer loans that are not individually significant to be large groups of smaller balance homogeneous loans.

         Factors considered by management in determining impairment include payment status, net worth and collateral value. An insignificant payment delay or an insignificant shortfall in payment does not in itself result in the review of a loan for impairment. The Bank reviews its loans for impairment on a loan-by-loan basis. The Bank does not apply impairment to aggregations of loans that have risk characteristics in common with other impaired loans. Interest on a loan is not generally accrued when the loan becomes ninety or more days overdue. The Bank may place a loan on nonaccrual status but not classify it as impaired, if (i) it is probable that the Bank will collect all amounts due in accordance with the contractual terms of the loan or (ii) the loan is an individually insignificant residential mortgage loan or consumer loan. Impaired loans are charged-off when management believes that the collectibility of the loan's principal is remote. Substantially all of the Bank's loans that have been identified as impaired have been measured by the fair value of existing collateral.

         PREMISES AND EQUIPMENT:

         Premises and equipment are stated at cost, less accumulated depreciation and amortization. Cost and related allowances for depreciation and amortization of premises and equipment, retired or otherwise disposed of, are removed from the respective accounts with any gain or loss included in income or expense. Depreciation and amortization are calculated principally on the straight-line method over the estimated useful lives of the assets.

         OTHER REAL ESTATE OWNED AND IN-SUBSTANCE FORECLOSURES:

         Other real estate owned includes properties acquired through foreclosure and properties classified as in-substance foreclosures in accordance with Financial Accounting Standards Board Statement No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring." These properties are carried at the lower of cost or estimated fair value less costs to sell. Any write down from cost to estimated fair value required at the time of foreclosure or classification as in-substance foreclosure is charged to the allowance for possible loan losses. Expenses incurred in connection with maintaining these assets, subsequent write downs and gains or losses recognized upon sale are included in other expense.

         In accordance with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," the Bank classifies loans as in-substance repossessed or foreclosed if the Bank receives physical possession of the debtor's assets regardless of whether formal foreclosure proceedings take place.

         INCOME TAXES:

         The Bank recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Bank's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled.

         STOCK BASED COMPENSATION:

         Prior to 1996, the Bank recognized stock-based compensation using the intrinsic value approach set forth in APB Opinion No. 25. As of January 1, 1996, the Bank had the option, under SFAS No. 123, of changing its accounting method for stock-based compensation from the APB No. 25 method to the fair value method introduced in SFAS No. 123. The Bank elected to continue using the APB No. 25 method. Entities electing to continue to follow the provisions of APB No. 25 must make pro forma disclosure of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Bank has made the pro forma disclosures required by SFAS No. 123.

         EARNINGS PER SHARE:

         Statement of Financial Accounting Standards No. 128 (SFAS No. 128), "Earnings per Share" is effective for periods ending after December 15, 1997. SFAS No. 128 simplifies the standards of computing earnings per share (EPS) previously found in APB Opinion No. 15. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

         Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15.

         The Bank has computed and presented EPS for the year ended December 31, 1997 in accordance with SFAS No. 128. EPS as so computed does not differ materially from EPS that would have resulted if APB Opinion No. 15 had been applied. In accordance with SFAS No. 128 all prior-period EPS data presented has been restated. EPS so restated does not differ materially from EPS previously presented.

NOTE 3 - SECURITIES
-------------------

Debt securities have been classified in the balance sheets according to management's intent. The carrying amount of securities and their approximate fair values are as follows as of December 31:



                                                                                GROSS        GROSS
                                                               AMORTIZED      UNREALIZED   UNREALIZED
                                                                 COST          HOLDING      HOLDING         FAIR
                                                                 BASIS          GAINS       LOSSES          VALUE
                                                               ----------      -------      -------       ----------
Available-for sale securities:
   December 31, 1997:
     Debt securities issued by the U.S. Treasury and other
       U.S. government corporations and agencies               $2,992,218      $15,063      $             $3,007,281
     Debt securities issued by states of the United States
       and political subdivisions of the states                 3,293,995       57,380                     3,351,375
     Corporate debt securities                                    352,674        1,666                       354,340
     Mortgage-backed securities                                 2,051,255        7,060        2,973        2,055,342
                                                               ----------      -------      -------       ----------
                                                               $8,690,142      $81,169      $ 2,973       $8,768,338
                                                               ==========      =======      =======       ==========

   December 31, 1996:
     Debt securities issued by the U.S. Treasury and other
       U.S. government corporations and agencies               $3,465,266      $ 5,241      $ 6,842       $3,463,665
     Debt securities issued by states of the United States
       and political subdivisions of the states                 1,698,151       10,644        2,326        1,706,469
     Mortgage-backed securities                                 2,238,657        6,953       17,524        2,228,086
                                                               ----------      -------     --------       ----------
                                                               $7,402,074      $22,838      $26,692       $7,398,220
                                                               ==========      =======      =======       ==========

                                                                                GROSS        GROSS
                                                               AMORTIZED      UNREALIZED   UNREALIZED
                                                                 COST          HOLDING      HOLDING         FAIR
                                                                 BASIS          GAINS       LOSSES          VALUE
                                                               ----------      -------      -------       ----------
Held-to-maturity securities:
   December 31, 1997:
     Debt securities issued by the U.S. Treasury and other
       U.S. government corporations and agencies               $1,400,415      $ 4,818      $             $1,405,233
     Mortgage-backed securities                                   578,998                     4,605          574,393
                                                               ----------      -------      -------       ----------
                                                               $1,979,413      $ 4,818      $ 4,605       $1,979,626
                                                               ==========      =======      =======       ==========

   December 31, 1996:
     Debt securities issued by the U.S. Treasury and other
       U.S. government corporations and agencies               $2,861,969      $ 9,702      $12,832       $2,858,839
     Mortgage-backed securities                                   787,852                     6,982          780,870
                                                               ----------      -------      -------     ------------
                                                               $3,649,821      $ 9,702      $19,814       $3,639,709
                                                               ==========      =======      =======       ==========

The scheduled maturities of held-to-maturity securities and available-for-sale securities were as follows as of December 31, 1997:



                                                            HELD-TO-MATURITY                  AVAILABLE-FOR-SALE
                                                               SECURITIES:                       SECURITIES:
                                                     ----------------------------       ----------------------------
                                                       AMORTIZED                        AMORTIZED
                                                         COST             FAIR             COST             FAIR
                                                         BASIS            VALUE            BASIS            VALUE
                                                     -----------        ----------      ----------        ----------
Debt securities other than mortgage-backed
  securities:
     Due within one year                              $  399,270        $  400,639      $  498,527        $  499,323
     Due after one year through five years             1,001,145         1,004,594       4,788,036         4,834,228
     Due after five years through ten years                                              1,352,324         1,379,445
Mortgage-backed securities                               578,998           574,393       2,051,255         2,055,342
                                                      ----------        ----------      ----------        ----------
                                                      $1,979,413        $1,979,626      $8,690,142        $8,768,338
                                                      ==========        ==========      ==========        ==========


During 1997, proceeds from sales of available-for-sale securities amounted to $1,437,356. Gross realized gains and gross realized losses on those sales amounted to $333 and $3,558, respectively. During 1996, proceeds from sales of available-for-sale securities amounted to $1,508,910. Gross realized gains and gross realized losses on those sales amounted to $547 and $6,964, respectively. During 1995, proceeds from sales of available-for-sale securities amounted to $2,647,797. Gross realized gains and gross realized losses on those sales amounted to $889 and $46,742, respectively.

In 1995, the Bank transferred at fair value certain debt securities classified as held-to-maturity to securities classified as available-for-sale. The transfer was a result of a reassessment of the appropriateness of the classification of all securities held as of December 31, 1995. In accordance with a special report of the Financial Accounting Standards Board regarding SFAS No. 115 this transfer will not call into question the intent of the Bank to hold other debt securities to maturity in the future.

Investment securities with a par value of $587,400 as of December 31, 1997 were pledged to secure public deposits and for other purposes required or permitted by law. There were no investment securities pledged as of December 31, 1996.

There were no securities of issuers whose aggregate carrying amount exceeded 10% of stockholders' equity as of December 31, 1997.

NOTE 4 - LOANS
--------------

Loans consisted of the following as of December 31:

                                                     1997              1996
                                                  -----------       -----------
Commercial, financial and agricultural            $ 9,058,217       $ 5,719,297
Real estate - construction and land development     1,181,537           917,813
Real estate - residential                           5,908,524         5,905,634
Real estate - commercial                           12,497,702        10,707,272
Consumer                                            1,109,926         1,098,909
Other                                                  10,258            13,869
                                                  -----------       -----------
                                                   29,766,164        24,362,794
Allowance for possible loan losses                   (668,187)         (721,977)
Deferred gain on sale of loans                        (17,337)
Unearned income                                       (48,296)          (38,666)
                                                  -----------       -----------
     Net loans                                    $29,032,344       $23,602,151
                                                  ===========       ===========

Certain directors and executive officers of the Bank and companies in which they have significant ownership interest were customers of the Bank during 1997. Total loans to such persons and their companies amounted to $1,791,554 as of December 31, 1997. During 1997, advances totaled $2,289,005 and payments amounted to $1,118,974.

Changes in the allowance for possible loan losses were as follows for the years ended December 31:

                                             1997         1996        1995
                                           --------     --------    --------
Balance at beginning of period             $721,977     $666,665    $749,173
Provision (benefit) for loan losses          20,000       18,000     (15,000)
Loans charged off                          (143,790)      (5,613)    (79,544)
Recoveries                                   70,000       42,925      12,036
                                           --------     --------    --------
Balance at end of period                   $668,187     $721,977    $666,665
                                           ========     ========    ========

Information about loans that meet the definition of an impaired loan in Statement of Financial Accounting Standards No. 114 is as follows as of December 31:


                                                                          1997                           1996
                                                                ------------------------       -----------------------
                                                                RECORDED       RELATED         RECORDED       RELATED
                                                                INVESTMENT     ALLOWANCE       INVESTMENT     ALLOWANCE
                                                                IN IMPAIRED    FOR CREDIT      IN IMPAIRED    FOR CREDIT
                                                                LOANS          LOSSES          LOANS          LOSSES
                                                                -----------    ----------      -----------    ----------
Loans for which there is a related allowance for credit losses   $191,974      $57,696         $229,276       $73,291

Loans for which there is no related allowance for credit losses
                                                                 --------      -------         --------       -------

           Totals                                                $191,974      $57,696         $229,276       $73,291
                                                                 ========      =======         ========       =======

Average recorded investment in impaired loans during the
   year ended December 31                                        $268,497                      $122,433
                                                                 ========                      ========

Related amount of interest income recognized during the time, for the year ended December 31, that the loans were impaired:

           Total recognized                                      $  6,590                      $ 18,347
                                                                 ========                      ========
           Amount recognized using a cash-basis method of
              accounting                                         $  1,004                      $      0
                                                                 ========                      ========


NOTE 5 - PREMISES AND EQUIPMENT
-------------------------------

The following is a summary of premises and equipment as of December 31:

                                                    1997              1996
                                                 ----------        ----------
Buildings                                        $1,413,757        $1,411,482
Furniture and equipment                             712,516           756,369
                                                 ----------        ----------
                                                  2,126,273         2,167,851
Accumulated depreciation and amortization          (898,473)         (832,985)
                                                 ----------        ----------
                                                 $1,227,800        $1,334,866
                                                 ==========        ==========

NOTE 6 - DEPOSITS
-----------------

The aggregate amount of time deposit accounts (including CDs), each with a minimum denomination of $100,000, was approximately $4,589,488 and $3,373,303 as of December 31, 1997 and 1996, respectively.

For time deposits as of December 31, 1997, the aggregate amount of maturities for each of the following years ended December 31 are:

                      1998               $14,597,293
                      1999                 5,075,978
                      2000                   513,024
                      After 2000               4,172
                                         -----------
                                         $20,190,467
                                         ===========

NOTE 7 - ADVANCES FROM FEDERAL HOME LOAN BANK OF BOSTON
-------------------------------------------------------

Advances consist of funds borrowed from the Federal Home Loan Bank of Boston
(FHLB). The components of these borrowings are as follows as of December 31, 1997:

           AMOUNT                   MATURITY DATE                  RATE
         ---------              -----------------------            ----
         $  500,000             June 8, 1998                       6.02%
            700,000             June 3, 1999                       6.42
            250,000             October 30, 2002                   6.30
            747,133             May 1, 2004, amortizing            6.78
         ----------
         $2,197,133
         ==========

The combined aggregate amounts of maturities of FHLB advances is as follows as of December 31, 1997:


                  1998                            $   595,987
                  1999                                802,792
                  2000                                109,972
                  2001                                117,751
                  2002                                376,316
                  Years thereafter                    194,315
                                                   ----------
                                                   $2,197,133
                                                   ==========

Advances are secured by the Bank's stock in that institution, its residential real estate mortgage portfolio and the remaining U.S. government and agencies obligations not otherwise pledged.

NOTE 8 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE
-------------------------------------------------------

The securities sold under agreements to repurchase as of December 31, 1997 and 1996 are securities sold on a short term basis by the Bank that have been accounted for not as sales but as borrowings. The securities consisted of securities issued by U.S. Government Corporations and agencies and mortgage backed securities. The securities were held in the Bank's safekeeping account at Federal Reserve under the control of the Bank and pledged to the purchasers of the securities. The purchasers have agreed to sell to the Bank substantially identical securities at the maturity of the agreements.

Information concerning securities sold under agreements to repurchase is summarized as follows for the year ended December 31, 1997:

Average balance during the year                                   $109,922
Average interest rate during the year                                  5.0%
Maximum month-end balance during the year                         $503,638

Securities underlying the agreements at year-end:
   Amortized cost basis                                           $603,845
   Estimated fair value                                           $603,636

NOTE 9 - INCOME TAXES
---------------------

The provision for income taxes consists of the following components for the years ended December 31:

                                                                          1997             1996              1995
                                                                        --------         --------          --------
Current:
   Federal                                                              $280,887         $248,459          $204,287
   State                                                                  31,134           36,376            20,219
                                                                        --------         --------          --------
                                                                         312,021          284,835           224,506
                                                                        --------         --------          --------

Deferred:
   Federal                                                                (3,799)          34,041           140,323
   State                                                                    (596)            (776)            2,581
                                                                        --------         --------          --------
                                                                          (4,395)          33,265           142,904
                                                                        --------         --------          --------

Investment and alternative minimum tax credits                                                              (35,731)
Benefit of operating loss carryforwards                                                                    (164,879)
                                                                        --------         --------          --------
                                                                                                           (200,610)
                                                                        --------         --------          --------
Provision for income taxes before change in valuation allowance          307,626          318,100           166,800
Change in valuation allowance                                                                              (100,000)
                                                                        --------         --------          --------
           Total income taxes                                           $307,626         $318,100          $ 66,800
                                                                        ========         ========          ========



The reasons for the differences between the statutory federal income tax rates and the effective tax rates are summarized as follows for the years ended December 31:

                                                   1997       1996      1995
                                                  ------     ------    ------
                                                   % of       % of      % of
                                                  INCOME     INCOME    INCOME
                                                  ------     ------    ------
Federal income tax at statutory rate               34.0%     34.0%      34.0%
Increase (decrease) in tax resulting from:
   Tax-exempt income                               (4.1)      (.5)
   Investment credit carryover                                (.5)     (10.6)
   Surtax exemption                                                     (1.2)
   Unallowable expenses                              .3        .2         .1
State tax, net of federal tax benefit               2.2       2.6        2.2
Change in valuation allowance                                          (14.7)
                                                   ----      ----      -----
                                                   32.4%     35.8%       9.8%
                                                   ====      ====      =====

The Bank had gross deferred tax assets and gross deferred tax liabilities as follows as of December 31:

                                                            1997         1996
                                                          --------     --------
Deferred tax assets:
   Allowance for loan losses                              $152,791     $145,067
   Loan origination fees                                    18,653       14,934
   Interest on nonperforming loans                          15,602       18,274
   Depreciation                                                           1,998
   Deferred income                                          11,288        8,376
   Unrealized loss on available-for-sale securities                       1,311
                                                          --------     --------
     Gross deferred tax assets                             198,334      189,960
                                                          --------     --------

Deferred tax liabilities:
   Depreciation                                             (5,290)
   Unrealized gain on available-for-sale securities        (26,587)
                                                          --------     --------
     Gross deferred tax liabilities                        (31,877)
                                                          --------     --------
Net deferred tax assets                                   $166,457     $189,960
                                                          ========     ========

Deferred tax assets as of December 31, 1997 have not been reduced by a valuation allowance because management believes that it is more likely than not that the full amount of deferred tax assets will be realized.

At December 31, 1997, the Bank had no operating loss and tax credit carryovers for tax purposes.

NOTE 10 - FINANCIAL INSTRUMENTS
-------------------------------

The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans, standby letters of credit and unadvanced funds on loans. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include secured interests in mortgages, accounts receivable, inventory, property, plant and equipment and income-producing properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Of the total standby letters of credit outstanding as of December 31, 1997, $34,478 is secured by passbook savings accounts and certificates of deposit held by the Bank.

Notional amounts of financial instrument liabilities with off-balance sheet credit risk are as follows as of December 31:

                                                            1997         1996
                                                         ----------   ----------
Commitments to originate loans                           $1,237,000   $1,308,600
Standby letters of credit                                   399,888      323,668
Unadvanced portions of home equity loans                    191,645      205,739
Unadvanced portions of commercial lines of credit         2,973,711    2,419,966
Unadvanced portions of construction loans                   333,038      357,890
Unadvanced portions of consumer loans                         2,000
                                                         ----------   ----------
                                                         $5,137,282   $4,615,863
                                                         ==========   ==========

There is no material difference between the notional amounts and the estimated fair values of the off-balance sheet liabilities.

NOTE 11 - SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK
----------------------------------------------------------

Most of the Bank's business activity is with customers located within the state. There are no concentrations of credit to borrowers that have similar economic characteristics. The majority of the Bank's loan portfolio is comprised of loans collateralized by real estate located in the state of New Hampshire.

NOTE 12 - REGULATORY MATTERS
----------------------------

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 capital to risk-weighted assets (as defined in the regulations), and of Tier 1 capital to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are also presented in the table.



                                                                                                    TO BE WELL
                                                                                                    CAPITALIZED UNDER
                                                                             FOR CAPITAL            PROMPT CORRECTIVE
                                                        ACTUAL            ADEQUACY PURPOSES:        ACTION PROVISIONS:
                                                  -----------------      -------------------        ------------------
                                                  AMOUNT      RATIO      AMOUNT        RATIO        AMOUNT      RATIO
                                                  ------      -----      ------        -----        ------      -----
                                                                                    GREATER THAN             GREATER THAN
                                                                                    OR EQUAL TO              OR EQUAL TO
                                                                     (Dollar amounts in thousands)
As of December 31, 1997:
   Total Capital (to Risk Weighted Assets)          $5,094    15.27%       $2,669       8.0%        $3,336      10.0%
   Tier 1 Capital (to Risk Weighted Assets)          4,674    13.91         1,344       4.0          2,017       6.0
   Tier 1 Capital (to Average Assets)                4,674    10.00         1,869       4.0          2,336       5.0


As of December 31, 1996:
   Total Capital (to Risk Weighted Assets)           4,331    15.90         2,179       8.0          2,724      10.0
   Tier 1 Capital (to Risk Weighted Assets)          3,986    14.43         1,105       4.0          1,657       6.0
   Tier 1 Capital (to Average Assets)                3,986    10.08         1,581       4.0          1,976       5.0



NOTE 13 - STOCK COMPENSATION PLAN
---------------------------------

Effective on December 12, 1995, the Board of Directors of the Bank approved a fixed option, stock-based compensation plan, which is described below. The stockholders of the Bank ratified the plan in 1996. The Bank applies APB Opinion 25 and related Interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its fixed stock option plan. Had compensation cost for the Bank's stock-based compensation plan been determined based on the fair value at the grant date for awards under the plan consistent with the method of FASB Statement 123, the Bank's net income and earnings per share for 1995 would not have changed and the Bank's net income and earnings per share for 1997 and 1996 would have been reduced to the pro forma amounts indicated below:

                                                              1997        1996
                                                            --------    -------
Net income                                  As reported     $642,720    $571,441
                                            Pro forma       $641,174    $569,814

Basic earnings per share - as restated      As reported        $9.60       $8.63
                                            Pro forma          $9.58       $8.60

Diluted earnings per share- as restated     As reported        $9.55       $8.61
                                            Pro forma          $9.53       $8.58

Under the 1995 Nonqualified Stock Option Plan, the Bank may grant options to its employees for up to 4,000 shares of common stock. Under the plan, the exercise price of each option is not less than 100% of the fair market value of the Bank's stock on the date of grant and an option's maximum term is 10 years. Options become exercisable in installments determined by the committee of the Board of Directors administering the plan.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997 and 1995: dividend yield of .5 percent for both years; expected volatility of 9 percent and 2.3 percent, respectively; risk-free interest rate of 5.73 percent and 5.44 percent, respectively; and expected lives of 6 and 7 years, respectively.

A summary of the status of the Bank's fixed stock option plan as of December 31, 1997, 1996 and 1995 and changes during the years ending on those dates is presented below:

                                                1997                        1996                           1995
                                      --------------------------   ------------------------     -------------------------
                                               WEIGHTED-AVERAGE             WEIGHTED-AVERAGE             WEIGHTED-AVERAGE
FIXED OPTIONS                         SHARES    EXERCISE PRICE   SHARES     EXERCISE PRICE      SHARES    EXERCISE PRICE
-------------                         ------   ----------------  ------     ----------------    ------   ----------------
Outstanding at beginning of year         900      $ 50.00         900         $50.00              0
Granted                                1,000       120.00           0                           900         $50.00
Exercised                                  0                        0                             0
Forfeited                                  0                        0                             0
                                       -----                      ---                           ---
Outstanding at end of year             1,900      $ 86.84         900         $50.00            900         $50.00
                                       =====                      ===                           ===

Options exercisable at year-end          360                      180                          None
Weighted-average fair value of
   options granted during the year    $31.68                      N/A                        $13.94

The options granted are exercisable in five equal annual installments beginning one year from grant date. Options granted become immediately exercisable upon a change in control.

The following table summarizes information about fixed stock options outstanding as of December 31, 1997:


                      OPTIONS OUTSTANDING                                      OPTIONS EXERCISABLE
   --------------------------------------------------------            ------------------------------------
       NUMBER                                                              NUMBER
     OUTSTANDING          REMAINING       WEIGHTED-AVERAGE               EXERCISABLE      WEIGHTED-AVERAGE
   AS OF 12/31/97   CONTRACTUAL LIFE       EXERCISE PRICE              AS OF 12/31/97      EXERCISE PRICE
   -------------    ----------------      -----------------            ---------------  -------------------
        900             8 years               $  50.00                        360              $50.00
      1,000            10 years                 120.00                          0                   0
      -----                                                                 -----
      1,900             9 years                  86.84                        360              $50.00
      =====                                                                 =====

NOTE 14 - EMPLOYEE BENEFITS
---------------------------

Employees who have completed one full year of service and attained age 21 are eligible for membership in the 401(k) plan during the first quarter after the completion of such service and age requirements.

The provisions of the 401(k) plan allow eligible employees to contribute up to 15% of their annual salary with a matching contribution by the Bank equal to 50% of the participants' first 4% they contribute. The Bank's expense under this plan for 1997, 1996 and 1995 was $7,581, $6,630 and $3,283, respectively.

The Bank has a profit sharing plan for all employees who have completed one year of employment. The Bank's expense under this plan for 1997, 1996 and 1995 was $22,854, $19,200 and $58,553, respectively.

NOTE 15 - ISSUANCE OF STOCK TO DIRECTORS
----------------------------------------

During 1996 the Bank gave 100 shares of its common stock to each of four current Directors and one previous Director for prior service for which they had not been previously paid. The Bank also gave the current Directors 50 shares each as a retainer for services rendered in 1996.

During 1997 the Bank gave 50 shares of its common stock to each of four current Directors for prior service for which they had not been previously paid. The Bank also gave each of the seven current Directors 50 shares as a retainer for services rendered in 1997.

The Bank recorded expense in 1997 and 1996 equal to the fair value of the stock given to the Directors.

NOTE 16 - EARNINGS PER SHARE (EPS)
----------------------------------

Reconciliation of the numerators and the denominators of the basic and diluted per share computations for net income are as follows:

                                                                           INCOME             SHARES      PER-SHARE
                                                                       (NUMERATOR)      (DENOMINATOR)       AMOUNT
                                                                       -----------      -------------       ------
Year ended December 31, 1997
   Basic EPS
     Net income and income available to common stockholders               $642,720           66,926          $9.60
                                                                                                             =====
     Effect of dilutive securities, options                                                     353
                                                                          --------           ------
   Diluted EPS
     Income available to common stockholders and assumed
       conversions                                                        $642,720           67,279          $9.55
                                                                          ========           ======          =====

Year ended December 31, 1996 - As restated
   Basic EPS
     Net income and income available to common stockholders               $571,441           66,242          $8.63
                                                                                                             =====
     Effect of dilutive securities ,options                                                     162
                                                                          --------           ------
   Diluted EPS
     Income available to common stockholders and assumed
       conversions                                                        $571,441           66,404          $8.61
                                                                          ========           ======          =====

Year ended December 31, 1995 - As restated
   Basic EPS
     Net income and income available to common stockholders               $614,146           66,115          $9.29
                                                                                                             =====
     Effect of dilutive securities, options                                                       5
                                                                          --------           ------
   Diluted EPS
     Income available to common stockholders and assumed
       conversions                                                        $614,146           66,120          $9.29
                                                                          ========           ======          =====

NOTE 17 - AGREEMENT TO BE ACQUIRED
----------------------------------

On February 10, 1998 Olde Port Bank & Trust Company (Olde Port) and New England Community Bancorp, Inc. (NECB) signed a definitive agreement under which NECB will acquire Olde Port. Pursuant to the agreement, shares of Olde Port will be exchanged for shares of NECB common stock. The agreement is subject to the approval of the shareholders of Olde Port and regulators.

                                   Appendix A

                          PLAN AND AGREEMENT OF MERGER

                                 By and Between

                       New England Community Bancorp, Inc.

                                       and

                             Olde Port Bank & Trust

                          Dated as of February 10, 1998

                                TABLE OF CONTENTS

ARTICLE I THE MERGER                                                           1
      1.01. The Merger                                                         1
      1.02. Effective Time                                                     2
      1.03. Effects of the Merger                                              2
      1.04. Conversion of Olde Port Common Stock                               2
      1.05. Dissenters' Rights                                                 3
      1.06. Converting Stock Options                                           3
      1.07. Other Matters                                                      4
      1.08. Certain Agreements                                                 4

ARTICLE II EXCHANGE OF SHARES                                                  4
      2.01. The Company to Make Merger Consideration Available                 4
      2.02. Exchange of Shares                                                 4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF OLDE PORT                        6
      3.01. Corporate Organization                                             6
      3.02. Capitalization                                                     7
      3.03. Authority; No Violation                                            8
      3.04. Consents and Approvals                                             8
      3.05. Financial Statements                                               8
      3.06. Absence of Undisclosed Liabilities                                 9
      3.07. Absence of Certain Changes or Events                               9
      3.08. Loan Portfolio                                                    11
      3.09. Investments                                                       12
      3.10. Title to Properties                                               12
      3.11. Leases                                                            13
      3.12. Trademarks; Trade Names                                           13
      3.13. Legal Proceedings                                                 13
      3.14. Compliance with Applicable Laws                                   14
      3.15. Absence of Questionable Payments                                  14
      3.16. Taxes                                                             14
      3.17. Employee Benefit and Other Plans                                  15
      3.18. Contracts and Commitments; No Defaults                            15
      3.19. Olde Port Reports                                                 17
      3.20. Environmental Matters                                             17
      3.21. Olde Port Information                                             18
      3.22. Insurance                                                         18
      3.23. Powers of Attorney; Guarantees                                    18
      3.24. Broker's Fees                                                     18
      3.25. Agreements with Regulatory Agencies                               18
      3.26. Material Interests of Certain Persons                             18

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY                      19

      4.01. Corporate Organization                                            19
      4.02. Capitalization                                                    19
      4.03. Authority; No Violation                                           19
      4.04. Consents and Approvals                                            20
      4.05. Financial Statements                                              20
      4.06. Absence of Certain Changes or Events                              21
      4.07. Legal Proceedings                                                 22
      4.08. SEC Reports                                                       22
      4.09. Company Information                                               22
      4.10. Compliance with Applicable Law                                    22
      4.11. Regulatory Approvals                                              23

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS                           23
      5.01. Covenants of Olde Port                                            23
      5.02. Covenants of the Company                                          26

ARTICLE VI ADDITIONAL AGREEMENTS                                              26
      6.01. Regulatory Matters                                                26
      6.02. Access to Information                                             27
      6.03. Organization of NECB Interim Bank and Execution of Bank
            Merger Agreement                                                  28
      6.04. Shareholder Approval                                              28
      6.05. Legal Conditions to Merger                                        28
      6.06. Affiliates                                                        28
      6.07. Stock Listing                                                     29
      6.08. Financial Statements                                              29
      6.09. Further Assurances; Additional Agreements                         29
      6.10. Disclosure Supplements                                            29
      6.11. Current Information                                               29
      6.12. Environmental Assessment                                          30
      6.13. Public Announcements                                              30

ARTICLE VII CONDITIONS PRECEDENT                                              30
      7.01. Conditions to Each Party's Obligations Under This Agreement       30
      7.02. Conditions to the Obligations of the Company Under This
            Agreement                                                         31
      7.03. Conditions to the Obligations of Olde Port Under This Agreement   33

ARTICLE VIII CLOSING                                                          34
      8.01. Time and Place                                                    34
      8.02. Deliveries at the Closing                                         35

ARTICLE IX TERMINATION AND AMENDMENT                                          35
      9.01. Termination                                                       35
      9.02. Effect of Termination                                             37
      9.03. Amendment                                                         37
      9.04. Extension; Waiver                                                 37

ARTICLE X MISCELLANEOUS                                                       37
      10.01. Expenses                                                         37
      10.02. Fees and Expenses Under Certain Circumstances                    38
      10.03. Non-Survival of Representations and Warranties                   38
      10.04. Indemnification and Directors' and Officers' Insurance           39
      10.05. Notification of Certain Matters                                  39
      10.06. Notices                                                          40
      10.07. Parties in Interest                                              41
      10.08. Grant of Stock Option                                            41
      10.09. Complete Agreement                                               41
      10.10. Counterparts                                                     41
      10.11. Governing Law                                                    41
      10.12. Headings                                                         41

                          PLAN AND AGREEMENT OF MERGER

      PLAN AND AGREEMENT OF MERGER (this "Agreement"), dated as of February 10, 1998, by and between New England Community Bancorp, Inc., a Delaware corporation (the "Company"), and Olde Port Bank & Trust, a New Hampshire state-chartered bank and trust company ("Olde Port").

      WHEREAS, the Boards of Directors of the Company and Olde Port have determined that it is in the best interests of their respective institutions and shareholders to consummate the business combination transaction provided for herein in which NECB Interim Bank, as defined in Section 1.01 of this Agreement, will, subject to the terms and conditions set forth herein, merge with and into Olde Port (the "Merger); and

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

      1.01. The Merger. In accordance with the provisions of this Agreement, the provisions of the Bank Merger Agreement as defined in Section 1.03 of this Agreement, and the provisions of applicable federal and state law, at the Effective Time (as defined in Section 1.02 hereof), the Company shall acquire all of the outstanding shares of common stock, par value $1.00 per share, of Olde Port ("Olde Port Common Stock") (except for (i) shares held by Olde Port as treasury shares, (ii) shares owned by any direct or indirect subsidiary of Olde Port, (iii) shares held by the Company or its Subsidiaries other than in a fiduciary or trust capacity for the benefit of third parties, and (iv) Dissenting Shares, as defined in Section 1.05 hereof), in a transaction whereby NECB Interim Bank, an interim New Hampshire bank to be organized by the Company as a wholly-owned subsidiary pursuant to Section 384:58 of the New Hampshire Revised Statutes Annotated (the "RSA") solely for the purpose of facilitating the acquisition by the Company of Olde Port, shall, pursuant to RSA ss. 388:10, merge with and into Olde Port (the "Merger"). Olde Port shall be the surviving bank (herein sometimes called the "Surviving Bank") in the Merger and shall continue its corporate existence as a New Hampshire trust company and a wholly-owned subsidiary of the Company. Upon consummation of the Merger, the separate corporate existence of NECB Interim Bank shall terminate. Each outstanding share of stock of NECB Interim Bank immediately prior to the Effective Time shall be converted into one share of stock of Surviving Bank at the Effective Time and shall remain outstanding after the Effective Time. Outstanding shares of Olde Port Common Stock immediately prior to the Effective Time shall be converted into the right to receive consideration in shares of the Class A Common Stock, $.10 par value, of the Company ("Company Common Stock"), without interest, in the manner specified in Section 1.04 and Article II hereof. The name of the Surviving
Bank shall be "Olde Port Bank & Trust" at the Effective Time.

      1.02. Effective Time. The Merger shall become effective upon the filing with the Secretary of State of the State of New Hampshire (the "Secretary") of the approval of the Merger by the Bank Commissioner of the State of New Hampshire (the "Commissioner") together with a copy of the Bank Merger Agreement or at any subsequent time specified as the effective time pursuant to the Bank Merger Agreement. The date and time when the Merger shall become effective is referred to herein as the "Effective Time".

      1.03. Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the Bank Merger Agreement between NECB Interim Bank and Olde Port attached hereto as Exhibit A.

      1.04. Conversion of Olde Port Common Stock.

            (a) At the Effective Time, each share of Olde Port Common Stock issued and outstanding immediately prior to the Effective Time (except for (i) shares held by Olde Port as treasury shares, (ii) shares owned by any direct or indirect subsidiary of Olde Port, (iii) shares held by the Company or any subsidiary of the Company other than in a fiduciary or trust capacity for the benefit of third parties, and (iv) shares as to which dissenters' rights have been perfected) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for Merger consideration ("Per Share Merger Consideration") consisting of that number of shares of Company Common Stock, and cash in lieu of fractional shares, equal to $200.00 in value, the final exchange ratio (the "Exchange Ratio") to be determined (subject to adjustment to reflect any subsequent stock dividend, stock split or other change in the shares of the Company Common Stock prior to the Effective Time) by dividing $200.00 by the average closing price of Company Common Stock supplied by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") and reported in The Wall Street Journal as of the end of the ten (10) consecutive trading-day period ending on the date on which the last of the regulatory approvals required for the consummation of the Merger occurs (the "Average Closing Price").

            (b) At the Effective Time, all of the shares of Olde Port Common Stock converted into Company Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Olde Port Common Stock shall thereafter represent the right to receive the Per Share Merger Consideration into which the share of Olde Port Common Stock represented by such Certificate has been converted pursuant to this Section 1.04 and Section 2.02(d) hereof. Certificates previously representing shares of Olde Port Common Stock shall be exchanged for certificates representing whole shares of Company Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.02 hereof, without any interest thereon.

            (c) At the Effective Time, (i) all shares of Olde Port Common Stock that are owned by Olde Port as treasury shares, (ii) all shares of Olde Port Common Stock that are owned directly or indirectly by any subsidiary of Olde Port, and (iii) shares of Olde Port Stock held by the Company or any subsidiary of the Company other than in a fiduciary or trust capacity for the benefit of third parties shall be canceled and shall cease to exist and no stock of the Company or other consideration shall be delivered in exchange therefor.

      1.05. Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by RSA ss. 388:13, shares of Olde Port Common Stock which are issued and outstanding immediately prior to the Effective Time and which are owned by shareholders who: (a) pursuant to RSA ss. 388:13, deliver to Olde Port, before the taking of the vote of Olde Port's shareholders on the Merger, written demand for the appraisal of their shares, if the Merger is effected; and (b) whose shares are not voted in favor of the Merger, nor consented thereto in writing (the "Dissenting Shares"), shall not be converted into Merger Consideration as provided in Section 1.04, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their right of appraisal and payment under RSA ss. 388:13. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, the Olde Port Common Stock of such holder shall thereupon be exchangeable for, at the Effective Time, Merger Consideration determined pursuant to Section 1.04 and Section 2.02 hereof.

      1.06. Converting Stock Options. Stock Options (as defined in Section 3.02) which, as of the Effective Time, are outstanding and fully vested and exercisable as to all of the shares of Olde Port Common Stock that are subject to such option (including options that become exercisable as a result of the transactions contemplated by this Agreement) (each, a "Vested Stock Option"), shall be converted at the Effective Time into Company Common Stock in accordance with the formula set forth below, to the extent permitted under the Olde Port Stock Option Plan (as defined in Section 3.02) and the agreement pursuant to which such Vested Stock Options were granted (each, an "Option Grant Agreement"). Each Vested Stock Option to be so converted is referred to herein as a "Converting Stock Option." If conversion of any Vested Stock Option would not be permitted under the Olde Port Stock Option Plan or Option Grant Agreement without the consent of the optionee affected thereby, Olde Port, in consultation with the Company, shall use its reasonable best efforts to obtain the consent of the necessary parties to amend the related Olde Port Stock Option Plan or Option Grant Agreement, or both, as necessary to permit such conversion, and to cause Vested Stock Options outstanding as the Effective Time to be Converting Stock Options.

            (i) Each outstanding Converting Stock Option shall be valued by subtracting the stated exercise price for each Converting Stock Option from $200.00 (the "Option Value");

            (ii) Each holder of Converting Stock Options shall receive at the Effective Time, a number of shares of Company Common Stock equal to the aggregate Option Value for all of such holder's Converting Stock Options, divided by the Average Closing Price; and

            (iii) Cash shall be paid in lieu of fractional shares, based upon the Average Closing Price.

      1.07. Other Matters. At and after the Effective Time, as provided in the Bank Merger Agreement: (i) the Surviving Bank's main office shall be located in Portsmouth, New

Hampshire; (ii) the Directors and officers of Surviving Bank shall be those individuals as selected by the Company; (iii) the Articles of Agreement and Bylaws of NECB Interim Bank existing immediately prior to the Effective Time shall be the Articles of Agreement and Bylaws of the Surviving Bank; (iv) the capital stock of the Surviving Bank at the Effective Time shall consist of one share of Common Stock, no par value; and (v) the minimum number of Directors of the Surviving Bank shall be 3 and the maximum number of Directors of the Surviving Bank shall be 10, as set forth in the Articles of Agreement and Bylaws of the Surviving Bank defined in (iii) above. At the Effective Time, the Company shall provide for the election of one Olde Port Director to the Board of Directors of the Company.

      1.08. Certain Agreements. In order to protect the integrity of this Agreement, as of the date of this Agreement, (i) the Company and Olde Port are entering into a Stock Option Agreement, as described in Section 10.08 of this Agreement, and (ii) the Company and certain shareholders of Olde Port are entering into agreements (the "Shareholder Agreements") whereby such shareholders agree to take or refrain from certain actions.

                                   ARTICLE II
                               EXCHANGE OF SHARES

      2.01. The Company to Make Merger Consideration Available. At or prior to the Effective Time, the Company shall deposit, or shall cause to be deposited, with a bank or trust company selected by the Company, which may be New England Bank & Trust Company (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Company Common Stock sufficient to pay the Merger consideration provided for in Section 1.04 (the "Merger Consideration") (such certificates for shares of Company Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued and paid pursuant to Section 2.02(a) in exchange for outstanding shares of Olde Port Common Stock.

      2.02. Exchange of Shares.

            (a) As soon as practicable after the Effective Time, and in no event later than ten business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration into which the shares of Olde Port Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Company Common Stock to which such holder of Olde Port Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the

      Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash payable hereunder or on unpaid dividends and distributions, if any, payable to holders of Certificates.

            (b) At the Effective Time and until so surrendered and exchanged, each such Certificate other than Certificates representing (i) all shares of Olde Port Common Stock that are owned by Olde Port as treasury shares,
      (ii) all shares of Olde Port Common Stock that are owned directly or indirectly by any subsidiary of Olde Port, (iii) shares of Olde Port Common Stock held by the Company or a subsidiary of the Company other than in a fiduciary or trust capacity for the benefit of third parties, and
      (iv) shares of Olde Port as to which dissenters' rights have been perfected, shall represent solely the right to receive Merger Consideration as provided for in this Agreement. If Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing shares of Olde Port Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

            (c) After the Effective Time, there shall be no transfers on the stock transfer books of Olde Port of the shares of Olde Port Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for Merger Consideration as provided in this Article II.

            (d) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Company Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder. In lieu of the issuance of any such fractional share, each former shareholder of Olde Port who otherwise would be entitled to receive a fractional share of Company Common Stock shall be entitled to receive an amount in cash determined by multiplying (i) the Average Closing Price of Company Common Stock as defined in Section 1.04 hereof by (ii) the fraction of a share of Company Common Stock to which such holder would otherwise be entitled to receive pursuant to Section
      1.04 hereof.

            (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Olde Port for 12 months after the Effective Time shall be paid to the Company. Any shareholders of Olde Port who have not theretofore complied with this Article II shall thereafter look only to the Company for payment of Merger Consideration deliverable in respect of each share of Olde Port Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of the Company, any subsidiary of the Company, Olde Port, the Exchange Agent or any other person shall be liable to any former holder of shares of Olde Port Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (f) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF OLDE PORT

      Olde Port hereby represents and warrants to the Company as follows:

      3.01. Corporate Organization.

            (a) Olde Port is a New Hampshire state-chartered trust company duly organized, validly existing and in good standing under the laws of the State of New Hampshire. Olde Port has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Olde Port has all necessary federal, state and local banking authorization to own or lease its properties and assets and to carry on its business as it is being conducted. The accounts of depositors of Olde Port are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") in accordance with law and with the regulations of the FDIC and all premiums and assessments required in connection therewith have been paid. The copies of Olde Port's Articles of Agreement and Bylaws, each certified by its Secretary as of the date of this Agreement, which are being delivered to the Company herewith, are complete and correct copies in effect as of the date of this Agreement. Except as listed on the attached Schedule 3.0l(a), Olde Port does not have any wholly owned subsidiaries or capital stock or other equity ownership interest in any corporation, partnership or other entity which totals 5% or more of such entity's total equity.

            (b) As used in this Agreement, the word "Subsidiary", when used with respect to any party, means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial purposes. Each such Subsidiary of Olde Port is wholly owned by Olde Port free and clear of all liens, claims, encumbrances and restrictions on transfer and is duly organized, validly existing and in good standing under the laws of the State of its incorporation and has all corporate power and authority required to own or lease all of its properties and assets and to carry on its business as then conducted. For purposes of this Agreement, all representations and warranties of Olde Port pertaining to its business, operations and financial condition shall be deemed to include the business, operations and financial condition of each Subsidiary of Olde Port.

            (c) Olde Port's minute books contains complete and accurate records of all meetings through the date hereof, and other corporate actions of its shareholders and its Board of Directors (including committees of its Board of Directors).

      3.02. Capitalization. The authorized capital stock of Olde Port consists solely of 300,000 shares of common stock, par value $1.00 per share. As of the date of this Agreement, there were 67,465 shares of Olde Port Common Stock issued and outstanding, no shares held in Olde Port's treasury and 1,900 shares reserved for issuance upon exercise of outstanding stock options (the "Stock Options") pursuant to the 1995 Nonqualified Stock Option Plan for Key Employees (the "Olde Port Stock Option Plan"). No other shares of Olde Port Common Stock are reserved for issuance. All issued and outstanding shares of Olde Port Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as provided in this Section 3.02 and in the Stock Option Agreement, Olde Port does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Olde Port capital stock or any security representing the right to purchase or otherwise receive any capital stock of Olde Port. None of the shares of capital stock of Olde Port has been issued in violation of the preemptive rights of any person. Except as provided for in this Agreement, there are no agreements of record or of which Olde Port is aware among any of the Olde Port shareholders relating to rights to own, vote or dispose of Olde Port Common Stock.

      3.03. Authority; No Violation.

            (a) Olde Port has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Olde Port and the consummation by Olde Port of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of Olde Port. The Board of Directors of Olde Port has directed that this Agreement and the transactions contemplated hereby be submitted to Olde Port's shareholders for consideration at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of Olde Port's shareholders, no other corporate proceedings on the part of Olde Port are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Olde Port and (assuming adoption of the Agreement by the requisite vote of Olde Port's shareholders and the due authorization, execution and delivery by the Company, and also subject to the receipt of the requisite regulatory approvals) constitutes a valid and binding obligation of Olde Port, enforceable against Olde Port in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

            (b) Neither the execution and delivery of this Agreement by Olde Port, nor the consummation by Olde Port of the transactions contemplated hereby, nor compliance by Olde Port with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Agreement or Bylaws of Olde Port or (ii) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Olde Port, or (y) violate, result in a breach of any provision of, constitute a default under, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Olde Port under any of the terms and conditions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Olde Port is a party, or by which it or any of its properties or assets may be bound or affected.

      3.04. Consents and Approvals. Except for consents, approvals, filings or registrations which may be required of or with the Commissioner, the Federal Deposit Insurance Corporation (the "FDIC"), the Board of Governors of the Federal Reserve System (the "FRB"), any other applicable governmental authorities and the shareholders of Olde Port, no consents, permits, authorizations or approvals of or filings or registrations with any third party or any public body or authority are necessary in connection with (a) the execution and delivery by Olde Port of this Agreement, (b) the consummation of the Merger and the other transactions contemplated hereby or (c) the direct or indirect ownership of Olde Port by the Company.

      3.05. Financial Statements. Olde Port has previously delivered to the Company accurate and complete copies of (a) the balance sheets of Olde Port as of December 31 of each of the three fiscal years 1993 through 1996, inclusive, and the related statements of operations, statements of shareholders' equity, and statements of cash flows for the periods then ended, in each case accompanied by the report of Olde Port's independent certified public accountants, (b) the unaudited balance sheets of Olde Port as of December 31, 1997 and the related unaudited statement of operations, statement of shareholders' equity, and statement of cash flows for the twelve-month period then ended, and (c) all management letters from such accountants delivered to Olde Port since January 1, 1993. Within 45 days of the date of this Agreement, Olde Port will deliver to the Company the audited financial statements of Olde Port as of and for the year ended December 31, 1997. Each of the financial statements referenced above, including the notes thereto ("Financial Statements"), has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with other periods, except as otherwise noted therein or in notes thereto, and fairly presents or will fairly present in all material respects the financial condition or income of Olde Port as at the date thereof and for the period covered thereby. Except as and to the extent reflected or reserved in the balance sheets included in the Financial Statements or notes thereto, Olde Port did not have, as of the dates of such balance sheets, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in balance sheets or notes thereto prepared in accordance with GAAP. The books and records of Olde Port have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only valid transactions.

      3.06. Absence of Undisclosed Liabilities. Except for the transactions contemplated by this Agreement, Olde Port has not incurred any liability (contingent or otherwise) that (a) is material to Olde Port or that (b) when combined with all similar liabilities, would be material to Olde Port, except as disclosed in the notes to Olde Port's December 31, 1997 balance sheet, and except, in the case of clause (b), for commitments and contingencies incurred in the ordinary course of business.

      3.07. Absence of Certain Changes or Events.

            (a) Except as set forth in Schedule 3.07(a) or elsewhere in the Schedules delivered by Olde Port, since December 31, 1997, there has not been:

                        (1) any material adverse change in the business,
            operations, properties, assets or financial condition of Olde Port and no fact or condition exists which Olde Port believes will cause such a material adverse change in the future,

                        (2) any loss (excluding loan losses), damage,
            destruction or other casualty materially and adversely affecting any of the significant properties, assets or business of Olde Port (whether or not covered by insurance);

                        (3) any increase in the compensation payable by Olde
            Port to any of its employees whose total compensation after such increase was in excess of $50,000 per annum, or to any of its Directors, officers, agents, consultants, or any bonus, service award or other like benefit granted, made or accrued to the credit of any such Director, officer, agent, consultant or employee, or any welfare, pension, retirement, severance or similar payment or arrangement made or agreed to by Olde Port for the benefit of any such Director, officer, agent, consultant or employee;

                        (4) any change in any method of accounting or accounting
            practice of Olde Port, other than changes required by applicable law or generally accepted accounting principles;

                        (5) any rescheduling or moratorium on payments, or
            writing off as uncollectible of any individual loan in excess of $10,000, or loans in the aggregate in excess of $50,000, or any portion thereof; or

                        (6) any agreement or understanding, whether in writing
            or otherwise, of Olde Port to do any of the foregoing.

            (b) Except as set forth in Schedule 3.07(b) since December 31, 1997, Olde Port has not:

                        (1) issued or sold any promissory notes, stock, bonds or
            other corporate securities of which it is the issuer;

                        (2) discharged or satisfied any lien or encumbrance or
            paid or satisfied any obligation or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) in an amount greater than $25,000, other than current liabilities shown on the December 31, 1997 balance sheet and current liabilities incurred since December 31, 1997 in the ordinary course of business;

                        (3) declared, paid or set aside for payment any dividend
            or other distribution (whether in cash, stock or property) in respect of its capital stock;

                        (4) split, combined or reclassified any shares of its
            capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or other securities;

                        (5) sold, assigned, or transferred any of its assets
            (real, personal or mixed, tangible or intangible), canceled any debts or claims or waived any rights of substantial value, except, in each case, in the ordinary course of business;

                        (6) sold, assigned, transferred or permitted to lapse
            any patents, trademarks, trade names, copyrights or other similar assets, including applications or licenses therefor;

                        (7) paid any amounts or incurred any liability to or in
            respect of, or sold any properties or assets (real, personal or mixed, tangible or intangible) to, or engaged in any transaction or entered into any agreement or arrangement with, any corporation or business in which Olde Port or any of its officers or Directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of any such person, has any direct or indirect interest;

                        (8) entered into or amended any collective bargaining
            agreement or suffered any material strike, work stoppage, slow down, or other labor disturbance;

                        (9) amended its Articles of Agreement or Bylaws, or any
            provision thereof, or proposed any such amendment;

                        (10) borrowed or agreed to borrow any funds or incurred,
            or become subject to, any obligation or liability (absolute or contingent), except for borrowings from the Federal Home Loan Bank of Boston or otherwise in the ordinary course of business;

                        (11) waived any rights of value which in the aggregate
            are material considering the business of Olde Port taken as a whole;

                        (12) except in the ordinary course of business, made or
            permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendments or terminations would in the aggregate have a material adverse effect on Olde Port, or its business or operations taken as a whole;

                        (13) made any material investment or commitment therefor
            in any person, corporation, association, partnership, joint venture or other entity;

                        (14) permitted the occurrence of any change or event
            within its control which would render any of its representations and warranties contained herein untrue in any material respect at and as of the Effective Time;

                        (15) incurred any liability that has had, or to the
            knowledge of Olde Port, any liability that could reasonably be expected to have, a material adverse effect on Olde Port, or its business or operations taken as a whole; or

                        (16) entered into any other transaction other than in
            the ordinary course of business or in connection with the transactions contemplated by this Agreement.

      3.08. Loan Portfolio. Except as set forth in Schedule 3.08, all evidences of indebtedness reflected as assets of Olde Port in Olde Port's Financial Statements are in all respects binding obligations of the respective primary obligors named therein and no material amount thereof is subject to any defenses known to Olde Port which may be asserted against Olde Port. Except as set forth on Schedule 3.08, Olde Port has delivered to the Company a true and complete list in all material respects and brief description of all real property in which Olde Port has an interest as creditor or mortgagee securing an amount or amounts greater than $250,000 to one borrower, or group of related borrowers. Except as set forth in such list, (a) there are no outstanding loans held by Olde Port with an unpaid balance of $50,000 or more in which a default has occurred and is continuing and (b) Olde Port has no loans reflected as assets in its Financial Statements which have principal balances in excess of $100,000, except for fully secured mortgage loans. For the purposes hereof, "default" shall include but not be limited to a failure of an obligor to make any payments with respect to any loans for 30 days or more past the due date for such payment. Schedule 3.08 sets forth all of the currently outstanding loans in the original principal amount in excess of $100,000 of Olde Port that as of the date of this Agreement are classified by Olde Port or in any written bank examination report as "Special

Mention," "Substandard," "Doubtful," "Loss" or "Classified," or by similar terms, together with the aggregate principal amount of and accrued and unpaid interest on such loans by category. Except for normal examinations conducted by
(i) the FDIC, and (ii) the Commissioner, in the regular course of the business of Olde Port, no agency has, to the best knowledge of Olde Port, initiated any proceeding or investigation into the business or operations of Olde Port since December 31, 1993. As of December 31, 1997, to the best knowledge of Olde Port, the amount established by Olde Port as a reserve for loan losses was sufficient in all material respects to cover anticipated losses in Olde Port's loan portfolio.

      3.09. Investments.

            (a) Except as set forth in Schedule 3.09, Olde Port has no subsidiaries other than as listed on Schedule 3.01(a) and no equity interest or other investment, direct or indirect, in any corporation, partnership, joint venture or other entity other than interests that have been pledged to Olde Port as collateral for loans or obligations made by Olde Port in the ordinary course of its lending business. To the extent any such interest has been foreclosed or otherwise thereafter become owned by Olde Port, no filing with any regulatory authority is necessary.

            (b) Except as disclosed in the notes to Olde Port's December 31, 1997 balance sheet and on Schedule 3.09 and except for pledges to secure public funds or for other purposes required by law, none of the investments reflected under the heading "Investment Securities" in Olde Port's 1997 balance sheet which are owned by Olde Port at the Effective Time and none of the investments made by Olde Port since December 31, 1997 are subject to any investment or other restriction, whether contractual or statutory, which materially impairs the ability of the holder freely to dispose thereof in the open market at any time.

            (c) Schedule 3.09 sets forth the book and market value as of December 31, 1997 of the investment securities, mortgage backed securities and securities held for sale of Olde Port.

      3.10. Title to Properties. Except as set forth in Schedule 3.10, Olde Port has good, valid and marketable title to (a) all its owned real properties, and
(b) to the best knowledge of Olde Port, all other properties and assets reflected in the 1997 balance sheet or acquired since December 31, 1997, other than any of such properties or assets which have been sold or otherwise disposed of since December 31, 1997 in the ordinary course of business and consistent with past practice. Except as set forth in Schedule 3.10, and except for Olde Port's loans which are described in Section 3.08 all of such properties and assets are, to the best knowledge of Olde Port, free and clear of title defects and obligations, mortgages, pledges, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, including, without limitation, leases, options to purchase, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of owned real property, subject to any easements, building use restrictions, exceptions, reservations or limitations of any nature whatsoever except those having no material adverse effect upon the operations of Olde Port or which would involve no material expense to correct or remove. All personal property material to the business, operations or financial condition of Olde Port, and all buildings, structures and fixtures used by Olde Port in the conduct of its business, are, to the best knowledge of Olde Port, in good operating condition and have been properly maintained. Except as set forth in
Schedule 3.10, Olde Port has not received any notification of any violation (which has not been cured) of any building, zoning or other law, ordinance or regulation in respect of such property or structures or Olde Port's use thereof.

      3.11. Leases. Olde Port owns no real property used in the operation of its business, except as listed in Schedule 3.11, and Olde Port has delivered to the Company an accurate and complete list of all leases pursuant to which Olde Port, as lessee, leases real or personal property, including, without limitation, all leases of computer or computer services and all arrangements for time-sharing or other data processing services, describing for each lease Olde Port's financial obligations under such lease, its expiration date and renewal terms. Except as set forth in Schedule 3.11, (a) all such leases are valid and binding and are enforceable in accordance with their terms, and (b) there exists on the part of Olde Port, to the best knowledge of Olde Port, no event of default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event or condition would become a default under any such lease.

      3.12. Trademarks; Trade Names. To the best knowledge of Olde Port, set forth in Schedule 3.12 is an accurate and complete list and brief description of all trademarks (either registered or common law), trade names and copyrights (and all applications and licenses therefor) owned by Olde Port or in which it has any interest. Olde Port owns, or has the right to use, all trademarks, trade names and copyrights used in or necessary for the ordinary conduct of its existing business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth in Schedule 3.12, no claims are pending by any person for the use of any trademarks, trade names or copyrights or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, nor, to the best knowledge of Olde Port, is there any valid basis for any such claim, challenge or question, and use of such trademarks, trade names and copyrights by Olde Port does not infringe on the rights of any person.

      3.13. Legal Proceedings. Except as set forth in the attached Schedule 3.13, Olde Port is not a party to any, and there are no pending or, to the best knowledge of Olde Port's management, threatened legal, administrative, arbitration or other proceedings, claims, actions, suits or governmental investigations of any nature involving, affecting or relating to Olde Port other than such matters arising in the ordinary course of Olde Port's business which, individually and in the aggregate, are not material, or challenging the validity or propriety of the transactions contemplated in this Agreement; and there is not known to Olde Port any reasonable basis for any such proceedings, claim, action or governmental investigation. Neither Olde Port nor any of its subsidiaries, properties or assets is a party to or subject to any order, judgment, decree or other governmental restriction which will, or might reasonably be expected to, affect materially Olde Port's business, operations, properties, assets, financial condition, prospects or results of operations or its ability to acquire any property or conduct business in any area in which it presently does business.

      3.14. Compliance with Applicable Laws. Olde Port holds, and has at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and has complied in all materials respects with and is not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority relating to it, and which may materially affect the business, operations, or financial condition of Olde Port, and has not received notice of violation of, and does not know of any violations of, any of the above. To the best knowledge of Olde Port, no suspension or cancellation of any material license, franchise, permit or authorization is threatened.

      3.15. Absence of Questionable Payments. Olde Port has not, nor, to the best knowledge of Olde Port, has any Director, officer, agent, employee, consultant or other person associated with, or acting on behalf of, Olde Port,
(a) used any Olde Port corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (b) made any direct or indirect unlawful payments to government officials from any Olde Port corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from Olde Port.

      3.16. Taxes. Olde Port properly and accurately completed and duly filed in correct form all federal, state and local information and tax returns required to be filed by it (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all taxes and other charges which have been incurred or are due or claimed to be due from it by federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls). The amounts set up as reserves for taxes on the 1997 Balance Sheet are, to the best of Olde Port's knowledge, sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon and including reserves for local real estate or other property taxes in an amount which is at least as great as the amount of such taxes paid in any prior year), whether or not disputed, accrued or applicable for the period ended December 31, 1997 or for any year or period prior thereto, and for which Olde Port may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. The federal and state income tax returns of Olde Port have never been examined by the Internal Revenue Service.

      To the best of Olde Port's knowledge, there are no pending questions relating to, or claims asserted for, taxes or assessments upon Olde Port nor has Olde Port been requested to give any waivers extending the statutory period of limitation applicable to any federal, state or local income tax return for any period. Proper and accurate amounts have been withheld by Olde Port from its employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local laws; federal, state and local returns, accurate and complete in all material respects, have been filed by Olde Port for all periods for which returns were due with respect to income tax withholding, Social Security, property, sales, retirement plan and unemployment taxes; and the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by Olde Port in its financial statements as of December 31, 1997.

      3.17. Employee Benefit and Other Plans. Except as set forth in Schedule 3.17, Olde Port neither maintains nor contributes to any "employee pension benefit plan" or "employee welfare benefit plan," as such terms are defined in
Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). With respect to any such plan listed on Schedule 3.17, Olde Port is in compliance with, and such plans comply with, ERISA. In this connection, (i) no "reportable event" has occurred and is continuing with respect to any such plans; (ii) the statements of assets and liabilities of such plans as of the close of the most recent plan year for which financial statements are available, and the statements of changes in fund balance and in financial position, or the statements of changes in net assets available for each plan's benefits, for the plan year then ended, fairly present the financial condition of such plan for such plan year; (iii) except as disclosed in the annual reports of the plans, no "prohibited transaction" (as defined in Section 406 of ERISA) resulting in material liability of Olde Port has occurred with respect to the plans; (iv) no breach of fiduciary responsibility under Part 4 of Title I of ERISA resulting in material liability of Olde Port has occurred with respect to the plans; (v) all contributions required to be made to the plans have been made; (vi) no waiver of the minimum funding standards under ERISA or the Code is in effect or has been applied for with respect to the plans; (vii) as of the latest valuation date, the present value of the assets of Olde Port's plans listed on the attached
Schedule 3.17 which are subject to Title IV of ERISA (other than "Multiemployer Plans," as defined in Section 3 of ERISA), exceeds the present value of all vested accrued benefits under such plans, based upon actuarial assumptions currently utilized for such plans; (viii) Olde Port does not currently maintain or contribute to a Multiemployer Plan; (ix) each of Olde Port's plans listed on the attached Schedule 3.17 which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified to the extent required under current law, and Olde Port is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan; and (x) no liability under Title IV of ERISA has been incurred by Olde Port that has not been satisfied in full.

      3.18. Contracts and Commitments; No Defaults.

      (a) Set forth in or attached to Schedule 3.18 are true and correct copies of the following documents or summary descriptions of the following information relating to Olde Port:

            (1) subject to applicable law, any bank regulatory agency reports, formal or informal supervisory actions or other communication relating to the examination of Olde Port which have been made available to Olde Port;

            (2) the name of each bank with which Olde Port has an account or safekeeping or custodial arrangement or correspondent relationship and the names of all persons who are authorized with respect thereto;

            (3) all mortgages, indentures, promissory notes, deeds of trust, loan or credit agreements or similar instruments under which Olde Port is indebted in an amount greater than $50,000 for borrowed money or the price of purchased property, accompanied by copies thereof including all amendments or modifications of any thereof;

            (4) any loans or other credit arrangements by Olde Port to, with or for the benefit of any holder of 5% or more of Olde Port Common Stock, any of Olde Port's Directors or executive officers, or, to the best of Olde Port's knowledge, any members of the immediate families of any of such persons or any corporation, firm or other entity in which any of such stockholders, Directors or officers has a financial interest; and

            (5) any pending application, including any documents or materials relating thereto, which has been filed by Olde Port with any bank regulatory authority in order to obtain the approval of such bank regulatory authority for the establishment of a new branch bank or for any other purpose.

      (b) Except as set forth in Schedule 3.18, Olde Port is not a party to or bound by, nor have any bids or proposals been made by or to Olde Port with respect to, any written or oral, express or, to the best of Olde Port's knowledge, implied:

            (1) contract relating to the matters referred to in paragraph (a) above;

            (2) contract with or arrangement for Directors, officers, employees, former employees, agents or consultants with respect to salaries, bonuses, percentage compensation, pensions, deferred compensation or retirement payments, or any profit sharing, stock option, stock purchase or other employee benefit plan or arrangement;

            (3) collective bargaining or union contract or agreement;

            (4) contract, commitment or arrangement for the borrowing of money or for obtaining a line of credit (except for federal funds purchases and advances);

            (5) contract or agreement for the future purchase by it of any materials, equipment, services, or supplies, which continues for a period of more than 12 months (including periods covered by any option to renew by either party), or which provides for a price in excess of the prevailing market price or is in excess of normal operating requirements over its remaining term;

            (6) contract containing covenants purporting to limit its freedom to compete;

            (7) contract or commitment for the acquisition, construction or refurbishment of any owned real property, branch or significant equipment;

            (8) contract or commitment upon which its total business is substantially dependent;

            (9) contract or commitment to which present or former Directors or officers of Olde Port or any of their "affiliates" or "associates" (as such terms are defined in the rules and regulations promulgated under the Securities Act) are parties;

            (10) agreement or arrangement other than as provided for in this Agreement or the Stock Option Agreement, for the sale of any of Olde Port's stock, tangible assets, or rights or for the grant of any preferential rights to purchase any of Olde Port's stock, tangible assets, or rights or which requires the consent of any third party to the transfer and assignment of any of Olde Port's stock, significant tangible assets, or rights; or

            (11) contract, agreement, arrangement or commitment not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by Olde Port of more than $50,000 other than in the ordinary course of business.

      (c) Neither Olde Port nor any of its Subsidiaries has committed a default with respect to any material contract, agreement or commitment to which it is a party or received notice of any such default, and neither Olde Port nor any of its Subsidiaries has knowledge of any facts or circumstances which would reasonably indicate that Olde Port or any of its Subsidiaries will be or may be in such default under any such contract, agreement, arrangement, commitment or other instrument subsequent to the date hereof.

      3.19. Olde Port Reports. Olde Port has previously delivered to the Company an accurate and complete copy of each final offering circular, prospectus, report and definitive proxy statement filed by Olde Port with the FDIC since January 1, 1993, and each communication concerning the financial condition of Olde Port mailed by Olde Port to its shareholders or its depositors since January 1, 1993. The most recently mailed offering circular, annual report, quarterly report, communication and proxy statement did not contain, and no other such offering circular, report, proxy statement or communication has contained, to the best knowledge of Olde Port, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

      3.20. Environmental Matters. Except as set forth in Schedule 3.20:

            (a) Olde Port is in compliance, and has in the last three years been in compliance, with all applicable laws, rules, regulations, standards and requirements adopted or enforced by the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment, except where such noncompliance or violations could not reasonably be expected to have a material adverse effect on Olde Port taken as a whole; and

            (b) There is no suit, claim, action or proceeding pending before any court or governmental entity (and, to the best of Olde Port's knowledge, no basis exists for the assertion or commencement thereof) in which Olde Port has been named as a defendant

      (x) for alleged noncompliance with any environmental law, rule or regulation or (y) relating to the release into the environment of any Hazardous Material (as hereinafter defined) or oil at or on a site presently or formerly owned, leased, or operated by Olde Port or to Olde Port's knowledge, on a site with respect to which Olde Port has made a commercial real estate loan and has a mortgage or security interest in, except where such noncompliance or release would not have a material adverse effect on Olde Port taken as a whole. "Hazardous Material" means any pollutant, contaminant, or hazardous substance under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar state law.

      3.21. Olde Port Information. No representation or warranty contained in this Agreement, and no statement or information contained in any certificate, list, schedule or other writing furnished to the Company by Olde Port pursuant to the provisions hereof, including without limitation for inclusion in the any regulatory application, filing or report, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to the Merger and which is necessary to make the representations and warranties herein contained not misleading, has been withheld from the Company.

      3.22. Insurance. Set forth in Schedule 3.22 is an accurate and complete list in all material respects of all policies of insurance, including the amounts thereof, owned by Olde Port. All such policies are, to the best knowledge of Olde Port, valid, outstanding and enforceable.

      3.23. Powers of Attorney; Guarantees. Olde Port does not have any power of attorney outstanding, nor any obligation or liability, either actual, accruing or contingent, as guarantor, surety, co-signer, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the ordinary course of business which are listed in Schedule 3.23.

      3.24. Broker's Fees. Neither Olde Port nor any of its officers, Directors or employees has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated herein, except as disclosed in Schedule 3.24.

      3.25. Agreements with Regulatory Agencies. Except as set forth in Schedule 3.25, Olde Port is not subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding (each a "Regulatory Agreement"), with any regulatory agency or other governmental entity that restricts in any material respect the conduct of its business or that relates to its capital adequacy, its credit policies or its management, nor has Olde Port been notified by any regulatory agency or other governmental entity that it is considering issuing or requesting any Regulatory Agreement.

      3.26. Material Interests of Certain Persons. Except as set forth in
Schedule 3.26, to the best knowledge of Olde Port, no officer or Director of Olde Port, or any "associate" (as such term is defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or Director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Olde Port that would be required to be disclosed in a proxy statement to shareholders under Form F-5 of the FDIC regulations.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Olde Port as follows:

      4.01. Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Certificate of Incorporation and Bylaws of the Company, copies of which have previously been made available to Olde Port, are true and complete copies of such documents as in effect as of the date of this Agreement.

      4.02. Capitalization. The authorized capital stock of the Company consists of 10,200,000 shares, consisting of 10,000,000 shares of Company Class A Common Stock, $.l0 par value and 200,000 shares of preferred stock, $.10 par value ("Preferred Stock"). As of the date of this Agreement, there are approximately 5,161,000 shares of Company Common Stock issued and outstanding, no shares held in the Company's treasury, and (except as described below or in Schedule 4.02) no shares reserved for issuance upon exercise of outstanding stock options. At the date of this Agreement, no shares of preferred stock are outstanding and no shares of Company preferred stock have heretofore been issued or are outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the shares of capital stock of the Company has been issued in violation of the preemptive rights of any person.

      4.03. Authority; No Violation.

            (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that the Company organize NECB Interim Bank for the purpose of facilitating the Merger as required pursuant to Section 6.03 of this Agreement. Upon the organization of NECB Interim Bank as a wholly-owned subsidiary of the Company, the additional approval of the Merger by the Company as sole shareholder of NECB Interim Bank shall be required. Except as provided above, no other corporate proceedings on the part of the Company are or will be necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Olde Port and subject to the receipt of all requisite regulatory approvals) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

            (b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) assuming that the consents and approvals referred to in Section 4.04 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or (y) violate, result in a breach of any provision of, constitute a default under, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

      4.04. Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the FDIC under the Bank Merger Act and with the FRB under the BHC Act and approval of such applications and notices, (ii) the filing of applications with the Commissioner under Section 384:60-c of the RSA and approval of such applications, (iii) the filing of the Bank Merger Agreement with the approval of the Commissioner for the Merger with the Secretary of State, (iv) the filing with the SEC and the declaration of effectiveness of the S-4 (as defined in Section 6.01(a)), (v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Company Common Stock pursuant to this Agreement, and (vi) such filings, authorizations or approvals as may be set forth in Schedule 4.04, no consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby.

      4.05. Financial Statements. The Company has previously made available to Olde Port accurate and complete copies of (a) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31 for the fiscal years 1993 through 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1993 through 1996, inclusive, and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1997 and the related unaudited consolidated statement of income, changes in shareholders' equity and cash flows for the twelve-month period then ended. Within 30 days of the date of this Agreement, the Company will deliver to Olde Port the audited financial statements of the Company as of and for the year ended December 31, 1997. The December 31, 1997 consolidated balance sheet of the Company (including the related notes, where applicable) will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.05 (including the related notes where applicable) fairly present or will fairly present in all material respects the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form l0-Q. The books and records of the Company and of its Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only valid transactions.

      4.06. Absence of Certain Changes or Events.

            (a) Except for the transactions contemplated by this Agreement, the Company has not incurred any liability (contingent or otherwise) that is material to Company or that, when combined with all similar liabilities, would be material to Company, except as disclosed in the notes to Company's December 31, 1997 balance sheet, and except for commitments and contingencies incurred in the ordinary course of business.

            (b) Except as may be set forth in Schedule 4.06, since December 31, 1997:

                        (i) there has not been any material adverse change in
            the Company, its loan portfolio, and its Subsidiaries, their businesses or operations taken as a whole, and no fact or condition exists which the Company believes will cause such a material adverse change;

                        (ii) there has not been any occurrence by the Company of
            any liability that has had, or to the knowledge of the Company, could reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries taken as a whole;

                        (iii) there has not been any change in any of the
            accounting methods or practices of the Company or any of its Subsidiaries other than changes required by applicable law or generally accepted accounting principles;

                        (iv) there has not been any agreement or understanding,
            whether in writing or otherwise, of the Company of any of its Subsidiaries to do any of the foregoing; and

                        (v) there has not been any loss, damage, destruction or
            other casualty, materially and adversely affecting any of the significant properties, assets or business of the Company of any of its Subsidiaries.

            (c) For purposes of this Section 4.06, no transaction, event or condition or series or combination of transactions, events or conditions shall be materially adverse with respect to the Company or any of its Subsidiaries, if the net adverse effect thereof on the capital of the Company and any of its Subsidiaries is not in excess of $2,000,000.

      4.07. Legal Proceedings. Except as set forth in the attached Schedule 4.07, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the best knowledge of the Company's management, threatened legal, administrative, arbitration or other proceedings, claims, actions, suits or governmental investigations of any nature challenging the validity or propriety of the transactions contemplated in this Agreement; and there is not known to the Company or any of its Subsidiaries any reasonable basis for any such proceedings, claim, action or governmental investigation.

      4.08. SEC Reports. The Company has previously made available to Olde Port a true and complete, in all material respects, copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1996 by the Company with the SEC pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Company Reports") and (b) communication mailed by the Company to its shareholders since January 1, 1996, and, as of their respective dates, no such Company Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

      4.09. Company Information. No representation or warranty contained in this Agreement, and no statement or information contained in any certificate, list, schedule or other writing furnished to Olde Port pursuant to the provisions hereof, including without limitation for inclusion in the Proxy Statement (as defined in Section 6.01(a)) or any regulatory application, filing or report, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to the Merger and which is necessary to make the representations and warranties herein contained not misleading has been withheld from Olde Port.

      4.10. Compliance with Applicable Law. The Company and each of its Subsidiaries holds, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable law, statute, order, rule, regulation, policy or guideline of any governmental entity relating to the Company or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not have a material adverse effect on the Company, and neither the Company nor any of its Subsidiaries has received notice of any material violation of, or knows of any material violation of, any of the above.

      4.11. Regulatory Approvals. The Company is not, as of the date hereof, aware of any reason why the regulatory approvals required to be obtained by it or any of its Subsidiaries to consummate the Merger would not be satisfied within the time frame customary for transactions of the nature contemplated thereby.

                                    ARTICLE V
                  COVENANTS RELATING TO CONDUCT OF BUSINESS

      5.01. Covenants of Olde Port. During the period from the date of this Agreement to the Effective Time, Olde Port will conduct its business only in the ordinary course and consistent with prudent banking practice, will use all reasonable efforts to preserve Olde Port's properties wherever located, and will comply in all material respects with all laws applicable to Olde Port, to the conduct of its business and to the transactions contemplated by this Agreement. Olde Port will use all reasonable efforts to preserve its business organization intact, to keep available the present services of its employees, and to preserve the goodwill of its customers and others with whom business relationships exist. Olde Port will, from the date hereof until at least through the consummation of the transactions contemplated by this Agreement, keep all insurance policies set forth in Schedule 3.22 in full force and effect. In addition, Olde Port agrees that from the date hereof to the consummation of the Merger, and except as otherwise consented to or approved by a duly authorized officer of the Company in writing or as permitted or required by this Agreement, Olde Port will not:

            (a) enter into or amend any contract of the nature required to be set forth in Schedule 3.18;

            (b) change any provision of its Articles of Agreement or Bylaws or similar governing documents;

            (c) change the number of issued shares of its capital stock, or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any shares of its capital stock;

            (d) make unsecured loans in excess of $100,000 for any individual loan or in excess of $150,000 in the aggregate to any borrower or group of borrowers, other than renewals in the ordinary course of business and not involving any change in terms;

            (e) (i) make any loan or loans described as an "Undesirable" or "Prohibited" Loan under the Company's Loan Policy, a copy of which will be provided to Olde Port; (ii) make any secured loan or loans, other than residential mortgage loans with a loan to value ratio of in excess of 80%, in an aggregate amount to any one borrower (including members of his/her immediate family or affiliates of such borrower) in excess of $250,000, except for loans sold to investors and renewals in the ordinary course of business and not involving any change in terms; (iii) make any junior mortgage loan in excess of $100,000 behind first mortgages if the resulting loan to value ratio of the combined mortgages would exceed 75% or if prior mortgage loans are in excess of $200,000; (iv) make any commercial loan or loans in excess of $150,000 unless fully secured by readily marketable collateral or real estate with a maximum loan to value ratio of 75%; or (v) honor or extend any overdraft in excess of $5,000 unless fully secured by readily marketable collateral;

            (f) make any new loans to any Director, officer or employee of Olde Port, any affiliate thereof, or any member or affiliate of their respective families;

            (g) other than with respect to owner occupied residential mortgage loans, renew or otherwise reinstate any loan that has been in default for a period of 30 days or more which, when added to any loans outstanding to the families or affiliates of any debtor or surety under the defaulted loans (whether or not such other loans are in default) has a balance outstanding in excess of $100,000, except that Olde Port may accept payments for the purpose of bringing loans current, so long as there is no amendment or restructuring of the loans;

            (h) offer rates on deposits that are set in deviation from past practice and procedure employed by Olde Port or are materially higher than those of its competitors in the local market, or offer loan pricing which is materially different relative to its competitors in the local market;

            (i) hire or retain any new employees, consultants or contractors, or increase the compensation or benefits of current employees, consultants or contractors, except that Olde Port may hire replacements for current employees who are not officers or managers if such employees cease to be employees of Olde Port;

            (j) make any capital expenditures in excess of $10,000;

            (k) enter into any real property lease or any lease of personal property or extend or modify any existing lease of real or personal property;

            (l) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material to Olde Port;

            (m) take any action that is intended to or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII hereof not being satisfied, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable law or fiduciary duty;

            (n) change its methods of accounting in effect at December 31, 1997, except as required by law or by changes in GAAP or regulatory accounting principles as concurred to by Olde Port's independent auditors;

            (o) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Merger, except, in every case, as may be required by applicable law or fiduciary duty;

            (p) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

            (q) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

            (r) file any application to open, relocate or terminate the operations of any banking office;

            (s) make any equity investment or any commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business;

            (t) purchase or sell loans in bulk;

            (u) foreclose upon or take deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property; and shall not foreclosure upon such commercial real estate if such environmental assessment indicates the presence of Hazardous Material without appropriate remediation being performed before acceptance of title;

            (v) terminate the employment of, or decrease in any material respect, the duties, obligations, responsibilities, or position of any senior officer of Olde Port other than for just cause; or

            (w) agree to do any of the foregoing.

      5.02. Covenants of the Company. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Olde Port, the Company shall not and shall not permit any of its Subsidiaries to:

            (a) take any action that is intended to or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law or fiduciary duty;

            (b) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Merger; or

            (c) agree to do any of the foregoing.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

      6.01. Regulatory Matters.

            (a) Following the review by the Company and Olde Port of all information and material provided to each in accordance with this Agreement, Olde Port shall promptly prepare a proxy statement for the meeting of its shareholders called for the purpose of approving this Agreement (the "Proxy Statement") and the Company, with Olde Port's best efforts cooperation, shall promptly prepare and file with the SEC a registration statement on Form S-4 with respect to the shares of Company Common Stock to be issued in the Merger (the "S-4"), in which the Proxy Statement will be included as a prospectus. The Company shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Olde Port shall thereafter promptly mail the Proxy Statement to its shareholders. The Company shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Olde Port shall furnish all information concerning Olde Port and the holders of Olde Port Common Stock as may be reasonably requested in connection with any such action.

            (b) The parties hereto shall cooperate with each other and use their best efforts to prepare and file promptly all necessary documentation to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by this Agreement including, without limitation, approval of the Merger by the FDIC, if required, approval of the Merger by the Commissioner, and approval by the FRB. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

            (c) The Company and Olde Port shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of the Company, Olde Port or any of their respective Subsidiaries to any governmental entity in connection with the Merger and the other transactions contemplated hereby.

            (d) The Company and Olde Port shall promptly furnish each other with copies of written communications received by the Company or Olde Port, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental entity in respect of the transactions contemplated hereby.

      6.02. Access to Information.

            (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information and so as not to unreasonably interfere with the ordinary conduct of Olde Port's business, Olde Port shall afford to the officers, employees, accountants, counsel and other representatives of the Company access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records relating to the ownership, operation, obligations and liabilities of Olde Port, including, but not limited to, its books of account (including its general ledger), tax records, minute books of Directors' and shareholders' meetings, Articles of Agreement, Bylaws, contracts and agreements, public filings with any regulatory authority, examination reports of any regulatory authority, including preliminary and partial reports (subject to applicable law), plans affecting its employees, and any other business activities or prospects in which the Company may have a reasonable interest. During such period, Olde Port shall make available to the Company (i) subject to applicable laws, a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning its business, properties and personnel as the Company may reasonably request (other than information which Olde Port is not permitted to disclose under applicable law). As to information which Olde Port is not permitted by law to disclose, Olde Port will, upon request from the Company, use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

            (b) Olde Port shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

            (c) All information furnished pursuant to this Agreement shall be held in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreements, dated November 5, 1997, between the Company and Olde Port (the "Confidentiality Agreements").

      6.03. Organization of NECB Interim Bank and Execution of Bank Merger Agreement. Promptly following the execution of this Agreement, the Company shall apply to the Commissioner for approval to organize NECB Interim Bank pursuant to
Section 384:58 of the RSA. Upon the granting of such approval by the Commissioner to NECB Interim Bank, Olde Port shall execute and the Company shall cause NECB Interim Bank (in organization) to execute the Bank Merger Agreement attached hereto as Exhibit A.

      6.04. Shareholder Approval. Olde Port shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement, the Bank Merger Agreement, and the transactions contemplated hereby and thereby. Olde Port will, through its Board of Directors, and subject to the fiduciary duty of its members, recommend to its shareholders approval of this Agreement, the Bank Merger Agreement, and the transactions contemplated hereby and thereby and such other matters as may be submitted to its shareholders in connection with this Agreement and the Bank Merger Agreement. Upon the organization of NECB Interim Bank, the Company shall direct the organizers of NECB Interim Bank to vote to approve this Agreement, the Bank Merger Agreement, and the transactions contemplated hereby and thereby.

      6.05. Legal Conditions to Merger. Each of the Company and Olde Port shall, and shall cause each of its Subsidiaries to, use its best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and any other third party which is required to be obtained by Olde Port or the Company or any of their Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

      6.06. Affiliates. Olde Port shall cause each Director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of Olde Port to deliver to the Company, prior to the signing of this Agreement, a signed written agreement, in the form of Schedule 6.06 hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Company Common Stock to be received by such "affiliate" in the

Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder, including, without limitation, Rule 145.

      6.07. Stock Listing. The Company shall cause the shares of Company Common Stock to be issued in the Merger to be approved for inclusion for quotation on the NASDAQ National Market, subject to official notice of issuance, prior to the Effective Time.

      6.08. Financial Statements. As soon as reasonably available, but in no event more than 30 days after the end of each fiscal quarter ending after the date of this Agreement, Olde Port will deliver to the Company its quarterly Report of Condition and Income as filed with the FDIC.

      6.09. Further Assurances; Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and Directors of each party to this Agreement and their respective Subsidiaries, subject to their respective fiduciary duties, shall take all such necessary action as may be reasonably requested by and at the sole expense of the Company.

      6.10. Disclosure Supplements. From time to time prior to the Effective Time, each party will promptly supplement or amend the Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purposes of determining satisfaction of the conditions set forth in Sections 7.02(a) or 7.03(a) hereof, as the case may be, or the compliance by Olde Port or the Company, as the case may be, with the respective covenants set forth in Sections 5.01 and 5.02 hereof.

      6.11. Current Information. During the period from the date of this Agreement to the Effective Time: Olde Port will cause one or more of its designated representatives to be available, upon the reasonable request of the Company, to confer on a regular and frequent basis with representatives of the Company and to report the general status of the ongoing operations of Olde Port; Olde Porte will provide to the Company copies of all materials provided or made available by Olde Port to its directors for meetings of Olde Port's Board of Directors; Olde Port will promptly notify the Company of any significant change in the normal course of business of Olde Port or in the operation of its properties, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any significant litigation involving Olde Port and will keep the Company reasonably informed of such events and permit the Company access to all significant materials prepared in connection therewith, and, with respect to any regulatory examination of Olde Port, Olde Port will keep the Company advised of all reports, preliminary or otherwise, received from examiners, subject to applicable disclosure laws, and will use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

      6.12. Environmental Assessment. Olde Port agrees, to the extent it is legally permitted, to allow the Company, its agents and representatives, during the sixty days subsequent to execution of this Agreement, at the Company's expense, to conduct an environmental site assessment of any real property owned (including assets held as other real estate owned) or leased by Olde Port, and agrees to cooperate in providing information and other assistance to the Company, its agents and representatives in connection therewith, including, without limitation, providing access and entry onto such real property for the purpose of making appropriate environmental and related inspections; provided, however that the Company agrees to enter into a confidentiality agreement with the party(ies) conducting any environmental testing (with Olde Port as a third party beneficiary) that said party shall not disclose its findings to any third party unless required by state or federal law. The Company agrees that it shall also be bound by this restriction. An environmental site assessment may include sampling and intrusive studies if the Company's representative deems them advisable in light of the current standards. Olde Port shall be entitled, as a condition to its obligations hereunder, to notice within 60 days of signing this Agreement of any material environmental problems identified by the Company and to be indemnified to its reasonable satisfaction from and against any loss or damage incurred from the conducting of any such site assessment (but not the findings thereof). The Company shall contract for any site assessment desired by it not later than 30 days after the later of the date hereof or, with respect to property acquired after the date hereof, the date Olde Port notified the Company of such acquisition.

      6.13. Public Announcements. Except to the extent required otherwise by applicable state or federal securities or banking laws, with respect to which Olde Port and the Company may act upon the advice of their respective legal counsel, neither Olde Port nor the Company or any of its Subsidiaries shall issue any press release or otherwise make any public statement with respect to this Agreement or any of the transactions contemplated hereby prior to the Effective Time without obtaining the consent to or approval thereof from the other party, which consent or approval shall not be unreasonably withheld.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

      7.01. Conditions to Each Party's Obligations Under This Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

            (a) This Agreement, the Bank Merger Agreement, and the transactions contemplated hereby and thereby shall have been approved and adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Olde Port Common Stock.

            (b) This Agreement, the Bank Merger Agreement, and the transactions contemplated hereby and thereby shall have been approved by the Commissioner, the FDIC, if necessary, and the FRB, and by any other regulatory authority having appropriate jurisdiction, none of such approvals shall contain any term or condition which would (i) have a material adverse effect on the business, operations, properties, assets or financial condition of Olde Port or the Company or (ii) otherwise materially impair the value of Olde Port or the Company, and all appropriate waiting periods shall have expired.

            (c) Neither the Company, NECB Interim Bank, nor Olde Port shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which prevents or delays the consummation of the Merger.

            (d) The shares of Company Common Stock which shall be issued to the shareholders of Olde Port upon consummation of the Merger shall have been authorized for inclusion for quotation on the NASDAQ National Market, subject to official notice of issuance.

            (e) The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

      7.02. Conditions to the Obligations of the Company Under This Agreement. The obligations of the Company under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by the Company:

            (a) Each of the obligations of Olde Port required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Olde Port contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise contemplated by this Agreement), and the Company shall have received a certificate to that effect signed by the President and by the Chief Financial Officer of Olde Port.

            (b) All action required to be taken by, or on the part of, Olde Port to authorize the execution, delivery and performance of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of Olde Port and Olde Port shareholders and the Company shall have received certified copies of the resolutions evidencing such authorization.

            (c) The Company shall have received certificates as of a day as close as practicable to the date of the Effective Time from appropriate authorities as to the good standing of, and of the payment of franchise taxes, if any, by Olde Port.

            (d) Any and all permits and approvals of governmental bodies and material consents (including all consents of landlords) and authorizations of other third parties shall have been obtained by Olde Port, NECB Interim Bank, and the Company which are required with respect to and are necessary in connection with (i) the consummation of the Merger and the other transactions contemplated hereby and by the Bank Merger Agreement, (ii) the ownership of Olde Port by the Company, or (iii) the conduct by the Surviving Bank of the business of Olde Port as conducted by Olde Port at the Effective Time.

            (e) The Company shall have received an opinion, dated the date of Closing, from counsel to Olde Port, in form and substance reasonably satisfactory to the Company.

            (f) Olde Port shall have caused to be delivered to the Company a letter from Olde Port's independent public accountants with respect to Olde Port, and dated the date of the Closing, and addressed to the Company and Olde Port, in form and substance reasonably satisfactory to the Company to the effect that:

                        (1) they are independent public accountants with
            respect to Olde Port;

                        (2) in their opinion the audited financial statements of
            Olde Port examined by them comply as to form in all material respects with the applicable published rules and regulations of the FDIC with respect to proxy statements and of the SEC with respect to registration statements; and

                        (3) at the request of Olde Port they have carried out
            procedures to a specified date not more than 5 business days prior to the date of each such letter as follows: (i) read the unaudited financial statements of Olde Port for the period from the date of the most recent audited financial statements ("Audit Date") through the date of the most recent financial statements available in the ordinary course of business; (ii) read the minutes of the meetings of the Board of Directors of Olde Port from the date of the most recent audited financial statements to the date not more than 5 days prior to the date of each such letter, and (iii) consulted with the Chief Financial Officer of Olde Port as to whether there has been an increase or decrease in total assets of $500,000 or more, an increase in nonperforming loans of more than $500,000, an increase in foreclosed real estate of more than $500,000, an increase or decrease in total deposits of more than $500,000, and a decrease in total shareholders' equity, each as compared to the audited financial statements of Olde Port as of the Audit Date and, based on such procedures and except as disclosed in such letter, nothing has come to their attention which would cause them to believe that said financial statements and the financial statements referred to in (i) above and the most recent unaudited financial statements are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of Olde Port at the Audit Date.

            (g) Neither the Company, NECB Interim Bank, nor Olde Port shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which would impose limitations on the ability of the Company to exercise full rights of ownership of Olde Port or its assets or business and no action, suit, proceeding or investigation shall be pending or threatened which, in the opinion of counsel to the Company, is reasonably likely to result in any such order, decree or injunction.

            (h) Except as otherwise provided for in this Agreement or as disclosed in any Schedule hereto, any agreement to which Olde Port is a party on the date hereof or hereafter which takes effect upon, or which provides a payment or penalty conditioned upon or related to, a change of control of Olde Port, shall have been duly terminated without cost or expense to Olde Port, or the Company.

            (i) The Company shall have received the results of any environmental site assessment contracted for in accordance with Section 6.12 hereof, and based upon such environmental site assessment, not more than $250,000 shall be needed to be expended to correct any deficiency cited in such assessment and, in the case of property used for Olde Port bank operations, it shall not be necessary to cease using the cited location for a period in excess of 30 days in order to complete such corrections, provided, that, as to any deficiency that can be corrected reasonably promptly and before the Effective Time, Olde Port shall have the option of correcting such deficiency.

Olde Port will furnish the Company with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7.02 as the Company may reasonably request.

      7.03. Conditions to the Obligations of Olde Port Under This Agreement. The obligations of Olde Port under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Olde Port:

            (a) Each of the obligations of the Company and NECB Interim Bank required to be performed by them at or prior to the Effective Time shall have been duly performed and complied with and the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise contemplated by this Agreement), and Olde Port shall have received a certificate to that effect signed by the President and Chief Financial Officer of the Company.

            (b) All action required to be taken by, or on the part of, (i) the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of the Company and (ii) NECB Interim Bank to authorize the execution, delivery and performance of the Bank Merger Agreement and the consummation of the transactions contemplated thereby shall have been duly and validly taken by NECB Interim Bank; and Olde Port shall have received certified copies of the resolutions evidencing such authorizations.

            (c) The conditions in Section 7.02(d) shall have been satisfied.

            (d) Olde Port shall have received from HAS Associates, Inc., or such other investment banker as may be selected by Olde Port, both prior to execution of this Agreement and immediately prior to the mailing to its shareholders of the Proxy Statement an opinion in form and substance reasonably satisfactory to Olde Port, that the terms of the Merger are fair to Olde Port and its shareholders from a financial point of view.

            (e) Olde Port shall have received certificates as of a day as close as practicable to the date of the Effective Time from appropriate authorities as to the good standing of, and the payment of franchise taxes, if any, by the Company.

            (f) Olde Port shall have received an opinion, dated the date of Closing, from counsel to the Company, in form and substance reasonably satisfactory to Olde Port.

            (g) Olde Port shall have received an opinion of counsel for Olde Port or the Company substantially to the effect that for federal income tax purposes no gain or loss will be recognized by shareholders of Olde Port with respect to Company Common Stock received solely in exchange for Olde Port Common Stock pursuant to this Agreement (noting, however, that non-taxability does not extend to cash received in lieu of a fractional share interest in Company Common Stock, or by dissentors, if any).

      The Company will furnish Olde Port with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7.03 as Olde Port may reasonably request.

                                  ARTICLE VIII
                                     CLOSING

      8.01. Time and Place. Subject to the satisfaction of the conditions of
Article VII hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Day, Berry & Howard, CityPlace I, Hartford, Connecticut at 10:00 A.M., on the third business day after the date on which all of the conditions contained in Article VII hereof, to the extent not waived, are satisfied or at such other place, at such other time, or on such other date as the Company and Olde Port may mutually agree upon for the Closing to take place.

      8.02. Deliveries at the Closing. At the Closing, there shall be delivered to the Company and Olde Port the opinions, certificates, and other documents and instruments required to be delivered under Articles VI and VII hereof.

                                   ARTICLE IX
                            TERMINATION AND AMENDMENT

      9.01. Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Olde Port:

            (a) by mutual consent of the Company and Olde Port in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

            (b) by either the Company or Olde Port upon written notice to the other party 90 days after the date on which any request or application for a regulatory approval required to consummate the Merger shall have been denied or withdrawn at the request or recommendation of the governmental entity which must grant such requisite regulatory approval, unless within the 90-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable governmental entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.01(b) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

            (c) by either the Company or Olde Port if the Merger shall not have been consummated on or before December 31, 1998, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party set forth herein;

            (d) by either the Company or Olde Port (provided that the terminating party is not in material breach of any of its obligations under this Agreement) if any approval of the shareholders of Olde Port required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

            (e) by either the Company or Olde Port (provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing;

            (f) by either the Company or Olde Port in the event of the institution by any governmental agency of any litigation or proceeding to restrain or prohibit the consummation of the Merger;

            (g) by the Company if at the time of such termination there shall have been a reduction in Olde Port's capital of 10% or more below the levels disclosed to the Company in the December 31, 1997 financial statements of Olde Port referred to in Section 3.05 unless such change shall have resulted from conditions affecting the banking industry generally;

            (h) by the Company if the results, preliminary or other, of any regulatory examination of Olde Port indicates (i) any action or actions the net effect of which is likely to result in a reduction in Olde Port's capital of 10% or more below levels disclosed to the Company in the December 31, 1997 financial statements of Olde Port referred to in Section 3.05, or (ii) any other action that is likely to result in a significant restriction on Olde Port, its business or operations; or

            (i) by the Company if, in order to obtain any required permit, consent, approval or authorization of any governmental authority having jurisdiction, the Company or the Surviving Bank will be required to agree to, or will be subjected to, a limitation upon its activities following the Effective Time which the Company reasonably regards as materially adverse.

            (j) by the Company if the Average Closing Price (as defined in Section 1.04(a) hereof) of the Company Common Stock shall be less than $20.00 per share. Notwithstanding the foregoing, if the Company elects to exercise its termination right pursuant to this subsection (j), it shall give prompt written notice to Olde Port. During the seven-day period commencing with its receipt of such notice, Olde Port shall have the option of reducing the consideration to be received by the holders of Olde Port Common Stock hereunder by increasing the Average Closing Price for purposes of the Exchange Ratio (as defined in Section 1.04(a) hereof) to equal $20.00. If Olde Port makes the election contemplated by the preceding sentence, within such seven-day period, it shall give prompt written notice to the Company of such election, whereupon no termination shall occur pursuant to this subsection (j) and this Agreement shall remain in effect in accordance with its terms (except as the Average Closing Price and the Exchange Ratio shall have been so modified), and any references in this Agreement to "Average Closing Price" and "Exchange Ratio" shall thereafter be deemed to refer to the Average Closing Price and the Exchange Ratio as adjusted pursuant to this subsection (j).

            (k) by Olde Port if the Average Closing Price (as defined in Section 1.04(a) hereof) of the Company Common Stock shall be greater than $30.00 per share. Notwithstanding the foregoing, if Olde Port elects to exercise its termination right pursuant to this subsection (k), it shall give prompt written notice to the Company. During the seven-day period commencing with its receipt of such notice, the Company shall have the option of increasing the consideration to be received by the holders of Olde Port Common Stock hereunder by reducing the Average Closing Price for purposes of the Exchange Ratio (as defined in Section 1.04(a) hereof) to equal $30.00. If the Company makes the election contemplated by the preceding sentence, within such seven-day period, it shall give prompt written notice to Olde Port of such election, whereupon no termination shall occur pursuant to this subsection (k) and this Agreement shall remain in effect in accordance with its terms (except as the Average Closing Price and the Exchange Ratio shall have been so modified), and any references in this Agreement to "Average Closing Price" and "Exchange Ratio" shall thereafter be deemed to refer to the Average Closing Price and the Exchange Ratio as adjusted pursuant to this subsection (k).

      9.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Olde Port as provided in Section 9.01, this Agreement shall forthwith become void and have no further effect, except (i) Sections 6.02(c), 9.02, 10.01 and 10.02 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any representation, warranty, or other provision of this Agreement.

      9.03. Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Olde Port; provided, however, that after any approval of the transactions contemplated by this Agreement and the Bank Merger Agreement by Olde Port's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to such shareholders hereunder in any material respect other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      9.04. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein (other than Section 7.01). Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                    ARTICLE X
                                  MISCELLANEOUS

      10.01. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall, except to the extent and under the circumstances set forth in Section 10.02 below to the contrary, be paid by the party incurring such costs and expenses.

      10.02. Fees and Expenses Under Certain Circumstances.

            (a) Olde Port and its Directors shall vote for the Merger and recommend the Merger to the Shareholders of Olde Port and shall not solicit, approve or recommend to its shareholders, or undertake or enter into with or without shareholder approval, either as the surviving or disappearing or the acquiring or acquired corporation, any other merger, consolidation, assets acquisition, tender offer or other takeover transaction, or furnish or cause to be furnished any information concerning its business, properties or assets to any person or entity, other than the Company, interested in any such transaction (except for Directors and executive officers of Olde Port and such other persons as may be required by law), and Olde Port will not authorize or permit any officer, Director, employee, investment banker or other representative directly or indirectly to solicit, encourage or support any offer from any person or entity (other than the Company) to acquire substantially all of the assets of Olde Port, to acquire 10% or more of the outstanding stock of Olde Port, to enter into an agreement to merge with Olde Port, or to take any other action that would have substantially the same effect as the foregoing, without the written consent of the Company (any such solicitation, approval, undertaking, authorization, permission or other action referred to in this sentence being sometimes referred to as an "Unauthorized Action"). If the Merger is not consummated in accordance with the terms hereof because of any action or omission by Olde Port as set forth above in this Section, then Olde Port shall on demand pay to the Company the sum of $1,000,000, as liquidated damages. The above restrictions shall not preclude the Directors from taking actions which they determine, in the exercise of their fiduciary duties, are in the best interests of the shareholders; however, if they take any Unauthorized Action, Olde Port will be responsible for the aforementioned fees and liquidated damages.

            (b) If either Olde Port or the Company fails to perform any material covenant or agreement in this Agreement, or if any representation or warranty by Olde Port or the Company is determined to be materially untrue (the party which fails to perform or which makes the untrue representation or warranty being referred to as a "Breaching Party"), and if, at the time of the failure or untrue representation or warranty by the Breaching Party, the other party is not a Breaching Party (the "Non-Breaching Party"), and if the Agreement is thereafter terminated prior to the Effective Time, then the Breaching Party shall on demand pay to the Non-Breaching Party $1,000,000 as liquidated damages.

      10.03. Non-Survival of Representations and Warranties. The respective representations and warranties of the Company and Olde Port contained in this Agreement or in any instrument or certificate delivered pursuant hereto by the Company or Olde Port shall expire on and be terminated and extinguished at the Effective Time; provided, however, that after the Effective Time, any such representation or warranty of the Company or Olde Port shall not be deemed to be terminated or extinguished so as to deprive the Company of any defense at law or in equity which it would otherwise have to any claim against it by any person, firm, corporation or other legal entity, including, without limitation, any shareholder or former shareholder of Olde Port.

      10.04. Indemnification and Directors' and Officers' Insurance.

            (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Olde Port (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of Olde Port or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that Olde Port shall indemnify and hold harmless, and that after the Effective Time the Surviving Bank and the Company shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and by the provisions of their respective Certificates of Incorporation and Bylaws, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation.

            (b) In the event the Company or the Surviving Bank or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its property and assets to any person, then, and in each such case proper provision shall be made so that the successors and assigns of the Company or the Surviving Bank, as the case may be, assume the obligations set forth in this Section 10.04.

      10.05. Notification of Certain Matters.

            (a) Olde Port shall give prompt notice to the Company and the Company shall give prompt notice to Olde Port, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure of Olde Port or the Company, as the case may be, or of any officer, Director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that no such notifications shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder,

            (b) Olde Port agrees to notify the Company by telephone within 24 hours of receipt of any inquiry with respect to a proposed Merger, consolidation, merger, assets acquisition, tender offer or other takeover transaction with another person or receipt of a request for information from the FDIC, the FRB, the Commissioner, or other governmental authority with respect to a proposed acquisition of Olde Port by another party. Olde Port will promptly communicate to the Company the terms of any such proposal, discussion, negotiation, or inquiry, including the identity of the party making such proposal or inquiry.

      10.06. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid certified first class mail (return receipt requested) or by recognized overnight delivery service addressed as follows:

            (a)   If to the Company, to:

                  New England Community Bancorp, Inc.
                  176 Broad Street
                  P.O. Box 130
                  Windsor, CT 06095-0130

                  Attention:  David A. Lentini
                              Chairman, President and Chief Executive Officer
Copy to:

                  Day, Berry & Howard
                  CityPlace I
                  Hartford, CT 06103-3499

                  Attention:  Robert M. Taylor, III, Esq.

            (b) If to Olde Port, to:

                  Olde Port Bank & Trust
                  501 Islington Street
                  P.O. Box 569
                  Portsmouth, NH 03802-0569

                  Attention:  Michael E. Kenslea
                              President and Chief Executive Officer
Copy to:

                  Devine, Millimet & Branch
                  111 Amherst Street
                  P.O. Box 719
                  Manchester, NH 03105

                  Attention:  Paul C. Remus, Esq.

or such other address as shall be furnished in writing by either party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

      10.07. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, and that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

      10.08. Grant of Stock Option. As part of this transaction and as a condition to their entry into this Agreement, the Company and Olde Port shall enter into, on even date herewith, a Stock Option Agreement in the form of Exhibit B hereto (the "Stock Option Agreement"), granting the Company the right to purchase shares of Olde Port Common Stock at the price set forth therein, if any of certain events set forth therein occur.

      10.09. Complete Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant thereto, contains the entire agreement and understanding of the parties with respect to its subject matter, other than the Bank Merger Agreement, the Stock Option Agreement, the Shareholder Agreements, and Confidentiality Agreements. There are no restrictions, agreements, premises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter. If any provision or part of this Agreement is deemed unenforceable, the enforceability of the other provisions and parts shall not be affected.

      10.10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

      10.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

      10.12. Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      IN WITNESS WHEREOF, the Company and Olde Port have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                              NEW ENGLAND COMMUNITY BANCORP, INC.


                              By    /s/David A. Lentini
                                --------------------------------------------
                                    David A. Lentini
Attest:                                   Its Chairman, President and Chief
Executive                                 Officer

/s/Angelina J. McGillivray
--------------------------
Secretary


                             OLDE PORT BANK & TRUST


                              By    /s/Michael E. Kenslea
                                --------------------------------------------
                                    Michael E. Kenslea
Attest:                             Its President and Chief Executive Officer

/s/Richard A. Willey
---------------------------
Secretary

                                   Appendix B

                              BANK MERGER AGREEMENT

      BANK MERGER AGREEMENT, dated as of ________ ___, 1998, by and between NECB INTERIM BANK, an interim bank organized and existing under the laws of the State of New Hampshire having been organized by NEW ENGLAND COMMUNITY BANCORP, INC. (the "Company"), a Delaware corporation, and OLDE PORT BANK & TRUST ("Olde Port") a New Hampshire state-chartered trust company organized and existing under the laws of the State of New Hampshire.

      WHEREAS, the Boards of Directors of the Company and Olde Port have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the business combination transaction set forth in the Plan and Agreement of Merger dated as of February 10, 1998 (the "Merger Agreement") by and between the Company and Olde Port, pursuant to which NECB Interim Bank will merge with and into Olde Port (the "Merger") with Olde Port being the surviving bank ("Surviving Bank") in the Merger and all outstanding shares of common stock of Olde Port being converted into the Merger Consideration, as defined in the Merger Agreement, in the Merger; and

      WHEREAS, not less than two-thirds of each of the organizers of NECB Interim Bank and the Board of Directors of Olde Port have approved, and deem it advisable to consummate, the Merger provided for herein, in accordance with the provisions of Chapter 388 of the New Hampshire Revised Statutes Annotated ("RSA").

      NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements and upon the terms and conditions contained herein, the parties agree that at the Effective Time (as defined in Section 1.2 hereof), NECB Interim Bank shall be merged with and into Olde Port and Olde Port shall be the surviving entity in the Merger, and that the terms and conditions of the Merger and the mode of carrying the Merger into effect shall be as hereinafter set forth.

                                    ARTICLE I
                                   THE MERGER

      1.1 The Merger. In accordance with the provisions of this Agreement and of the banking laws of New Hampshire, at the Effective Time, NECB Interim Bank shall be merged with and into Olde Port, the separate corporation existence of NECB Interim Bank shall cease, and Olde Port shall continue its corporate existence as the surviving bank in the Merger as a New Hampshire state-chartered trust company under the name "Olde Port Bank & Trust" with all of the powers provided to state-chartered trust companies under the laws of New Hampshire. Also at the Effective Time, each outstanding share of NECB Interim Bank Common Stock shall be converted into one share of Common Stock of Olde Port and each issued and outstanding share of the Common Stock of Olde Port shall be converted into Per Share Merger Consideration as defined in the Merger Agreement.

      1.2 Effective Time. The Merger shall be effective at the time of the filing of the approval of the Merger by the Bank Commissioner of the State of New Hampshire (the "Commissioner") along with a copy of this Agreement, with the Secretary of State of the State of New Hampshire (the "Secretary") or at any subsequent time specified as the effective time pursuant to this Agreement (the "Effective Time").

      1.3 Effect of Merger. At and after the Effective Time and by virtue of the Merger, the Surviving Bank shall operate as a state-chartered trust company and shall, to the extent legally permissible, possess all the rights, privileges, powers and franchises of Olde Port and the Merger shall have the effects set forth in Section 388.10 of the RSA.

      1.4 Other Matters. At the Effective Time: (i) the Surviving Bank's main office shall be located in Portsmouth, New Hampshire, (ii) the Directors and officers of the Surviving Bank shall be those individuals as selected by the Company, (iii) the Articles of Agreement and Bylaws of NECB Interim Bank existing immediately prior to the Effective Time shall be the Articles of Agreement and Bylaws of the Surviving Bank, (iv) unless and until changed in accordance with the Articles of Agreement and Bylaws of the Surviving Bank, the maximum number of Directors of the Surviving Bank shall be 10, and the minimum number of Directors shall be 3, and (v) the amount of capital stock of the Surviving Bank shall be one share of common stock, no par value, as provided in the Articles of Agreement of the Surviving Bank.

      1.5 Prior Approvals. The parties acknowledge that prior to the Merger being effective requisite approvals must be received from or notices must be given to certain federal and state regulatory authorities including, but not limited to, (a) the Federal Deposit Insurance Corporation (the "FDIC"), (b) the Board of Governors of the Federal Reserve System (the "FRB") (c) the Commissioner and (d) any other regulatory authorities having jurisdiction.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF Olde Port

      Olde Port hereby represents and warrants to NECB Interim Bank as follows:

      2.1 Corporate Organization. Olde Port is a state-chartered trust company duly organized, validly existing and in good standing under the laws of the State of New Hampshire. Olde Port has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

      2.2 Authority; No Violation.

            (a) Olde Port has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Olde Port has duly and validly approved and adopted this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, and, upon approval of the shareholders of Olde Port as required pursuant to RSA ss. 388.10, no other corporate proceeding on the part of Olde Port is necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Olde Port and constitutes a valid and binding obligation of Olde Port enforceable in accordance with its terms.

            (b) Neither the execution and delivery of this Agreement nor the consummation by Olde Port of the transactions contemplated hereby, nor compliance by Olde Port with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Agreement or Bylaws of Olde Port or, subject to the requirements of Section 1.6 hereof, any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Olde Port or any of its properties or assets, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Olde Port under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Olde Port is a party, or by which it or any of its properties or assets may be bound or affected.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF NECB INTERIM BANK

      NECB Interim Bank represents and warrants to Olde Port as follows:

      3.1 Corporate Organization. NECB Interim Bank is an interim New Hampshire bank organized pursuant to RSA ss. 384:58.

      3.2 Authority; No Violation.

            (a) NECB Interim Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The organizers of NECB Interim Bank have duly and validly approved and adopted this Agreement and the transactions contemplated hereby, and, no other corporate proceedings on the part of NECB Interim Bank are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by NECB Interim Bank and constitutes a valid and binding obligation of NECB Interim Bank enforceable in accordance with its terms.

            (b) Neither the execution and delivery of this Agreement nor the consummation by NECB Interim Bank of the transactions contemplated hereby, nor compliance by NECB Interim Bank with any of the terms or provisions hereof, will
(i) violate any provision of the organizational documents of NECB Interim Bank, or, subject to the requirements of Section 1.6 hereof, any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NECB Interim Bank or any of its properties or assets, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NECB Interim Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NECB Interim Bank is a party, or by which it or any of its properties or assets may be bound or affected.

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

      4.1 Regulatory Matters.

            (a) NECB Interim Bank and Olde Port each will cooperate with the other and use their best efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including without limitation, those required from the FDIC, the FRB, and the Commissioner.

            (b) NECB Interim Bank and Olde Port will furnish each other with all information concerning themselves, their subsidiaries, Directors, officers and stockholders and such other matters as may be necessary or advisable in connection with such applications to the FDIC, the FRB or the Commissioner, or any other statement or application made by or on behalf of NECB Interim Bank or Olde Port to any governmental body in connection with the Merger and the other transactions contemplated by this Agreement.

      4.2 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and Directors of each party to this Agreement shall, subject to their respective fiduciary duties, take all such necessary action.

                                    ARTICLE V
                               CLOSING CONDITIONS

      5.1 Conditions to Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

            (a) The Merger shall have been approved and adopted by the organizers of NECB Interim Bank, and by the affirmative vote of the holders of two-thirds of the outstanding shares of Olde Port.

            (b) This Agreement, the Merger Agreement and the transactions collectively contemplated hereby and thereby shall have been approved by the Commissioner, the FDIC, the FRB, and by any other regulatory authority having appropriate jurisdiction.

            (c) Neither NECB Interim Bank nor Olde Port shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which prevents or delays the consummation of the Merger.

      5.2 Conditions to the Obligations of NECB Interim Bank Under this Agreement. The obligations of NECB Interim Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by NECB Interim
Bank:

            (a) Each of the obligations of Olde Port required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement and the Merger Agreement shall have been duly performed and complied with, in all material respects, and the representations and warranties of Olde Port contained in this Agreement and the Merger Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time.

            (b) All action required to be taken by, or on the part of, Olde Port to authorize the execution, delivery and performance of this Agreement by Olde Port and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Olde Port.

            (c) Any and all permits, consents, approvals and authorizations of all third parties and governmental bodies shall have been obtained by Olde Port and NECB Interim Bank which are required with respect to and are necessary in connection with (i) the consummation of the Merger and the other transactions contemplated hereby, (ii) the ownership by the Company of the Surviving Bank or
(iii) the conduct by the Surviving Bank of the business of Olde Port as conducted by Olde Port at the Effective Time.

      5.3 Conditions to the Obligations of Olde Port Under This Agreement. The obligations of Olde Port under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Olde Port:

            (a) Each of the obligations of NECB Interim Bank required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with, in all material respects, and the representations and warranties of NECB Interim Bank contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time.

            (b) All action required to be taken by, or on the part of, NECB Interim Bank to authorize the execution, delivery and performance of this Agreement by NECB Interim Bank and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the organizers of NECB Interim Bank.

                                   ARTICLE VI
                                     CLOSING

      6.1 Time and Place. Subject to the satisfaction of the conditions of
Article V hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Day, Berry & Howard, CityPlace I, Hartford, Connecticut at 10:00 A.M., on the third business day after the date on which all of the conditions contained in Article V hereof, to the extent not waived, are satisfied or at such other place, at such other time, or on such other date as the parties may mutually agree upon for the Closing to take place.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

      7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

            (a) by mutual written consent of Olde Port and NECB Interim Bank, properly authorized by their respective Board of Directors or organizers;

            (b) by NECB Interim Bank or Olde Port, if the Effective Time shall not have occurred on or prior to December 31, 1998; or

            (c) by NECB Interim Bank or Olde Port, if it shall have determined that the Merger has become imprudent by reason of the institution by any governmental agency of any litigation or proceeding to restrain or prohibit the consummation of the Merger.

      This Agreement shall terminate automatically in the event of the termination of the Merger Agreement in accordance with the provisions thereof.

      7.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void, and there shall be no further liability on the part of Olde Port or NECB Interim Bank.

      7.3 Amendment, Extension and Waiver. Subject to applicable law, this Agreement may be amended by an instrument in writing signed on behalf of each of the parties hereto.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, and that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

      8.2 Complete Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant thereto, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, premises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

      8.3 Counterparts. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

      8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire.

      8.5 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      IN WITNESS WHEREOF, NECB Interim Bank and Olde Port have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                    NECB INTERIM BANK


                                    By


Attest:


                                    OLDE PORT BANK & TRUST


                                    By


Attest:

                                   Appendix C

                             STOCK OPTION AGREEMENT

      STOCK OPTION AGREEMENT, dated as of February 10, 1998 between Olde Port Bank & Trust, a New Hampshire state-chartered trust company (the "Bank"), and New England Community Bancorp, Inc., a Delaware corporation ("NECB").

      WHEREAS, NECB and the Bank have entered into a Plan and Agreement of Merger as of the date hereof (the "Merger Agreement"), which provides, among other things, for the exchange of shares of the Bank for shares of NECB and the merger of NECB Interim Bank with and into the Bank (the "Merger"); and

      WHEREAS, as a condition to NECB's entry into the Merger Agreement and in consideration for such entry, the Bank has agreed to grant NECB the Option (as hereinafter defined)

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

      1. Grant of Option. The Bank hereby grants to NECB an unconditional, irrevocable option (the "Option") to purchase up to 13,425 shares (the "Option Shares") of the common stock, par value $1.00 per share (the "Common Shares"), of the Bank at a price of $120 per share; provided, however, that the Option will lapse if the Merger Agreement is terminated pursuant to Section 9.01 of the Merger Agreement before the Option is exercisable and NECB delivers notice of its intent to exercise this Option, as hereinafter provided.

      2. Exercise of Option. NECB will not exercise the Option without the written consent of the Bank except: (a) subsequent to the fifth day preceding the scheduled expiration date of a tender or exchange offer by any person or group of persons to acquire 25% or more of any class or series of voting securities of the Bank or (b) upon the acquisition by any one person or group of persons of, or of the right to acquire, 25% or more of any class or series of voting securities of the Bank, if in the case of (a) or (b), (1) after giving effect to such offer or acquisition such person or group would own or have the right to acquire 25% or more of any class or series of voting securities of the Bank, (2) there have been filed documents with the Federal Deposit Insurance Corporation ("FDIC") in connection therewith (or, if no such filing is required, similar evidence that the offer is actually commencing) and (3) such person or group has received all required regulatory approvals to own or control 25% or more of the class or series of securities to which the offer relates, or (c) upon a willful breach of the Merger Agreement by the Bank which would permit NECB to terminate the Merger Agreement, provided that within 12 months from the date of such breach either an event described in clauses (a) or (b) above shall have occurred or any agreement shall have been entered into between the Bank and any third party, including, without limitation, an agreement in principle, contemplating (a) any acquisition by such third party of 25% or more of the Common Shares or any other class or series of voting securities of the Bank or (b) a merger or other business combination involving the Bank or a subsidiary of the Bank or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of the Bank or any of its subsidiaries, other than as contemplated by the Merger Agreement. As used in this Section 2, "person" or "group of persons" shall have the meaning conferred thereon pursuant to Section 13(d) of the Securities Exchange Act of 1934. The Bank will not take any action which would have the effect of preventing or disabling the Bank from delivering the Option Shares to NECB upon exercise of the Option or otherwise performing its obligations under this Agreement. In the event NECB wishes to exercise the Option, NECB shall send a written notice to the Bank specifying the total number of Option Shares it wishes to purchase and a place and date between one and ten business days inclusive from the date such notice is given for the closing of such purchase (a "Closing"); provided, however, that a Closing shall not occur prior to the receipt of all necessary regulatory approvals.

      The Bank will afford NECB the benefit of one demand registration covering all or any part of the Option Shares with respect to any public offering of the Bank Common Shares. Without the written consent of NECB, neither the Bank nor any other holder of securities may include securities in such registrations. In addition, NECB will be afforded the benefit of unlimited "piggyback" registration rights with respect to the Option Shares (subject to appropriate exceptions for registrations in connection with dividend reinvestment, employee stock purchase, stock option or similar plans or a registration statement on Form S-4). The Bank will notify NECB of any registration at least ten (10) days prior to the effective date of any such registration and NECB will give notice at least three (3) days prior to the effective date of any such registration that it desires "piggyback" registration rights and state the number of shares to be included in such registration. The costs of all such registrations (other than underwriting fees and commissions) will be borne by the Bank.

      3. Payment and Delivery of Certificates. At any Closing hereunder NECB will make payment to the Bank of the aggregate price for the Option Shares so purchased by delivery of immediately available funds and the Bank will deliver to NECB a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of NECB or its designee in such denominations as were specified by NECB in its notice of exercise.

      4. Adjustment Upon Changes in Capitalization. In the event of any change in the number or kind of issued and outstanding Common Shares by reason of stock dividends, stock splits, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or other changes in the corporate or capital structure of the Bank, the number and kind of Option Shares subject to the Option and the purchase price per Option Share shall be appropriately adjusted to restore NECB to its rights hereunder, including its right to purchase shares representing approximately 19.9% of the capital stock of the Bank entitled to vote generally for the election of directors of the Bank which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price of approximately $1,611,000.

      5. Filings and Consents. NECB and the Bank will each use their best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement.

      6. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable.

      7. Entire Agreement. This Agreement and the Merger Agreement and the other agreements referenced therein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

      8. Assignment. At any time or from time to time after the Option is exercisable without the written consent of the Bank, NECB may sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons, subject only to compliance with applicable law. In order to effectuate the foregoing, NECB (or any direct or indirect assignee or transferee of NECB) shall be entitled to surrender this Stock Option Agreement entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock as may be purchasable hereunder. Notwithstanding the foregoing, NECB may not sell, assign or otherwise transfer to any person or affiliated group of persons Common Shares and/or rights to acquire Common Shares under this Stock Option Agreement which would account for 5% or more of the outstanding Common Shares (assuming that this Stock Option Agreement is fully exercised).

      9. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect; and, except as otherwise provided herein to the contrary, the failure or invalidity of any portion of the consideration for which this Option is being granted shall not reduce the amount of, or render invalid or unenforceable, all or any portion of this Option.

      10. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

      If to NECB:

      New England Community Bancorp, Inc.
      176 Broad Street
      P.O. Box 130
      Windsor, CT 06095-0130
      Attention:  Mr. David A. Lentini
                  Chairman, President and Chief Executive Officer

      with a copy to:

      Day, Berry & Howard
      CityPlace I
      Hartford, CT 06103-3499

      Attention:  Robert M. Taylor, III, Esq.

      If to the Bank:

      Olde Port Bank & Trust
      501 Islington Street
      P.O. Box 569
      Portsmouth, NH 03802-0569

      Attention:  Michael E. Kenslea
                  President and Chief Executive Officer

      with a copy to:

      Divine, Millimet & Branch
      111 Amherst Street
      P.O. Box 719
      Manchester, NH 03105

      Attention:  Paul C. Remus, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

      11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      12. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      13. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than an assignee or transferee of NECB pursuant to Section 8 hereof) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      15. Expenses. Except as otherwise provided in Section 2 hereof, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

      16. Termination. The Option granted hereby, to the extent not previously exercised, shall terminate upon the earliest of (a) seven months after an event described in Section 2, (b) the Effective Time (as such term is defined in the Merger Agreement) of the Merger, (c) the termination of the Merger Agreement in accordance with its terms (other than if terminated by NECB by reason of a breach or violation by the Bank) prior to the occurrence of an event described in Section 2. The foregoing notwithstanding, if a breach of the Merger Agreement described in clause (c) of Section 2 shall have occurred, this Option shall terminate to the extent not previously exercised on the date which is 90 days following the first anniversary of the date of such breach.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                              NEW ENGLAND COMMUNITY BANCORP, INC.


                              By:   s/s David A. Lentini
                                    ---------------------------------------
                                    David A. Lentini
                                    Chairman, President and Chief Executive
                                    Officer



                             OLDE PORT BANK & TRUST


                              By:   s/s Michael E. Kenslea
                                    ---------------------------------------
                                    Michael E. Kenslea
                                    President and Chief Executive Officer

                                                                      APPENDIX D


HAS ASSOCIATES, INC.     76 Northeastern Blvd., Suite 34            P.O. Box 84
                                        Nashua, NH 03062       Boston, MA 02171
                                          (603) 880-4529         (617) 472-5086
                                      FAX (603) 880-4351     FAX (617) 472-6903
                                         has@has-inc.com           hasq@msn.com




April 3, 1998


Board of Directors
Olde Port Bank & Trust
501 Islington Street
Portsmouth, NH  03801

Members of the Board:

      You have requested our opinion as to the fairness to the stockholders of Olde Port Bank & Trust, Portsmouth, New Hampshire ("Olde Port"), from a financial point of view, of the terms of the Agreement and Plan of Merger dated February 10, 1998 ("the Agreement") which will ultimately provide for the merger (the "Merger") of Olde Port into New England Community Bancorp, Inc. ("NECB"), a Connecticut corporation in a transaction whereby each Olde Port shareholder will receive $200.00 in value of NECB common stock. Shareholders of Olde Port who do not exercise their right to dissent will receive the per share merger consideration which will be payable in common stock of NECB. The exchange ratio will be determined by dividing $200.00 by the average closing price of NECB common stock supplied by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and reported in the Wall Street Journal as of the end of the ten (10) consecutive trading day period ending prior to the last of the regulatory approvals required for the Merger.

      In connection with its opinion, HAS Associates, Inc. ("HAS") reviewed, analyzed and relied upon material relating to the financial and operating conditions of NECB including, among other things, the following: (i) the Agreement; (ii) Annual Reports to Stockholders for the three years ended December 31, 1994, 1995, and 1996, of NECB; (iii) certain interim reports to stockholders and Quarterly Reports of NECB and certain other communications from NECB to its stockholders; (iv) other financial information concerning the business and operations of NECB furnished to HAS Associates by NECB for purposes of its analysis, including certain internal financial analyses and forecasts for NECB prepared by the senior management of NECB; (v) certain publicly available information concerning the trading of, and the trading market for, the Common Stock of NECB; (vi) corporate minutes of NECB for three years; (vii) audit reports certified by the independent accountants of NECB for three years; (viii) regulatory filings of NECB for three years; (ix) NECB policies

HAS ASSOCIATES, INC.

and procedures, certain loan files, its investment portfolio; and (x) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that HAS considered relevant to its inquiry. In addition, HAS reviewed certain market information concerning NECB, analyzed data concerning private and publicly owned banks in New England, reviewed stock market data of other banks generally deemed comparable whose securities are publicly traded, publicly available information concerning certain recent business combinations, and such additional financial and other information as HAS deemed necessary. Furthermore, HAS reviewed the same type of financial information available concerning Olde Port. In addition, HAS reviewed certain internal reports and documents including loan lists grouped by risk rating, past due and non-accrual loan reports, internal loan watch list loan relationship reports, restructured loan reports, OREO and ISF reports, loan loss reserve analysis reports, audited financial statements (most recent three years), regulatory reports (most recent three years), 1996 operating results, securities portfolio-book value and market value reports, and schedule of threatened or pending litigations. HAS also held discussions with senior management concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

      In conducting its review and arriving at its opinion, HAS relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and HAS did not attempt to verify such information independently or undertake an independent appraisal of the assets and liabilities of NECB. HAS relied upon the accuracy and opinion of the audit reports prepared by the Bank's independent accountants. HAS assumes no responsibility for the accuracy and completeness of the financial and other information relied upon.

      We have acted as financial advisor to the Board of Olde Port in connection with the Merger and will receive a fee for this service.

      In reliance upon and subject to the foregoing, it is our opinion that, as of April 3, 1998, the per share merger consideration to be received by the shareholders of Olde Port and the financial terms of the Agreement were, and as of the date hereof, such terms are, fair, from a financial point of view, to the current shareholders of Olde Port.

      This letter is furnished to you in connection with the Merger and we consent to its inclusion in the Registration Statement and proxy solicitation material.

Sincerely,

/s/ HAS Associates, Inc.

HAS Associates, Inc.

                                                                    APPENDIX E

                              DISSENTERS' RIGHTS



New Hampshire RSA through 1997 legislative session

388:13 Dissenting Stockholders.

I. Any stockholder of a bank shall have the right to dissent from, and to obtain payment for his shares in the event of any merger, consolidation, or other union of banks under the provisions of this chapter. Such right shall be the same as the right provided for in RSA 293-A:13.01 through RSA 293-A:13.31 with respect to mergers and consolidations of business corporations and shall be subject to the same limitations. Any stockholder of a bank electing to assert the right provided for by this section shall do so in accordance with the provisions of RSA 293-A:13.01 through RSA 293-A:13.31, which provisions shall be binding upon the stockholder and upon the bank and shall in all respects govern the perfection and enforcing of the right provided for by this section.

II. If a proposed merger, consolidation, or other union of banks under the provisions of this chapter is submitted to a vote at a meeting of stockholders, the notice of meeting shall notify all stockholders that they have or may have a right to dissent and obtain payment for their shares by complying with the terms of this section and of RSA 293-A:13.01 through RSA 293-A:13.31 and shall be accompanied by a copy of this section and RSA 293-A:13.01 through RSA 293-A:13.31.

III. For purposes of this section, the term "stockholder" shall include the holder of a special deposit in a guaranty savings bank.

      Source. 1947, 123:11; RSA 388:13. 1983, 369:10; 1992, 255:7, eff. Jan. 1,
      1993.

293-A:13.01 Definitions.

In this subdivision:

      (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation or other entity by merger, share exchange, or conversion of that issuer.

      (2) "Dissenter" means a share holder who is entitled to dissent from corporate action under RSA 293- A:13.02 and who exercises that right when and in the manner required by RSA 293-A:13.20 through 293-A:13.28.

      (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

      (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

      (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

      (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

      (7) "Shareholder" means the record shareholder or the beneficial shareholder.

      Source. 1992, 255:1, eff. Jan. 1, 1993. 1997, 120:3, eff. Aug. 8, 1997.

293-A:13.02 Right to Dissent.

(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

      (1) Consummation of a plan of merger to which the corporation is party:

            (i) If shareholder approval is required for the merger by RSA 293-A:11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

            (ii) If the corporation is a subsidiary that is merged with its parent under RSA 293-A:11.04.

      (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

      (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

      (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

            (i) Alters or abolishes a preferential right of the shares.

            (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

            (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

            (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

            (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RSA 293-A:6.04.

      (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

      (6) Consummation of a plan of conversion to which the corporation is a party converting to another entity.

(b) A shareholder entitled to dissent and obtain payment for his shares under this subdivision shall not challenge the corporate action creating his entitlement, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

      Source. 1992, 255:1, eff. Jan. 1, 1993. 1997, 120:5, eff. Aug. 8, 1997.

293-A:13.03 Dissent by Nominees and Beneficial Owners.

(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

      (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

      (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

      Source. 1992, 255:1, eff. Jan. 1, 1993.

293-A:13.20 Notice of Dissenters' Rights.

(a) If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this subdivision and be accompanied by a copy of this subdivision.

(b) If corporate action creating dissenters' rights under RSA 293-A:13.02 is taken without a vote of shareholders or by consent pursuant to RSA 293-A:7.04, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RSA 293-A:13.22.

      Source. 1992, 255:1, eff. Jan. 1, 1993.

293-A:13.21 Notice of Intent to Demand Payment.

(a) If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

      (1) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

      (2) Shall not vote his shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this subdivision.

      Source. 1992, 255:1, eff. Jan. 1, 1993.

293-A:13.22 Dissenters' Notice.

(a) If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RSA 293-A:13.21.

(b) The dissenters' notice shall be sent no later than 10 days after corporate action was taken, and shall:

      (1) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited.

      (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

      (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date.

      (4) Set a date by which the corporation shall receive the payment demand, which date shall not be fewer than 30 nor more than 60 days after the date the notice is delivered.

      (5) Be accompanied by a copy of this subdivision.

      Source. 1992, 255:1, eff. Jan. 1, 1993.

293-A:13.23 Duty to Demand Payment.

(a) A shareholder sent to a dissenters' notice described in RSA 293-A:13.22 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth, in the dissenters' notice pursuant to RSA 293-A:13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this subdivision.

      Source. 1992, 255:1, eff. Jan. 1, 1993.

293-A:13.24 Share Restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under RSA 293-A:13.26.

(b) The person for who dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

      Source. 1992, 255:1, eff. Jan. 1, 1993.

293-A:13.25 Payment.

(a) Except as provided in RSA 293-A:13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with RSA 293-A:13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(b) The payment shall be accompanied by:

      (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

      (2) A statement of the corporation's estimate of the fair value of the shares;

      (3)   An explanation of how the interest was calculated;

      (4) A statement of the dissenters' right to demand payment under RSA 293-A:13.28; and

      (5) A copy of this subdivision.

      Source. 1992, 255:1, eff. Jan. 1, 1993.

293-A:13.26 Failure to Take Action.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under RSA 293-A:13.22 and repeat the payment demand procedure.

      Source. 1992, 255:1,, eff. Jan. 1, 1993.

293-A:13.27 After-Acquired Shares.

(a) A corporation may elect to withhold payment required by RSA 293-A:13.25 from a dissenter, unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(b) To the extent the corporation elects to withhold payment under subsection
(a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RSA 293-A13.28.

      Source. 1992, 255:1, eff. Jan. 1, 1993.

293-A:13.28 Procedure if Shareholder Dissatisfied With Payment or Offer

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under RSA 293-A:13.25, or reject the corporation's offer under RSA 293-A:13.27 and demand payment of the fair value of his shares and interest due, if:

      (1) The dissenter believes that the amount paid under RSA 293-A:13.25 or offered under RSA 293- A:13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

      (2) The corporation fails to make payment under RSA 293-A:13.25 within 60 days after the date set for demanding payment; or

      (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demand payment.

(b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within 30 days after the corporation made or offered payment for his shares.

      Source. 1992, 255:1, eff. Jan. 1, 1993.

293-A:13.30 Court Action.

(a) If a demand for payment under RSA 293-A:13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation or other entity without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or converted into or whose shares were acquired by the foreign corporation or other entity was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decisions on the question of their value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each dissenter made a party to the proceeding is entitled to judgment:

      (1) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or,

      (2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under RSA 293-A:13.27.

      Source. 1992, 255:1, eff. Jan. 1, 1993. 1997, 120:4, eff. Aug. 8, 1997.

293-A:13.31 Court Costs and Counsel Fees.

(a) The court in an appraisal proceeding commenced under RSA 293-A:13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RSA 293-A:13.28.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

      (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RSA 293-A:13.20 through RSA 293-A:13.28.

      (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subdivision.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

      Source. 992, 255:1, eff. Jan. 1, 1993.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Delaware law and NECB's Bylaws and Restated Certificate of Incorporation authorize NECB to indemnify officers, directors and certain individuals associated with NECB. In general, Article V of NECB's Bylaws and
Article VII of NECB's Restated Certificate of Incorporation authorize NECB to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of NECB) by reason of the fact that he is or was a director, officer, trustee, employee or agent of NECB, or is or was serving at the request of NECB as a director, officer, trustee, employee or agent of another corporation, association, partnership, venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

ITEM 21.  EXHIBIT AND FINANCIAL STATEMENTS SCHEDULES

         (a)      List of Exhibits

         The exhibits filed as a part of this Registration Statement are as follows:



     Exhibit No.     Exhibit
     ----------      -------

         2.1 Plan and Agreement of Merger, dated as of February 10, 1998, among New England Community Bancorp, Inc. and Olde Port Bank & Trust Company is included as Appendix A hereto.

         3.1 Restated Certificate of Incorporation of New England Community Bancorp, Inc. was filed on June 20, 1995 as
                  Exhibit 3.1 to New England Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 33-93640) and is incorporated herein by reference.

         3.2 Amended and Restated Bylaws of New England Community Bancorp, Inc. were filed on March 31, 1998 as Exhibit (3)(ii) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and is incorporated herein by reference.

         4. Specimen Common Stock Certificate of New England Community Bancorp, Inc. was filed on June 20, 1995 as Exhibit 4 to New England Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 33-93640) and is incorporated herein by reference.

         5. Opinion of Day, Berry & Howard LLP regarding legality of securities being registered (to be filed by amendment).

         8. Opinion of Devine, Millimet & Branch, Professional Association, regarding certain federal income tax consequences (to be filed by amendment).

         10.1 Employment Agreement between New England Bank and Trust Company and David A. Lentini dated August 9, 1994 was filed as
                  Exhibit 10.3 to Olde Windsor Bancorp, Inc.'s (now known as New England Community Bancorp, Inc.'s) Registration Statement on Form S-1 (No. 33-83622) and is incorporated herein by reference.

         10.2 Employment Agreement by and between New England Bank and Trust Company and Donat A. Fournier dated August 9, 1994 was filed on October 20, 1994 as Exhibit 10.6 to New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622), Amendment No. 1, and is incorporated herein by reference.

         10.3 Employment Agreement by and between New England Bank and Trust Company and Anson C. Hall dated August 9, 1994 was filed on October 20, 1994 as Exhibit 10.7 to New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622), Amendment No. 1, and is incorporated herein by reference.

         10.4 Employment Agreement by and between New England Community Bancorp., Inc. and Frank A. Falvo dated December 6, 1996 was filed on March 31, 1997 as Exhibit 10(f) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.5 Executive Retention Agreement by and between New England Community Bancorp, Inc. and David A. Lentini dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(g) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.6 Executive Retention Agreement by and between New England Community Bancorp, Inc. and Donat A. Fournier dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(h) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.7 Executive Retention Agreement by and between New England Community Bancorp, Inc. and Anson C. Hall dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(i) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.8 Executive Retention Agreement by and between New England Community Bancorp, Inc. and Frank A. Falvo dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(j) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         13. New England Community Bancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 1997 was filed on March 31, 1998, and is incorporated herein by reference.

         21. List of Subsidiaries of New England Community Bancorp, Inc was filed on March 31, 1998 as Exhibit 21 to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         23.1     Consent of Day, Berry & Howard     (See Exhibit 5.)

         23.2 Consent of Shatswell, MacLeod & Company, P.C. relating to New England Community Bancorp, Inc.

         23.3 Consent of Devine, Millimet & Branch (to be filed by amendment).

         23.4 Consent of Shatswell, MacLeod & Company, P.C. relating to Olde Port Bank & Trust Company.

         23.5     Consent of HAS Associates, Inc.

         99.1 Form of Proxy for the Special Meeting of Shareholders of Olde Port Bank & Trust Company.
         (b)      Financial Statement Schedules.

         No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.


ITEM 22.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes  as follows:

(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by a person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on April 14, 1998.

                                        NEW ENGLAND COMMUNITY BANCORP, INC.
                                        (Registrant)


                                        By  /s/ David A. Lentini
                                        ----------------------------------
                                        David A. Lentini
                                        Its Chairman, President and
                                        Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes David A. Lentini and Anson C. Hall and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all such amendments.


                   Name                              Title                                Date
                   ----                              -----                                ----
/s/ David A. Lentini              Chairman of the Board, President and                April 14, 1998
---------------------------        Chief Executive Officer
David A. Lentini

/s/ Anson C. Hall                 Vice President, Chief Financial Officer,            April 14, 1998
---------------------------       (Principal Financial and Accounting
Anson C. Hall                     Officer)

/s/ John C. Carmon                Director                                            April 14, 1998
---------------------------
John C. Carmon

/s/ Gary J. DeNino                Director                                            April 14, 1998
---------------------------
Gary J. DeNino

/s/ Frank A. Falvo                Executive Vice President and Director               April 14, 1998
---------------------------
Frank A. Falvo

/s/ Dominic J. Ferraina           Director                                            April 14, 1998
---------------------------
Dominic J. Ferraina
                                  Director                                            April ___, 1998
---------------------------
John R. Harvey

/s/ Angelina J. McGillivray       Corporate Secretary and Director                    April 14, 1998
---------------------------
Angelina J. McGillivray

/s/ Michael P. Solimene           Director                                            April 14, 1998
---------------------------
Michael P. Solimene


                                  EXHIBIT INDEX

         2.1 Plan and Agreement of Merger, dated as of February 10, 1998, among New England Community Bancorp, Inc. and Olde Port Bank & Trust Company is included as Appendix A hereto.

         3.1 Restated Certificate of Incorporation of New England Community Bancorp, Inc. was filed on June 20, 1995 as
                  Exhibit 3.1 to New England Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 33-93640) and is incorporated herein by reference.

         3.2 Amended and Restated Bylaws of New England Community Bancorp, Inc. were filed on March 31, 1998 as Exhibit (3)(ii) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and is incorporated herein by reference.

         4. Specimen Common Stock Certificate of New England Community Bancorp, Inc. was filed on June 20, 1995 as Exhibit 4 to New England Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 33-93640) and is incorporated herein by reference.

         5. Opinion of Day, Berry & Howard LLP regarding legality of securities being registered (to be filed by amendment).

         8. Opinion of Devine, Millimet & Branch, Professional Association, regarding certain federal income tax consequences (to be filed by amendment).

         10.1 Employment Agreement between New England Bank and Trust Company and David A. Lentini dated August 9, 1994 was filed as
                  Exhibit 10.3 to Olde Windsor Bancorp, Inc.'s (now known as New England Community Bancorp, Inc.'s) Registration Statement on Form S-1 (No. 33-83622) and is incorporated herein by reference.

         10.2 Employment Agreement by and between New England Bank and Trust Company and Donat A. Fournier dated August 9, 1994 was filed on October 20, 1994 as Exhibit 10.6 to New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622), Amendment No. 1, and is incorporated herein by reference.

         10.3 Employment Agreement by and between New England Bank and Trust Company and Anson C. Hall dated August 9, 1994 was filed on October 20, 1994 as Exhibit 10.7 to New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622), Amendment No. 1, and is incorporated herein by reference.

         10.4 Employment Agreement by and between New England Community Bancorp., Inc. and Frank A. Falvo dated December 6, 1996 was filed on March 31, 1997 as Exhibit 10(f) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.5 Executive Retention Agreement by and between New England Community Bancorp, Inc. and David A. Lentini dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(g) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.6 Executive Retention Agreement by and between New England Community Bancorp, Inc. and Donat A. Fournier dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(h) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.7 Executive Retention Agreement by and between New England Community Bancorp, Inc. and Anson C. Hall dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(i) to New

                  England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.8 Executive Retention Agreement by and between New England Community Bancorp, Inc. and Frank A. Falvo dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(j) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         13. New England Community Bancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 1997 was filed on March 31, 1998, and is incorporated herein by reference.

         21. List of Subsidiaries of New England Community Bancorp, Inc was filed on March 31, 1998 as Exhibit 21 to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         23.1     Consent of Day, Berry & Howard              (See Exhibit 5.)

         23.2 Consent of Shatswell, MacLeod & Company, P.C. relating to New England Community Bancorp, Inc.

         23.3 Consent of Devine, Millimet & Branch (to be filed by amendment).

         23.4 Consent of Shatswell, MacLeod & Company, P.C. relating to Olde Port Bank & Trust Company.

         23.5     Consent of HAS Associates, Inc.

         99.1 Form of Proxy for the Special Meeting of Shareholders of Olde Port Bank & Trust Company.